As filed with the Securities and Exchange Commission on April 11, 2022.

Registration No. 333-230465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

2901 Butterfield Road

Oak Brook, Illinois

(800) 826-8228

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Inland InPoint Advisor, LLC

Robert H. Baum

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-4900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Marc Tolchin Wendy Ruberti SPCRE InPoint Advisors, LLC 375 Park Avenue, 33rd Floor New York, New York 10152 Telephone: (212) 895-2280	Rosemarie A. Thurston Jason W. Goode Alston & Bird LLP 1201 W Peachtree St NW Atlanta, Georgia 30309 Telephone: (404) 881-4417

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Maximum Offering of $2,350,000,000

InPoint Commercial Real Estate Income, Inc. originates, acquires and manages a diversified portfolio of commercial real estate (“CRE”) investments primarily comprised of floating-rate CRE debt, including first mortgage loans and subordinate mortgage and mezzanine loans. We may also invest in floating-rate CRE securities, such as commercial mortgage-backed securities (“CMBS”) and senior unsecured debt of publicly traded real estate investment trusts (“REITs”), loan participations and select equity investments in single-tenant, net leased properties. We intend that the CRE equity investments that we make, and the real estate underlying our CRE debt and CRE securities investments, will be located within the United States and diversified by property type, geographic location, owner/operator and tenant. We are externally managed by Inland InPoint Advisor, LLC (the “Advisor”), which is an indirect subsidiary of Inland Real Estate Investment Corporation (“IREIC”). The Advisor has engaged SPCRE InPoint Advisors, LLC (the “Sub-Advisor”), which is a subsidiary of Sound Point CRE Management, LP (“Sound Point CRE”), to perform services on behalf of the Advisor for us. We have elected to be taxed as a REIT for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are offering on a continuous basis up to $2,350,000,000 in shares of our common stock, consisting of up to $2,000,000,000 in shares in our primary offering and up to $350,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of five classes of shares of our common stock, Class A shares, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The purchase price per share for each class of common stock varies and generally equals our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Inland Securities Corporation, the dealer manager for this offering (the “Dealer Manager”), will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 25 for risks to consider before buying our shares, including:

•	We have a limited operating history, and there is no assurance that we will achieve our investment objectives.
•	This is a “blind pool” offering. You will not have the opportunity to evaluate our future investments before we make them.
•

Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan was suspended by our board of directors on March 24, 2020, because of the effects of the COVID-19 pandemic and was not reinstated for all stockholders until July 1, 2021.

•

Under our share repurchase plan, stockholders who have held their shares for at least one year have the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. In addition, repurchases are subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

We cannot guarantee that we will pay distributions, and if we do, we have funded and may again fund such distributions from sources other than earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•

The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. The valuation of our investments is inherently subjective, and our NAV may not accurately reflect the actual price at which our investments could be liquidated on any given day.

•

We have no employees and are dependent on the Advisor and the Sub-Advisor to conduct our operations. The Advisor and the Sub-Advisor  face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Sound Point Accounts (as defined herein), the allocation of time of their investment professionals and the substantial fees that we pay to the Advisor and that the Advisor pays to the Sub-Advisor.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected.
•

If we fail to maintain our qualification as a REIT and no relief provisions apply, we will have to pay corporate income tax on our taxable income (which will be determined without regard to the dividends-paid deduction available to REITs) and our NAV and cash available for distribution to our stockholders could materially decrease.

•

The COVID-19 pandemic has adversely affected the economy and our investments and operations, including decreases in the fair value of the collateral underlying our short-term borrowings, and may have additional adverse effects in the future.

Neither the Securities and Exchange Commission (the “SEC”), the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards including the Regulation Best Interest standard. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$2,000,000,000	$23,951,894	$3,097,868	$1,972,950,238
Class A Shares, per Share	$21.35	$1.19	$0.25	$19.91
Class T Shares, per Share	$20.60	$0.60	$0.10	$19.91
Class S Shares, per Share	$20.57	$0.70	—	$19.87
Class D Shares, per Share	$19.90	—	—	$19.90
Class I Shares, per Share	$19.91	—	—	$19.91
Maximum Distribution Reinvestment Plan	$350,000,000	—	—	$350,000,000

(1)

The price per share shown for each of our classes of shares is the April 1, 2022 transaction price, which is equal to such class’s NAV as of February 28, 2022, plus applicable upfront selling commissions and dealer manager fees. Shares of each class are sold on a monthly basis at the then-current transaction price, plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class.

(2)

The table assumes that all shares are sold in the primary offering at the following percentages of gross proceeds: 5% from the sale of Class A shares, 20% from the sale of Class T shares, 10% from the sale of Class S shares, 30% from the sale of Class D shares and 35% from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. The table also assumes the maximum amount of upfront selling commissions and dealer manager fees that investors will pay, as applicable, on Class A shares, Class T shares and Class S shares. We also pay the following selling commissions over time as stockholder servicing fees to the Dealer Manager, subject to the Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, 0.85% per annum of the NAV of the Class T shares, (b) for Class S shares only, 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, 0.25% per annum of the aggregate NAV for the Class D shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the stockholder servicing fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account upon the occurrence of certain events. We also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is April 11, 2022.

Suitability Standards

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. You may be able to have some or all of your shares repurchased through our share repurchase plan on a limited basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. You should not buy shares of our common stock if you need to sell them in the near future.

The minimum initial investment in shares of our common stock that we will accept for shares of our Class A, Class T, Class S or Class D common stock is $2,500. For investors other than management, friends and family (as defined in “Prospectus Summary” below), the minimum initial investment in shares of our Class I common stock is $1,000,000, unless waived by the Dealer Manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or
•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

Idaho Investors. Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing concentration limit.

Kansas Investors. The Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated public, non-listed REITs.

Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

Missouri Investors. A purchaser residing in Missouri must limit his or her investment in our securities to 10% of his or her liquid net worth.

Nebraska Investors. Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act must limit their aggregate investment in this offering and in the securities of other public, non-listed direct participation programs to 10% of such investor’s net worth.

i

New Jersey Investors. Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consist of cash, cash equivalents and readily marketable securities.

New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other public, non-listed REITs.

North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other public, non-listed REITs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their net worth in this offering.

Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.

Puerto Rico Investors. Purchasers residing in Puerto Rico may not invest more than 10% of that investor’s liquid net worth in us, our affiliates, and in other public, non-listed REITs.

Tennessee Investors. Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

Vermont Investors. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the Dealer Manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

•	meet the minimum income and net worth standards established in your state;
•	are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus;
•	are able to bear the economic risk of the investment based on your overall financial situation; and
•

have an apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that you may lose the entire investment; (iii) the lack of liquidity of the shares; (iv) the restrictions on transferability of the shares; and (v) tax consequences of the investment.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that enhances the standard beyond suitability. Broker-dealers must comply with Regulation Best Interest commencing June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard.  Such quantitative standard may be more restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer.  Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain.

About This Prospectus

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The words “we,” “us,” “our” and the “Company” refer to InPoint Commercial Real Estate Income, Inc., together with its consolidated subsidiaries, including INPOINT REIT Operating Partnership, LP (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.

Unless otherwise noted, numerical information relating to Inland or Sound Point (each, as defined herein) is approximate and includes activities of public and private portfolio companies owned by funds advised by Inland or Sound Point, respectively. Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY of risk factors

An investment in shares of our common stock involves substantial risks. The following summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Risk Factors” in this prospectus.

Risks Related to an Investment in Our Company

•	We have a limited operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.
•	This is a “blind pool” offering. You will not have the opportunity to evaluate our future investments before we make them.
•

There is no public trading market for shares of our common stock; therefore, our stockholders’ ability to dispose of their shares will likely be limited to repurchase by us through our share repurchase plan.

•

We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to limits. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

•	If stockholders do sell their shares to us, they may receive less than the price they paid.
•

The amount and source of distributions we may pay to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to pay distributions to our stockholders at any time in the future.

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We have paid and may continue to pay distributions from sources other than our earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•	Purchases in this offering and repurchases of shares of our common stock are not made based on current NAV per share of our common stock as of the date of purchase or repurchase.
•	Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.
•

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of investments in us will fluctuate with the performance of the specific assets we acquire.

•	NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
•

Because we are dependent upon the Advisor, the Sub-Advisor and their affiliates to conduct our operations and we are also dependent upon the Dealer Manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

Risks Related to Our Investments

•	The continuing spread of COVID-19 has had a significant adverse effect on certain of our investments and may adversely affect our investments and operations in the future.
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The CRE debt we originate and invest in and mortgage loans underlying the CRE securities we invest in are subject to risks of delinquency, taking title to collateral, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.

•

We own a hotel and may acquire additional hotels. For so long as we own hotels or invest in loans secured by hotels and securities collateralized by hotels, we will be exposed to the unique risks of the hospitality sector, including seasonality, volatility and the severe reduction in occupancy caused by the COVID-19 pandemic.

•	A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments.
•	We may not be effective in originating, acquiring and managing our investments.
•	Delays in liquidating defaulted CRE debt investments could reduce our investment returns.
•	We may be subject to risks associated with future advance or capital expenditure obligations, such as declining real estate values and operating performance.
•	We may be unable to restructure our investments in a manner that we believe maximizes value, particularly if we are one of multiple creditors in a large capital structure.
•	CRE debt restructurings may reduce our net interest income or require provisions for loan losses.
•	Our CRE debt and securities investments may be adversely affected by changes in credit spreads.
•	Provision for loan losses is difficult to estimate, particularly in a challenging economic environment.
•

The subordinate CRE debt we originate and acquire may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.

•	We may make investments in assets with lower credit quality, which will increase our risk of losses.
•	Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.
•	Floating-rate CRE debt, which is often associated with transitional assets, may entail greater risks of default to us than fixed-rate CRE debt.
•	Insurance may not cover all potential losses on CRE investments, which may impair the value of our assets.

•	If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.
•	Environmental compliance costs and liabilities associated with our properties or our real estate-related investments may materially impair the value of our investments and expose us to liability.
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We may invest in CRE securities, including CMBS, CRE, collateralized loan obligations (“CLOs”) and other subordinate securities, which entail certain heightened risks that resulted in losses following the onset of the COVID-19 pandemic.

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The terms of our CRE debt investments are based on our projections of market demand, as well as on market factors, and our return on our investment may be lower than expected if any of our projections are inaccurate.

•

The expected discontinuation of the London Interbank Offered Rate (“LIBOR”) may adversely affect interest income and expense related to our loans and investments or otherwise adversely affect our results of operations, cash flows and the market value of our investments.

Risks Related to Our Financing Strategy

•	We use leverage to originate and acquire our investments, which may adversely affect our return on our investments and may reduce cash available for distribution.
•	Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.
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Hedging against interest rate and currency exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

•

We use short-term borrowings to finance our investments and may need to use such borrowings for extended periods of time to the extent we are unable to access long-term financing. This exposes us to increased risks associated with decreases in the fair value of the underlying collateral, which have had an adverse impact on our financial condition and results of operations in the past and may result in such adverse impacts again.

•

The repurchase agreements, secured loans and other financing arrangements that we use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

Risks Related to Our Operations and Conflicts of Interest

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The Sub-Advisor may face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs affiliated with our Sub-Advisor and its affiliates (collectively, “Sound Point”).

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The Advisor faces a conflict of interest because the management fee and performance fee are based on the value of our investment portfolio as determined in connection with our determination of NAV, which is calculated by the Advisor.

•

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of the Advisor and the Sub-Advisor face conflicts of interest related to their positions or interests in affiliates of Inland and Sound Point, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

•	Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Risks Related to our REIT Status and Certain Other Tax Items

•	If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.
•	The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
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Modification of the terms of our CRE debt investments and mortgage loans underlying our CMBS in conjunction with reductions in the value of the real property securing such loans could cause us to fail to continue to qualify as a REIT.

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Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce overall returns to stockholders.

•

Our charter does not permit any person or group to own more than 9.8% of our outstanding common stock or value of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

•	Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.

v

Prospectus Summary

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:	What is InPoint Commercial Real Estate Income, Inc.?
A:

We are a Maryland corporation formed on September 13, 2016 that originates, acquires and manages a diversified portfolio of CRE investments primarily comprised of floating-rate CRE debt, including first mortgage loans and subordinate mortgage and mezzanine loans. We may also invest in floating-rate CRE securities, such as CMBS and senior unsecured debt of publicly traded REITs, loan participations and select equity investments in single-tenant, net leased properties. As of December 31, 2021, our investment portfolio consisted of 38 commercial mortgage loans, valued at $665.5 million, and one 362-room hotel located in Chicago, Illinois, commonly known as the Renaissance Chicago O’Hare Suites Hotel (the “Renaissance O’Hare”). For an update on our investment portfolio and operations since December 31, 2021, see “Selected Information Regarding our Operations—Operations Update.”

Q:	What is your relationship with The Inland Real Estate Group of Companies, Inc. and Sound Point Capital Management, LP?
A:

We are externally managed by Inland InPoint Advisor, LLC, a Delaware limited liability company formed in August 2016 that is a wholly owned indirect subsidiary of IREIC. IREIC is a member company of The Inland Real Estate Group of Companies, Inc. (“Inland”). Together with its affiliates, Inland is a fully-integrated group of legally and financially separate companies that, as of December 31, 2021, employed approximately 800 people nationwide engaged in diverse facets of real estate, including property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.

Pursuant to an advisory agreement (the “Advisory Agreement”) between us and the Advisor, the Advisor is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Advisor is also responsible for oversight over our other service providers. See “Management—The Advisor and Inland” and “Management—The Advisory Agreement.”

Pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) between the Advisor and Sub-Advisor, the Advisor has delegated certain of its duties to the Sub-Advisor, a Delaware limited liability company formed in September 2016 that is a wholly owned subsidiary of Sound Point CRE, an affiliate of Sound Point Capital Management, LP ( “Sound Point Capital Management”). Sound Point Capital Management is an asset management firm founded in 2008 which, directly or through its affiliates, has served as the investment advisor for several funds focused on credit strategies and as of December 31, 2021, manages approximately $30.2 billion in assets. See “Management—The Sub-Advisor and Sound Point.”

Q:	What potential competitive advantages do you achieve through your relationship with Inland and Sound Point?

We believe our relationships with Inland and Sound Point provide us with many benefits, including:

•

Inland’s Sponsorship Experience—Inland has more than 50 years of experience in acquiring and managing real estate assets. As of December 31, 2021, Inland had sponsored 805 real estate investment programs, including 796 private and public limited partnerships, limited liability companies and Delaware statutory trusts and nine public, non-listed REITs.

•

Inland’s Management Team—Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate. As of December 31, 2021, Inland entities cumulatively owned properties located in 44 states and managed assets with a value of approximately $12 billion.

•

Inland’s Centralized Resources—Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

•

Sound Point’s experience, reputation and successful track record—The growth and achievements of Sound Point’s existing platform and reputation as a leading diversified investment and asset management company with particular expertise in credit strategies, managing approximately $30.2 billion in assets as of December 31, 2021, may provide attractive sources of new investments for us. Through the aggregation of its portfolio and the experience of its management team, Sound Point has accumulated significant relationships with borrowers and operators. Transactions often must close with hard deadlines and deposits at risk. Comfort with Sound Point’s diligence process and the certainty of execution provided on past transactions may provide us with an advantage when competing for new lending opportunities. Additionally, Sound Point’s centralized investment process and the ability to provide “one-stop shopping” for solutions across the CRE capital structure may enable us to efficiently and effectively source and execute on attractive investment opportunities.

Q:	What are your investment objectives?
A:	Our investment objectives are to:
•	pay attractive and stable cash distributions to stockholders; and
•	to preserve and protect stockholders’ invested capital.

We may also seek to realize appreciation in the value of our investments. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, the Sub-Advisor has substantial discretion with respect to the selection of specific investments and the origination, acquisition and disposition of our assets, subject to the approval of the Advisor and our board of directors through the adoption of our investment guidelines or otherwise. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Q:	What is your investment strategy?
A:

Our investment strategy is to originate and acquire a diversified portfolio of CRE investments primarily comprised of floating-rate CRE debt, including first mortgage loans and subordinate mortgage and mezzanine loans. We may also invest in floating-rate CRE securities, such as CMBS and senior unsecured debt of publicly traded REITs, loan participations and select equity investments in single-tenant, net leased properties. We intend that the CRE equity investments that we make, and the real estate underlying our CRE debt and CRE securities investments, will be located within the United States and diversified by property type, geographic location, owner/operator and tenant. We currently have no intention to make or acquire any investments outside the United States and may only do so in the future to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors. We will seek to create and maintain a portfolio of CRE investments that generate stable income to enable us to pay attractive and stable cash distributions to our stockholders.

Q:	Why should I invest in a company that is focused on CRE debt and CRE securities investments?
A:

We believe that a focus on lending, including investments in CRE debt and CRE securities investments, presents a favorable opportunity from a risk-return perspective and an attractive alternative to traditional equity real estate investments. Given the experience and expertise of the Sub-Advisor’s management in CRE lending, we favor a strategy weighted toward targeting CRE debt and CRE securities investments that maximize current income and have both subordinate capital and downside structural protections. We believe this strategy enables us to guard against the risks inherent in strategies weighted toward targeting equity investments through structural priority over equity investors with respect to cash flows and preservation of capital. We also believe our lending-focused investment strategy, combined with the investment sourcing capabilities of the Advisor and the Sub-Advisor, provide opportunities to: (i) make investments in CRE mortgage loans and mezzanine loans with attractive current returns and strong structural features; and (ii) purchase CRE debt and CRE securities from third parties. We may also strategically acquire direct interests in commercial properties leased to companies on a single-tenant, net leased basis that will provide current income, upside potential and portfolio diversification. We believe the combination of these strategies and the application of prudent leverage may also allow us to (i) realize appreciation opportunities in our portfolio, (ii) provide diversification and (iii) enhance returns. See “Investment Objectives and Strategy” for more information about our targeted investments and competitive strengths.

Q:	What investments do you own?
A:

As of December 31, 2021, our investment portfolio consisted of 38 commercial mortgage loans, valued at $665.5 million. As of December 31, 2021, in addition to the debt investments we own in our investment portfolio, we owned the Renaissance O’Hare, a 362-room hotel located in Chicago, Illinois, through a ground lease interest that we acquired via deed-in-lieu-of-foreclosure on August 20, 2020, from the borrower under one of our first mortgage loans.

Q:	What is a real estate investment trust, or REIT?
A:	We previously have qualified and intend to maintain our qualification to be taxed as a REIT for U.S. federal income tax purposes.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;
•	offers the benefits of a real estate portfolio under professional management;

•

satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute dividends to stockholders equal to at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a non-exchange traded, perpetual-life REIT?
A:

We are structured as a non-exchange traded, perpetual-life REIT. A “non-exchange traded REIT” is a REIT whose shares are not listed for trading on a stock exchange or other securities market. A “perpetual-life REIT” is an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, a stockholder who has held shares of our common stock for at least one year may request that we repurchase such shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. While we may consider a liquidity event at any time in the future, we are not limited by a pre-determined operational period and we are not obligated by our charter or otherwise to effect a liquidity event by any particular date or at all.

Q:	How do you identify investments and make decisions on whether to make investments?
A:

We rely upon the Sub-Advisor to identify suitable investments. Sound Point believes it sees significantly more deal flow than most of its competitors as a result of its strong ties to major real estate owners and brokers, its track record of closing on investments to which it commits, and its fair and honest treatment of counterparties.

In addition, Sound Point has developed a broad network of long-standing relationships with real estate owners, leading financial institutions, operating partners, senior business executives and government officials. These relationships provide market knowledge and form the backbone of its investment-sourcing network. Sound Point has, and expects to continue to have, a significant volume of deal flow. Primary sources of Sound Point’s transactions include:

•	Relationships of individual Sound Point senior management and professionals;
•	Major corporations, real estate owners and real estate operators with which Sound Point has worked in the past and that wish to divest assets or partner with Sound Point;
•	Mortgage banking companies;
•	Investment/commercial banks;
•	Brokers/dealers; and
•	Borrowers.

In Sound Point’s opinion, its established market position makes it attractive to potential borrowers and sellers, which sometimes approach Sound Point on an off-market basis because Sound Point can manage large and complex transactions. This market recognition allows Sound Point to achieve better pricing when negotiating such transactions.

Q:	Do you use leverage?
A:

We employ conservative levels of borrowing in order to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage helps us to achieve our diversification goals and potentially enhance the returns on our investments. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by our board of directors, including a majority of our independent directors, and disclosed to our stockholders in our next quarterly report along with justification for such excess. Our board of directors reviews our aggregate borrowings at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

For additional disclosure regarding our leverage, see “Selected Information Regarding our Operations—Our Indebtedness.”

Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., LIBOR) increases.

Q:	Does your investment strategy overlap with the strategy of any of Sound Point’s affiliates, and do any such affiliates receive priority with respect to certain investments?
A:

Our investment strategy is expected to overlap with the investment strategy of one Other Sound Point Account (defined below) and may overlap with others in the future. As a result, we will compete with one or more Other Sound Point Accounts to originate, acquire or sell our targeted investments. As a result of this competition, certain investment opportunities may not be available to us. The Sub-Advisor has prepared written investment allocation guidelines regarding the allocation of investment opportunities between us and Other Sound Point Accounts, which have been approved by the Advisor and our board of directors and are described below.

If both we and one or more Other Sound Point Accounts are interested in making an investment, the Sub-Advisor or its affiliates will determine which program is ultimately awarded the right to pursue the investment in accordance with the investment allocation guidelines. The Sub-Advisor is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. Many investment opportunities that are suitable for us may also be suitable for an Other Sound Point Account. The Sub-Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied to us and are summarized below.

Sound Point has adopted investment allocation guidelines to address conflicts of interest arising from the allocation of investment opportunities among us and any Other Sound Point Accounts. Sound Point will screen the suitability of each investment opportunity for each account based on the following criteria (the “Screening Criteria”): liquidity position (i.e., sufficiency of available cash to make and support the investment or need to raise cash); strategic investment objectives; appropriateness of investment based on current portfolio composition, including loan-type, loan-size, asset-type and geographic or borrower diversity; time horizon; tax sensitivity; and any applicable legal or regulatory restrictions, or governing document applicable covenants or asset tests/restrictions.

Since bespoke whole commercial real estate loan investments are not divisible and cannot be allocated pro rata as a general matter, Sound Point will allocate investment opportunities on a pre-determined rotational order and maintain a record of such rotations. Any new account will be added to the bottom of the rotations queue. If upon giving due consideration to the Screening Criteria, Sound Point reasonably determines in its discretion that an investment opportunity is suitable and appropriate for only one account, the investment opportunity will be allocated to such account without regard to or any resulting effect upon the then-current rotation order. If, however, upon giving due consideration to the Screening Criteria, Sound Point reasonably determines that an investment opportunity is suitable and appropriate for two or more accounts, the investment opportunity will be allocated to the account that has not executed a written non-binding expression of interest (subject to Sound Point’s underwriting and due diligence) in providing commercial real estate debt financing related to a separate investment opportunity previously allocated to it for the longest period of time. In such instance, the account receiving allocation of such investment opportunity will thereupon be moved to the bottom of the rotations queue.

“Other Sound Point Accounts” means investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Sound Point or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Inland or its affiliates side-by-side or additional general partner investments with respect thereto).

Q:	How is an investment in shares of your common stock different from exchange-traded REITs?
A:	An investment in shares of our common stock generally differs from an investment in shares of REITs that are listed for trading on a stock exchange in a number of ways, including:
•

Shares of exchange-traded REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our assets and liabilities is used to determine our NAV rather than a trading market.

•

An investment in our shares has limited or no liquidity, and our share repurchase plan is subject to significant restrictions, including monthly and quarterly aggregate repurchase limitations. We may repurchase fewer shares than the limits in our share repurchase plan in any month or quarter, or none. For example, we repurchased fewer shares than the maximum amount permitted for the months of July, August and September 2021 as directed by our board of directors. Further, our share repurchase plan may be modified, suspended or terminated. Our share repurchase plan was suspended by our board of directors from March 24, 2020 to July 1, 2021, as a result of various factors, including the impact of the global COVID-19 pandemic on the economy and the markets for our investments.  In contrast, an investment in an exchange-traded REIT is a liquid investment, as shares of an exchange-traded REIT can be sold on an exchange generally at any time.

•

Exchange-traded REITs, particularly those that invest primarily in properties, are often self-managed, whereas our investment operations are managed by the Advisor and the Sub-Advisor. Exchange-traded REITs that invest primarily in CRE debt and CRE securities are often externally managed as well.

•

Unlike the offering of an exchange-traded REIT, this offering has been registered in every state and jurisdiction in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the governing documents of an exchange-traded REIT. For example, our charter limits the fees we may pay to the Advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Advisor, the Sub-Advisor and their affiliates. An exchange-traded REIT does not typically provide for these restrictions within its charter. An exchange-traded REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we follow all of them.

Q:	For whom may an investment in your shares be appropriate?
A:	An investment in our shares may be appropriate for you if you:
•

meet the minimum suitability standards described above under “Suitability Standards;” seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio primarily comprised of CRE debt and CRE securities;

•	seek to receive current income through regular distribution payments; and
•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly or in the near future.

We may also seek to realize appreciation in the value of our investments. We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future (and, in no event, sooner than one year after their purchase) since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. See “Share Repurchases—General” and “Share Repurchases—Repurchase Limitations.”

Q:	Have you conducted any prior offerings?
A:

This is our first public offering. On October 25, 2016, we commenced a private offering of up to $500 million in Class P shares of our common stock, which we terminated on June 28, 2019. We issued and sold 10,258,094 Class P shares in our private offering for total gross proceeds of $276.7 million.

In order to align their interests with those of our stockholders, the Advisor and the Sub-Advisor, together with their respective officers, purchased an aggregate of $5.75 million in Class P shares in the private offering at a purchase price of $25.00 per share. See “Management—Initial Investment by the Advisor and the Sub-Advisor.”

Q:	How do you structure the ownership and operation of your assets?
A:

We own, and continue to plan to own, all or substantially all of our assets through our Operating Partnership. We are the sole general partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership, and, as of the date of this prospectus, our wholly owned subsidiary, InPoint REIT Holdings LLC (the “Limited Partner”) is the only limited partner of the Operating Partnership. We present our financial statements on a consolidated basis with the Limited Partner and the Operating Partnership. Neither subsidiary files a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit flow through the Operating Partnership and the

Limited Partner to us. These tax items generally do not flow through us to our stockholders, however, although our net income and net capital gain effectively flows through us to our stockholders as and when dividends are paid to our stockholders. The use of the Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with Inland, Sound Point, the Advisor, the Sub-Advisor and the Dealer Manager.

Q:	What is the role of your board of directors?
A:

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five directors, three of whom have been determined to be independent of us, the Advisor, the Sub-Advisor, Inland, Sound Point and their affiliates. Our independent directors are responsible for reviewing the performance of the Advisor and approving the compensation paid to the Advisor and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Q:	What is the difference between the Class A, Class T, Class S, Class D and Class I shares of common stock being offered?
A:

We are offering to the public five classes of shares of our common stock in this offering: Class A shares, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. No upfront selling commissions or dealer manager fees are paid with respect to Class D or Class I shares, and no stockholder servicing fees are paid with respect to Class I shares. See “Description of

Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class A, Class T, Class S, Class D and Class I shares.

Assuming a constant NAV per share of $25.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fees” is reached, we expect that a one-time investment in 400 shares of each class of our shares (representing an aggregate NAV of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Upfront Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class A	$600	$125	$0	$0	$725 (N/A)
Class T	$300	$50	$85	$556 (7 years)	$906 (7 years)
Class S	$350	$0	$85	$556 (7 years)	$906 (7 years)
Class D	$0	$0	$25	$875 (35 years)	$875 (35 years)
Class I	$0	$0	$0	$0	$0 (N/A)

Class A, Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our officers and directors, officers and employees of the Advisor, the Sub-Advisor and their affiliates, and family members and certain acquaintances of those individuals (collectively, “management, friends and family”), (6) as approved by our board of directors, by our joint venture partners, consultants and other service providers or (7) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type, the classes of common stock you may be eligible to purchase and whether you may be eligible for a discount on the upfront selling commissions and dealer manager fees.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and stockholder servicing fees to reach 8.75% of gross proceeds. In the case of Class T shares sold through certain participating broker-dealers, a lower limit than 8.75% of gross proceeds may be used, as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued. See “—What fees do you pay to the Advisor and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

If you are eligible to purchase all five classes of shares, you may consider purchasing Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive stockholder services. If you are eligible to purchase Class A, Class T, Class S and Class D shares but not Class I shares, you may consider purchasing Class D shares because Class D shares have no upfront selling commissions or dealer manager fees and lower annual stockholder servicing fees.

Q:	What is the per share purchase price?
A:

Each class of shares is sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Although the transaction price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is executed may be significantly different. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer shares at a different price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price or suspension is appropriate. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class.

Q:	How is your NAV per share calculated?
A:

Our NAV is calculated monthly based on the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. This calculation is performed in accordance with valuation guidelines approved by our board of directors. Our investments primarily consist of CRE debt. The Advisor estimates the fair value of our CRE debt investments, with the assistance of the Sub-Advisor, based on several factors and periodically has some or all of the factors validated by an independent third party. Our CRE securities investments are valued by the Advisor each month based on market quotations or at fair value in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition, independent appraisals will be obtained at least annually for any properties we may own. See “Net Asset Value Calculation and Valuation Guidelines.”

NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our CRE debt, CRE securities and properties are valued.

Q:	Is there any minimum investment required?
A:

The minimum initial investment in Class A, Class T, Class S or Class D shares is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. For investors other than management, friends and family, the minimum initial investment in Class I shares of our common stock is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:	What is a “best efforts” offering?
A:

This public offering of common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating broker-dealers are only required to use their best efforts to sell shares of our common stock and no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	What is the expected term of this offering?
A:

We have registered $2,000,000,000 in shares of our common stock, in any combination of Class A shares, Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $350,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. Our continuous offering was voluntarily suspended by our board of directors from March 24, 2020 to October 1, 2020, following the onset of the COVID-19 pandemic, and there can be no assurance that we will not need to suspend our continuous offering again in the future, for example, while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:   When may I make purchases of shares and at what price?

A:

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month, and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our shares being subscribed for, at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager). The purchase price per share of each class is equal to the then-current transaction price, which is generally our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. We may offer shares of our common stock based on a transaction price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in January, your subscription request must be received in good order at least five business days before February 1st. Generally, the transaction price for such a hypothetical purchase would equal the NAV per share as of the last calendar day of December, which we publicly will disclose on or around January 15, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription would be effective on the first business day of February.

Q:	When will the transaction price be available?
A:

Generally, within 15 calendar days after the last calendar day of each month, we determine our NAV per share for each share class as of the last calendar day of such month, which is generally the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We disclose the transaction price for each month when available on our website at www.inland-investments.com/inpoint and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:	May I withdraw my subscription request once I have made it?
A:

Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying Inland Investor Services, through your financial intermediary or directly on our toll-free telephone line, 800-826-8228.

Q:	When will my subscription be accepted?
A:

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.inland-investments.com/inpoint and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:	Will I receive distributions and how often?
A:

Prior to the COVID-19 pandemic, we had paid distributions on a monthly basis, and we resumed paying monthly distributions in August 2020.  On March 24, 2020, our board of directors suspended the payment of distributions to our stockholders after considering various factors, including the impact of the global COVID-19 pandemic on the economy and the inability to accurately calculate our NAV. After considering, among other things, the reduced volatility in the market for our investments and some improvement in the U.S. economic outlook, we resumed paying monthly distributions in August 2020, and we intend to continue to pay distributions to stockholders of record on a monthly basis, subject to the authorization of each by our board of directors (or a committee of the board of directors).

Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to distribute aggregate annual dividends to our stockholders equal to at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class A, Class T, Class S, Class D and Class I shares generally will differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class A and Class I shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class T and Class S shares (compared to Class A shares, Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares (compared to Class A shares and Class I shares).

There is no assurance we will pay distributions in any particular amount, if at all. We have funded and may again fund any distributions from sources other than earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Advisor elects to receive its management fee or performance fee in Class I shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments. To support our performance, the Advisor has agreed to waive 50% of its management fee for the month of January 2021 and for subsequent months until it notifies our board of directors that the waiver is terminated, which notice the Advisor may give in its discretion at any time.

Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having fewer funds available to make investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate earnings and cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

See “Selected Information Regarding our Operations—Distributions” for additional information.

Q:	Will the distributions I receive be taxable as ordinary income?
A:

The federal income tax treatment of distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, depends upon (i) the extent to which they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends and (ii) whether any portion of such distributions is designated as “qualified dividend income” or capital gain dividends, both of which are taxable at capital gains rates that do not exceed 20% for non-corporate stockholders. Distributions out of earnings and profits are treated as dividends; other distributions reduce the stockholder’s tax basis in his or her shares and are treated as capital gains to the extent they exceed such basis.

Dividends received from REITs are generally not eligible to be taxed at the capital gains rates applicable to individuals for “qualified dividend income” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gains dividends are treated as ordinary income. Under the legislation commonly referred to as the Tax Cuts and Jobs Act, commencing with taxable years beginning on or after January 1, 2018 and continuing through 2025, distributions from REITs that are treated as “qualified REIT dividends” (i.e., dividends that are not designated as “qualified dividend income” or capital gains dividends) are taxed as ordinary income but are eligible for a deduction of up to 20% of the amount of the dividend in the case of non-corporate U.S. stockholders.

In addition, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. A portion of your distributions may be considered a return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions they may receive. See “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?
A:

Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class, and participating holders of Class P shares will receive Class I shares. You will be treated for federal income tax purposes as if you received a cash distribution (taxable as described in the Q&A immediately above) in an amount equal to the value of the additional shares you receive, so that you may have a tax liability that you will have to fund from other sources. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is paid. Stockholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing stockholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan at any time, without penalty, with five business days’ prior written notice to us. On March 24, 2020, our board of directors suspended our distribution reinvestment plan, effective as of April 6, 2020, after considering various factors, including the impact of the global COVID-19 pandemic on the economy and the inability to accurately calculate our NAV. After considering, among other things, the reduced volatility in the market for our investments and an improvement in the U.S. economic outlook, our board of directors unanimously approved the recommencement of our distribution reinvestment plan effective October 1, 2020. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Q:	Can I request that my shares be repurchased?
A:

We have adopted a share repurchase plan under which stockholders who have held their shares for more than one year may request, on a monthly basis, that we repurchase all or any portion of their shares, subject to the terms and conditions of our share repurchase plan. However, we are not obligated to repurchase any shares pursuant to our share repurchase plan and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last business day of that month (each such date, a “Repurchase Date”). Requests for repurchase may only be made for shares of our common stock that have been outstanding for at least one year. Repurchases will be made at the transaction price in effect on the Repurchase Date. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. This holding period may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 3:00 p.m. (Central time) on the fourth to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. The one-year holding period will not apply to shares acquired through our distribution reinvestment plan. A stockholder may withdraw its repurchase request by notifying Inland Investor Services before 12:00 p.m. (Central time) on the last business day of the applicable month.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis in the following order of priority: (i) first, shares repurchased in connection with a death or disability, until all such shares have been repurchased; (ii) next, shares being repurchased from stockholder accounts with an aggregate value of less than $500, until all such shares have been repurchased; and (iii) finally, all other shares submitted for repurchase. All unsatisfied repurchase requests must be resubmitted after the start of the next month, or upon the recommencement of our share repurchase plan, as applicable.

The vast majority of our assets will consist of investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our qualification as a REIT, generally maintain under normal circumstances an allocation to securities other than CRE securities, cash, cash equivalents and other short-term investments, which may be up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds), and we have no limits on the amounts we may pay from such sources. We may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. For example, we might choose to repurchase fewer shares than have been requested or no shares at all, if repurchasing the shares would, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our company as a whole, or we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of our company as a whole. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. For example, our share repurchase plan was suspended by our board of directors from March 24, 2020 to July 1, 2021, as a result of various factors, including the impact of the COVID-19 pandemic on the economy and the markets for our investments, and we repurchased fewer shares than the maximum amount permitted for the months of July, August and September 2021 as directed by our board of directors. If the transaction price for the applicable month is not made available by the eighth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”

Q:	Will I be notified of how my investment is doing?
A:	Yes. We (or your broker-dealer if you own shares through a broker-controlled account) will provide you with periodic updates on the performance of your investment with us, including:
•	three quarterly stockholder statements;
•	an annual report;
•

in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and
•

a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

We will make available to you on our website, www.inland-investments.com/inpoint, or, at our discretion, via email, our annual reports and proxy statements. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may receive a paper copy of any of these documents upon request to us.

Our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q:	What fees do you pay to the Advisor and its affiliates?
A:

We pay the Advisor, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. As described below, the Dealer Manager will reallow all of the selling commissions, dealer manager fees and stockholder servicing fees that it receives in connection with this offering to applicable participating broker-dealers.

We do not pay the Advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Advisor) or development, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by the Advisor and its affiliates.

The Advisor has agreed to pay the Sub-Advisor (or to direct us to pay the Sub-Advisor on the Advisor’s behalf) a portion of the fees and expense reimbursements payable to the Advisor as compensation for the services that the Sub-Advisor performs on behalf of the Advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 6.0%, and upfront dealer manager fees of up to 1.25%, of the transaction price of each Class A share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 7.25% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. All upfront selling commissions and dealer manager fees will be reallowed (paid) to participating broker-dealers.

The actual amount will depend on the number of Class A, Class T and Class S shares sold and the transaction price of each Class A, Class T and Class S share. Aggregate upfront selling commissions will equal approximately $23.9 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $3.1 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class A shares of 6.0% and 1.25%, respectively, and with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 20% and 10% of our offering proceeds are from the sale of each of Class A, Class T and Class S shares, respectively, and that the transaction price per Class A, Class T and Class S shares remains constant at $25.00.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

Stockholder Servicing Fees—The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing stockholders’ accounts, referred to as servicing broker-dealers:

•      with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

Actual amounts depend upon the NAV per share of our Class T, Class S and Class D shares, the number of Class T, Class S and Class D shares purchased and when such shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $3.3 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $1.6 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $1.5 million per annum if we sell the maximum amount. In each case, we are assuming that the NAV per share of our Class T, Class S and Class D shares remains constant at $25.00, that, in our primary offering, 20%, 10% and 30% of our offering proceeds are from the sale of Class T, Class S and Class D shares, respectively, and that none of our stockholders participate in our distribution reinvestment plan.

•      with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•      with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

We do not pay stockholder servicing fees with respect to our outstanding Class A or Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% from the sale of such shares (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

shares), with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.38 and with respect to a Class D share would total approximately $1.84.

In addition, we will cease paying the stockholder servicing fees on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash or securities listed on a national stock exchange or (iii) after termination of the primary portion of this offering, the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Expense Reimbursement—The Advisor

To the extent that the Advisor advances certain costs and expenses that it (or the Sub-Advisor acting on the Advisor’s behalf) incurs on our behalf in connection with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, design and website expenses, transfer agent fees and expenses, costs in connection with preparing sales materials and reasonable expenses related to attending educational meetings and conferences, if any), we will reimburse the Advisor for all such advanced expenses.

The Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

We estimate our organization and offering expenses to be approximately $7.6 million if we sell the maximum offering amount.

Investment Activities
Acquisition Expense Reimbursement— The Advisor

We do not pay the Advisor any acquisition, financing or other similar fees in connection with making investments. We do, however, reimburse the Advisor for out-of-pocket expenses that it (or the Sub-Advisor acting on the Advisor’s behalf) incurs in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of investments, whether or not such investments are originated or acquired.

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Operational Activities
Management Fee— The Advisor

Prior to July 1, 2021, we paid the Advisor a fixed monthly management fee equal to 1.25% per annum of the gross value of our assets, provided that any such monthly payment shall not exceed 1/12th of 2.5% of our NAV. Effective July 1, 2021, we pay the Advisor a fixed monthly management fee equal to 1/12th of 1.25% of our average NAV.

The management fee may be paid, at the Advisor’s or the Sub-Advisor’s election, in cash or Class I shares. To the extent that the Advisor or the Sub-Advisor elects to have any portion of the management fee paid in Class I shares, we may repurchase such Class I shares from the Advisor, or the Sub-Advisor if such Class I shares have been allocated to the Sub-Advisor pursuant to the Sub-Advisory Agreement, at a later date. Shares of our Class I common stock obtained by the Advisor (or reallocated to the Sub-Advisor) will not be subject to either the one-year holding requirement or the repurchase limits of our share repurchase plan.

Actual amounts of the fixed management fee depend upon our aggregate NAV. The fixed management fee attributed to the shares sold in this offering will equal approximately $24.7 million per annum if we sell the maximum amount in our primary offering (before giving effect to any shares issued under our distribution reinvestment plan), assuming that (i) the NAV per share of our shares remains constant and (ii) the fixed management fee is calculated using the methodology effective July 1, 2021.To support our performance, the Advisor agreed to waive 50% of its management fee from January 2021 to July 1, 2021.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Operating Expense Reimbursement— The Advisor and the Sub-Advisor

Effective July 1, 2021, we reimburse for all of the expenses attributable to us or our subsidiaries, including the Operating Partnership, and paid or incurred by the Advisor, the Sub-Advisor or their respective affiliates in providing services to us under the Advisory Agreement.

The expenses for which the Advisor may be reimbursed include, without limitation: (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments and properties, (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of our investments, whether or not such investments are originated or acquired, and (4) personnel and related employment costs incurred by the Advisor, Sub-Advisor, or their affiliates in performing the services described in the Advisory Agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement will be made for costs of such employees of the Advisor, Sub-Advisor or their affiliates to the extent that such employees serve as our executive officers.

The reimbursement of expenses is subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fees) during any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors.

Effective July 1, 2021, the Advisor and the Sub-Advisor have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. See “Management—Expense Limitation Agreement.”

Actual amounts of expenses that we reimburse to the Advisor and Sub-Advisor are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Performance Fee— The Advisor

We pay the Advisor a performance fee, calculated and paid annually, such that for any year in which our total return per share exceeds 7% per annum, the Advisor will receive 20% of the excess total return allocable to shares of our common stock; provided that in no event will the performance fee exceed 15% of the aggregate total return allocable to shares of our common stock for such year.

In the event our NAV per share for any class of shares of our common stock decreases below $25.00, the performance fee will not be earned on any increase in NAV per share of such class up to $25.00, provided that we may decrease this threshold if (i) extraordinary events arise (such as a significant disruption in relevant markets, a terrorist attack or act of nature) and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incent the Advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders.

The performance fee may be paid, at the Advisor’s or the Sub-Advisor’s election, in cash or Class I shares. To the extent that the Advisor or the Sub-Advisor elects to have any portion of the performance fee paid in Class I shares, we may repurchase such Class I shares from the Advisor, or the Sub-Advisor if such Class I shares have been allocated to the Sub-Advisor pursuant to the Sub-Advisory Agreement, at a later date. Shares of our Class I common stock obtained by the Advisor or the Sub-Advisor will not be subject to the one-year holding requirement or the repurchase limits of our share repurchase plan.

Actual amounts of the performance fee depend upon the actual annual total return for each class of shares of our common stock and, therefore, cannot be calculated at this time.

Loan Fees—The Advisor

Pursuant to the Advisory Agreement, the Advisor receives all loan origination fees (whether paid upfront or upon payoff of all or any portion of a loan), application fees and future funding facility draw request fees related to any loan made by us or the Operating Partnership (such amounts, “Loan Fees”). Loan Fees are only paid to the Advisor to the extent that they are paid by a borrower and generally will be paid directly from the borrower to the Advisor. To the extent any Loan Fees are paid to us, we will remit such fees to the Advisor.

Actual amounts depend on the fees paid by borrowers in connection with the CRE debt investments that we originate.

In calculating our management fee and performance fee, we use our NAV before giving effect to accruals for the management fee, performance fee, stockholder servicing fees or distributions payable on our shares. In calculating our stockholder servicing fees, we use our NAV before giving effect to accruals for the stockholder servicing fees or distributions payable on our shares.

See “Management—The Advisory Agreement.”

Q:	What are your policies related to conflicts of interests with Inland, Sound Point and its affiliates?
A:	Our charter contains many restrictions relating to conflicts of interest, including those described below.

Advisor Compensation. The independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of the Advisor and the compensation we pay to it to determine whether the provisions of the Advisory Agreement are being carried out.

Term of Advisory Agreement. The current term of the Advisory Agreement ends December 31, 2022, subject to renewals upon mutual consent of the parties, including an affirmative vote of a majority of our independent directors, for an unlimited number of successive one-year periods. It is the duty of our board of directors to evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. The Advisory Agreement may be terminated without cause or penalty by us upon a vote of a majority of the independent directors, or by the Advisor, in each case by providing no fewer than 60 days’ prior written notice to the other party.

Certain Transactions with Affiliates.

•

In order to reduce the conflicts inherent in transactions with affiliates, our charter prohibits us from purchasing, selling or leasing assets from or to the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing. In addition, we may not make any loans to the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing. Our charter also prohibits us from investing in indebtedness secured by a mortgage on real property which is subordinate to any mortgage or equity interest of the Advisor, the Sub-Advisor, our directors or any of our affiliates.

•

Our charter prohibits us from borrowing funds from the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing unless approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms not less favorable to us than comparable loans between unaffiliated parties under the same or similar circumstances. The prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, the Advisor, the Sub-Advisor or affiliates of any of the foregoing.

•

A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	Our charter prohibits us from paying a fee to the Advisor, the Sub-Advisor, our directors or affiliates of any of the foregoing in connection with our repurchase of our common stock.

•

The Advisor, the Sub-Advisor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, the Sub-Advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Also, the Sub-Advisor has adopted written investment allocation guidelines regarding the allocation of investment opportunities between us and Other Sound Point Accounts, which have been approved by the Advisor and our board of directors and are described above in the answer to the question “Does your investment strategy overlap with the strategy of any of Sound Point’s affiliates, and do any such affiliates receive priority with respect to certain investments.”

Q:	Are there any limitations on the level of ownership of your common stock?
A:

Our charter contains restrictions on the number of shares of our common stock any one person or group may own. Specifically, our charter does not permit any person or group to own more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits (applied prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items” for additional discussion regarding restrictions on share ownership.

Q:	Has your board of directors designated a class of preferred stock?
A:

Yes. On September 22, 2021, we closed our previously announced underwritten public offering of 3,500,000 shares of our 6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) at a public offering price of $25.00 per share (the “Preferred Stock Offering”). In connection with the Preferred Stock Offering, our board of directors authorized the filing of Articles Supplementary classifying 4,025,000 shares of our authorized preferred stock as “6.75% Series A Cumulative Redeemable Preferred Stock” with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on September 22, 2021. See “—What are the material terms of the Series A Preferred Stock?” below for a summary of the material terms of the Series A Preferred Stock. We received net proceeds of approximately $84.1 million from the sale of the Series A Preferred Stock, after deducting the underwriting discounts and other estimated offering expenses.

On October 7, 2021, the underwriters partially exercised their over-allotment option to purchase an additional 100,000 shares of the Series A Preferred Stock, which closed on October 15, 2021. We received net proceeds of approximately $2,421, after deducting the underwriters’ discount and issuance costs.

Q:	How did you use the net proceeds from the Preferred Stock Offering?
A:

We contributed the net proceeds from the Preferred Stock Offering to our Operating Partnership, which in turn used the net proceeds to acquire our targeted assets in a manner consistent with our investment strategies and investment guidelines and for general corporate purposes.

Q:	Is the Series A Preferred Stock listed on a securities exchange?
A:	Yes. The Series A Preferred Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ICR PR A.”
Q:	What are the material terms of the Series A Preferred Stock?
A:	A description of the material terms of the Series A Preferred Stock, as contained within the Articles Supplementary, is set forth below:
Maturity:

Perpetual, unless redeemed by us on or after September 22, 2026 or pursuant to our special optional redemption right, repurchased by us in the open market or converted by an investor in connection with a Change of Control (as defined below).

Dividend Rate:

Holders of Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock at the rate of 6.75% per annum (the “Initial Rate”) of the $25.00 per share liquidation preference, which is equivalent to $1.6875 per annum per share.

If a Change of Control occurs on or prior to September 22, 2022, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Change of Control, plus (b) an additional 1.00% of the liquidation preference per annum.

If a Downgrade Event (as defined below) occurs, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Downgrade Event, plus (b) 0.25% of the liquidation preference per annum, subject to a maximum annual dividend rate equal to 10.00% (the “Maximum Rate”) while the Series A Preferred Stock remains outstanding. If, subsequent to the occurrence of a Downgrade Event that results in an increase in the dividend rate in effect immediately prior to such Downgrade Event, an Upgrade Event (as defined below) occurs, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Upgrade Event, minus (b) 0.25% of the liquidation preference per annum; provided, however, that in no event will we accrue cash dividends at a rate lower than the Initial Rate.

If any shares of Series A Preferred Stock are outstanding after September 22, 2026, beginning on September 30, 2026, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect on September 22, 2026, plus (b) an additional 1.00% of the liquidation preference per annum, which will increase by an additional 1.00% of the liquidation preference per annum on September 30 each year thereafter, subject to a maximum annual dividend rate equal to the Maximum Rate while the Series A Preferred Stock remains outstanding.

Optional Redemption:

We may not redeem the Series A Preferred Stock prior to September 22, 2026, except as described below under “Special Optional Redemption” and in limited circumstances relating to maintaining our qualification as a REIT. On and after September 22, 2026, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series A Preferred Stock, in whole or from time-to-time in part, at a price of $25.00 per share of Series A Preferred Stock plus an amount equal to accrued and unpaid dividends (whether or not declared), if any.

Special Optional

Redemption:

In the event of a Change of Control, we may, at our option, exercise our special optional redemption right to redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). To the extent that we exercise our redemption right relating to the shares of Series A Preferred Stock, the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change in Control

Conversion Rights:

Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date (as defined below), beginning on the first anniversary of the first date on which any shares of Series A Preferred Stock are issued, upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of our shares of Class I common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•  the Share Cap (as defined below), subject to certain adjustments subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in the Articles Supplementary.

If we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any shares of Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any Series A Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

For a further description of the terms of the Series A Preferred Stock, see “Description of Capital Stock—Preferred Stock.”

Q:	Are there any ERISA considerations in connection with an investment in your shares?
A:

The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:	Are there any Investment Company Act considerations?
A:

We intend to continue to conduct our operations so that none of we, the Operating Partnership or the subsidiaries of the Operating Partnership is required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of the Operating Partnership and its wholly owned or majority-owned subsidiaries, each of which will rely on an exception from registration under the Investment Company Act. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of “investment securities”.

Through the Operating Partnership and its subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the Investment Company Act, including, but not limited to, first mortgage loans, subordinate mortgage and mezzanine loans, and participations in such loans, as well as CMBS, commercial real estate collateralized loan obligations (“CRE CLOs”) and senior unsecured debt of publicly traded REITs. We may also invest in select equity investments in single-tenant, net leased properties. Accordingly, it is possible that more than 40% of the total assets of the Operating Partnership or its subsidiaries will be deemed to be investment securities for Investment Company Act purposes. However, in reliance on Section 3(c)(5)(C) of the Investment Company Act, we do not intend to register the Operating Partnership or any of its subsidiaries as an investment company under the Investment Company Act. Entities that meet the standards set forth in Section 3(c)(5)(C) are excepted from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as certain subordinated mezzanine loans and participations and other interests in real estate, as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. Certain mortgage loans and participations in mortgage loans may not constitute qualifying real estate investments for purposes of Section 3(c)(5)(C) of the Investment Company Act. No assurance can be given that the SEC will concur with our classification of the assets of the Operating Partnership or its subsidiaries. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

The Advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

We believe that none of we, the Operating Partnership or the subsidiaries of the Operating Partnership will be required to register as an investment company under the Investment Company Act. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;
•	restrictions on unsecured borrowings;
•	requirements that our income be derived from certain types of assets;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, making investments that do not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

Q:	What is the impact of being an “emerging growth company”?
A:

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
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submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

We will remain an emerging growth company until December 31, 2024, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Advisor and we do not directly compensate our executive officers, or reimburse the Advisor or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Advisor, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	When will I get my detailed tax information?
A:	In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.
Q:	Who can help answer my questions?
A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial advisor or Inland Investor Services:

Inland Investor Services

2901 Butterfield Rd.

Oak Brook, IL 60523

Toll Free Number: 800-826-8228

Risk Factors

An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Our Company

We have a limited operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We have a limited operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of affiliates of the Advisor or the Sub-Advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Because this is a “blind pool” offering, you do not have the opportunity to evaluate the future investments we make, subsequent to the date you subscribe for shares, which makes an investment in our shares more speculative.

We have not yet identified all of the future investments that we intend to make with the proceeds of this offering. We have not established any limits on the percentage of our portfolio that may be comprised of the various categories of assets that we intend to target for investment. We also cannot predict our actual allocation of assets at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain, if any, with respect to each asset class in which we invest. Because you are unable to evaluate the economic merit of assets before we invest in them, you have to rely entirely on the ability of the Sub-Advisor to select suitable and successful investment opportunities. These factors increase the speculative nature of an investment in our shares.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us through our share repurchase plan. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will develop without a listing of our shares on an exchange. Therefore, repurchase of shares by us pursuant to our share repurchase plan will likely be the only way for you to dispose of your shares, and there can be no assurance that our share repurchase plan will be available at any given time, as our board of directors may determine to suspend the plan based on economic conditions or for any other reason it deems appropriate. Our board of directors suspended our share repurchase plan on March 24, 2020 and reinstated it effective July 1, 2021, subject to certain aggregate repurchase limits lower than the maximum amount permitted by our share repurchase plan. Our share repurchase plan was not fully reinstated until October 1, 2021. The total amount of aggregate repurchases of shares is subject to the limits set forth in our share repurchase plan (2% of our aggregate NAV per month as of the last day of the previous calendar month and no more than 5% of our aggregate NAV per calendar quarter as of the last day of the previous calendar quarter). Our stockholders who have held their shares for at least one year have the opportunity to request that we repurchase their shares on a monthly basis. We repurchase shares from requesting stockholders who have held their shares for at least one year on a monthly basis at a price equal to our most recently determined NAV per share for the applicable class of share on the date the repurchase request is processed, and not based on the price at which the stockholder initially purchased his or her shares. As a result, our stockholders may receive less than the price they paid for their shares when they sell them to us pursuant to our repurchase program.

Due to the illiquid nature of investment in real estate, we may not have sufficient liquid resources to fund repurchase requests. We may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, in our discretion, subject to the limitations on repurchases in our share repurchase plan. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, including because the amount requested for repurchase exceeds one of the limits, then funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Our share repurchase plan was suspended as described below under “Share Repurchases” and may be suspended again in the future. If we decide to satisfy all repurchase requests within the limits of our share repurchase plan, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The Advisor and the Sub-Advisor manage our portfolio pursuant to very broad investment guidelines and generally are not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

Our board of directors approved very broad investment guidelines that delegate to the Advisor the authority to execute originations, acquisitions and dispositions of CRE debt, CRE securities and real estate properties on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. Pursuant to the Sub-Advisory Agreement, the Advisor delegated this authority to the Sub-Advisor, under the supervision of the Advisor. There can be no assurance that the Advisor and the Sub-Advisor will be successful in applying any strategy or discretionary approach to our investment activities. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our investment portfolio periodically. The prior approval of our board of directors or a committee of independent directors will be required only as set forth in our charter (including for transactions with affiliates of the Advisor and the Sub-Advisor) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Advisor. Furthermore, transactions entered into on our behalf by the Advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

The amount and source of distributions we may pay to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to pay distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level to our common stockholders, and our ability to pay distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we have a limited operating history and have not identified all of the assets we may acquire with the proceeds of this offering, we may not generate sufficient income to pay distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants and capital expenditure requirements. Among the factors that could impair our ability to pay distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;
•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing CRE loans, CRE securities and select CRE equity investments;
•	our inability to realize attractive risk-adjusted returns on our investments;
•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;
•	defaults in our investment portfolio or decreases in the value of our investments, including as a result of the COVID-19 pandemic;
•

the payment of increased dividend rates on the Series A Preferred Stock upon certain events, such as a Change of Control or Downgrade Event or where any shares of our Series A Preferred Stock remain outstanding after September 22, 2026; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to pay distributions to our stockholders at any given time in the future, and the level of any distributions we do make to our common stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of our common stockholders’ investments. Though we paid distributions to our stockholders on a monthly basis from December 5, 2016 to March 24, 2020, our board of directors suspended distributions from March 24, 2020 to July 30, 2020 as a result of the COVID-19 pandemic and may do so again in the future.

Further, subject to certain exceptions, in connection with a Change of Control or Downgrade Event and where any shares of our Series A Preferred Stock remain outstanding after September 22, 2026, we will thereafter accrue cumulative cash dividends at a rate higher than the Initial Rate. We cannot assure you of our ability to pay these increased dividend rates upon such events, and, even where we are able to do so, the increased dividend payments may have a material adverse effect on our financial condition, liquidity and results of operations, including our ability to maintain our current distribution payment level to common stockholders, and our ability to pay distributions to our stockholders, if any.

We have paid and may continue to pay distributions from sources other than our earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient earnings and cash flow from operations to fully fund distributions to stockholders. Therefore, we have and may again choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering, or other sources to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources. We have funded distributions, in part, using offering proceeds and, in the future, we may again pay distributions from sources other than earnings and cash flow from operations. For example, during the year ended December 31, 2021, 17.1% of our total distributions were paid from the combined net offering proceeds of this offering and Preferred Stock Offering.

Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

Purchases in this offering and repurchases of shares of our common stock are not made based on the NAV per share of our common stock as of the date of purchase or repurchase.

Our offering price per share and the price at which we make repurchases of our shares generally will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or we repurchase shares, but the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may in our sole discretion offer and repurchase shares at a different price that we believe is more appropriate than the prior month’s NAV per share, including by updating a previously disclosed transaction price, or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe suspension is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of the end of the prior month but still may not equal our NAV per share at the time of your purchase or our repurchase.

Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

The Advisor determines the fair value of our investments as of the last day of each month. See “Net Asset Value Calculation and Valuation Guidelines.” Within the parameters of our valuation guidelines, the valuation methodologies used to value our assets involve subjective judgments. The fair values of commercial loans are determined by analyzing interest rate spreads on loans based on various factors including capitalization rates, occupancy rates, sponsorship, geographic concentration, collateral type, market conditions and actions of other lenders and may not be accurate. Valuation methodologies also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our investments are only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of the Advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our investments may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to the Advisor and the Dealer Manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price at which your shares may be repurchased by us pursuant to our share repurchase plan is based on our estimated NAV per share, you may receive less than realizable value for your investment.

Our NAV per share may suddenly change if the estimated values of our illiquid assets materially change from prior estimates or the actual operating results for a particular month differ from what we originally estimated for that month.

We calculate a monthly NAV. While we obtain annual independent valuations of our properties and monthly independent valuations of our CRE securities, a substantial portion of our assets consist of CRE debt that is valued by the Advisor, with the assistance of the Sub-Advisor, using factors that are periodically validated by an independent third party. See “Net Asset Value Calculation and Valuation Guidelines.” Changes in market conditions may significantly impact the estimated valuation of our assets and there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. After the end of the last business day of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the monthly NAV per share of each class for each day of the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Advisor’s determination of our monthly NAV per share for each class of our common stock is based in part on estimates of the values of our illiquid assets in accordance with valuation guidelines approved by our board of directors. As a result, our most recently published NAV per share may not fully reflect any or all changes in value that may have occurred since the most recent valuation. We suspended the calculation of our NAV from March 24, 2020 to July 20, 2020 as a result of uncertainty caused by the COVID-19 pandemic, and we may do so again in the future. The Advisor reviews our CRE debt and CRE securities investments for the occurrence of any asset-specific or market-driven event it believes may cause a material valuation change in the asset valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our illiquid assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstances, the resulting potential disparity in our NAV may negatively affect stockholders who have their shares repurchased, or stockholders who buy new shares, or our existing stockholders.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

Our offering is being made on a “best efforts” basis, meaning that the Dealer Manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any shares of our common stock in our offering. As a result, the amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments. As of March 31, 2022, we had received and accepted subscriptions for and issued 688,505 Class A shares, 420,434 Class T shares, 52,586 Class D shares, and 396,255 Class I shares in this offering, resulting in gross proceeds of $40.0 million, including proceeds from the distribution reinvestment plan. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. Further, we have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay distributions to you. Certain participating broker-dealers suspended the sale of public, non-listed REITs, including our shares, as a result of the COVID-19 pandemic. Although most of those suspensions occurred during the period when this offering was suspended by our board of directors, there is no assurance that our participating broker-dealers’ sales efforts will return to pre-suspension levels or resume at all, which increases the risk that we are unable to raise substantial funds in this offering.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and investment returns to be lower than they otherwise would be.

The more shares we sell in this offering or in another securities offering, including an offering of preferred stock such as our offering of Series A Preferred Stock conducted in September 2021, the greater our challenge is to invest all of our net offering proceeds. If we raise substantial offering proceeds in a short period of time, there may be delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of this offering or another securities offering may be invested in permitted temporary investments, which include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to pay distributions, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments we seek to originate or acquire.

Therefore, delays we encounter in the selection, due diligence and origination or acquisition of investments would likely limit our ability to pay distributions to our stockholders and lower our overall returns.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components that are used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV will not be audited by our independent registered public accounting firm. We calculate and publish our monthly NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology that are used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets. You should carefully review the disclosure of our valuation policies and how NAV is calculated under “Net Asset Value Calculation and Valuation Guidelines.”

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer.  The full impact of Regulation Best Interest on participating broker-dealers cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend this offering to certain retail customers.  If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

The Sub-Advisor may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to pay distributions and lower the overall return on your investment.

We rely upon the Sub-Advisor to identify suitable investments. The investment professionals of the Sub-Advisor must determine which investment opportunities to recommend to us and to existing and future investment vehicles which are affiliated with Sound Point CRE, the parent of the Sub-Advisor. The Sub-Advisor may not be successful in locating suitable investments on financially attractive terms, and we may not achieve our investment objectives. If we, through the Sub-Advisor, are unable to find suitable investments promptly, we may hold the proceeds from this offering or another offering of securities or a large influx of cash from another source, such as payoffs of our mortgage loans, in an interest-bearing account or invest the proceeds in short-term assets. We expect that the income we earn on these temporary investments will not be substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay fees and expenses in connection with this offering and distributions. Therefore, delays in investing proceeds we raise from this offering or other large amounts of cash received could impact our ability to generate cash flow for distributions or to achieve our investment objectives.

The Sub-Advisor may acquire assets where the returns are substantially below expectations or which result in net losses. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. The Sub-Advisor’s investment professionals face competing demands upon their time, including in instances when we have capital ready for investment and consequently we may face delays in execution. Delays we encounter in the selection and origination or acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.

Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of the Advisor, the Sub-Advisor and third-party servicers.

Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of the Advisor and the Sub-Advisor in the origination and acquisition of our investments, including the determination of any financing arrangements, as well as the performance of the third-party servicers of our CRE debt investments. You must rely entirely on the management abilities of the Advisor and the Sub-Advisor and the oversight of our board of directors, along with those of our third-party servicers.

Because we are dependent upon the Advisor, the Sub-Advisor and their affiliates to conduct our operations and we are also dependent upon the Dealer Manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on the Advisor, the Sub-Advisor and their affiliates to manage our operations and our portfolio, and we are also dependent upon the Dealer Manager and its affiliates to raise capital. The Advisor, the Sub-Advisor and their affiliates depend upon the direct and indirect fees and other compensation or reimbursement of costs that they receive from us and other companies affiliated with Inland and Sound Point, respectively, and in connection with the management of our business and assets to conduct their operations. The Dealer Manager also depends upon financial support that it receives from its parent company in connection with performing services for us. Any adverse changes in the financial condition of the Advisor, the Sub-Advisor, the Dealer Manager or their respective parent entities and control persons could hinder their ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.

The loss of or the inability to retain or hire key investment professionals at the Advisor, the Sub-Advisor or their respective affiliates could delay or hinder implementation of our investment strategies, which could limit our ability to pay distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of key personnel at the Advisor, the Sub-Advisor and their respective affiliates, each of whom would be difficult to replace. We cannot assure you that such personnel will continue to be associated with them in the future. If any of these persons were to cease their association with us, the Advisor or the Sub-Advisor, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon the Advisor’s, the Sub-Advisor’s and their respective affiliates’ ability to hire and retain highly-skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and they may be unsuccessful in attracting and retaining such skilled individuals. If they lose or are unable to obtain the services of highly-skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of our common stock may decline.

The Advisor's and the Sub-Advisor’s platform may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in personnel and infrastructure.

If our business grows substantially, the Advisor and the Sub-Advisor may need to make significant new investments in personnel and infrastructure to support that growth. In addition, service providers to whom the Advisor or Sub-Advisor may delegate certain functions may also be strained by our growth. The Sub-Advisor may be unable to make significant investments on a timely basis or at reasonable costs and its failure in this regard could disrupt our business and operations. Further, during periods of economic retraction, Inland, Sound Point, the Advisor and the Sub-Advisor may be incented to reduce their personnel and costs, which could have an adverse effect on us.

Failure by us, the Advisor, the Sub-Advisor or our service providers, tenants or borrowers to implement effective information and cyber security policies, procedures and capabilities could disrupt our business and harm our results of operations.

We, the Advisor, Sub-Advisor and our service providers, tenants and borrowers are dependent on the effectiveness of our respective information and cyber security policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. An externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability.

We may change our investment strategy without your consent and make riskier investments.

We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from and possibly riskier than the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and commercial real estate market fluctuations.

Risks Related to Our Investments

The continuing spread of COVID-19 has had a significant adverse effect on certain of our investments and may adversely affect our investments and operations in the future.

Uncertainty still surrounds the COVID-19 pandemic and its potential effects, and the extent of and effectiveness of any responses taken on a national and local level. Although the vaccines are available to the general public in the U.S. and in many countries around the world, there may be uncertainties, including vaccination rates and the overall efficacy of the vaccines, especially as new strains of COVID-19 are discovered. The severity and length of the impact of the COVID-19 pandemic on the U.S. and world economies is uncertain and could result in a more severe world-wide economic downturn. The effects of the pandemic may have material short-term and long-term negative effects on our borrowers and the real estate securities we may own and the performance and value of the commercial properties securing or underlying the value of our investments.

As a result of our investments being secured entirely by properties located in the United States, the COVID-19 pandemic has adversely impacted and may further adversely impact our investments and operating results to the extent that its continued spread within the United States reduces occupancy, increases the cost of operation or results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of COVID-19 may negatively impact the ability of such properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our investments and operating results. In particular, with respect to our investments in or secured by hospitality properties, a variety of factors related to the COVID-19 pandemic have caused a decline in business and leisure travel that may continue or recur, including but not limited to restrictions on travel, including those imposed by governmental entities and employers. The borrower under our loan secured by the Renaissance O’Hare defaulted during May 2020, and we took ownership of the hotel through a deed-in-lieu of foreclosure. We have incurred operating losses during most months we have owned the hotel and expect to incur operating losses through the first half of 2022 and perhaps beyond, depending on the future effects of the pandemic. In addition, with respect to our investments secured by retail properties, individual stores and shopping malls have been, and may in the future be, closed for an extended period of time or only open certain hours of the day. Adaptations made by companies in response to “stay-at-home” orders and future limitations on in-person work environments could lead to a sustained shift away from collective in-person work environments and adversely affect the overall demand for office space over the long term and negatively affect our borrowers whose loans are secured by office properties.

The pandemic has resulted in, and may continue to result in, declines in rental rates and increases in rental concessions. Such responses have resulted in, and may continue to result in, decreases in cash flows to certain of our borrowers and potentially in defaults in paying debt service on outstanding indebtedness, which could adversely impact our results of operations and financial performance. The COVID-19 pandemic continues to disrupt global supply chains, has caused labor shortages and has added broad inflationary pressures, which has a potential negative impact on our borrowers’ ability to execute on their business plans and potentially their ability to perform under the terms of their loan obligations. In addition, declines in economic conditions caused by the COVID-19 pandemic could negatively impact real estate and real estate capital markets and result in lower occupancy, lower rental rates and declining values in our portfolio, which could adversely impact the value of our investments, making it more difficult for us to make distributions or meet our financing obligations.

Our borrowers or the borrowers of loans that underlie any real estate securities we may invest in may have to temporarily close their businesses or limit their operations or may experience other negative business consequences and request interest deferrals or forbearance or other modifications of their loans due to the impact of the COVID-19 pandemic. We have modified one loan secured by a hospitality property, one loan secured by a retail property and two loans secured by office properties to assist the borrowers in dealing with the effects of the pandemic, and the economic effects of the pandemic may result in more modifications and potentially defaults or foreclosures on assets underlying our loans, which could adversely affect the credit profile of our assets and our results of operations and financial condition.

To the extent the COVID-19 pandemic results in a severe or lengthy national or world-wide economic downturn, there will likely be widespread corporate bankruptcies and a continued increase in unemployment, which could negatively impact our investments and operations, as well as our ability to pay distributions to our stockholders.

Our CRE debt and securities investments are subject to the risks typically associated with CRE.

Our CRE debt and securities investments are subject to the risks typically associated with CRE, including:

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local, state, national or international economic conditions, including market disruptions caused by regional concerns, political upheaval, virus outbreaks and pandemics (including the COVID-19 pandemic), war and military conflicts (including volatility as a result of the recent outbreak of hostilities between Russia and Ukraine), the sovereign debt crises and other factors;

•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in an area;
•	lack of liquidity inherent in the nature of the asset;
•	tenant/operator mix and the success of the tenant/operator business;

•	the ability and willingness of tenants/operators/managers to maintain the financial strength and liquidity to satisfy their obligations to us and to third parties;
•	reliance on tenants/operators/managers to operate their business in a sufficient manner and in compliance with their contractual arrangements with us;
•	ability and cost to replace a tenant/operator/manager upon default;
•	property management decisions;
•	property location and conditions;
•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;
•	the perceptions of the quality, convenience, attractiveness and safety of the properties;
•	branding, marketing and operational strategies;
•	competition from comparable properties;
•	the occupancy rate of, and the rental rates charged at, the properties;
•	the ability to collect on a timely basis all rent;
•	the effects of any bankruptcies or insolvencies;
•	the expense of leasing, renovation or construction;
•	changes in interest rates and in the availability, cost and terms of mortgage financing;
•	unknown liens being placed on the properties;
•	bad acts of third parties;
•	the ability to refinance mortgage notes payable related to the real estate on favorable terms, if at all;
•	changes in governmental rules, regulations and fiscal policies;
•	tax implications;
•	changes in laws, including laws that increase operating expenses or limit rents that may be charged;
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the impact of present or future environmental legislation and compliance with environmental laws, including costs of remediation and liabilities associated with environmental conditions affecting properties;

•	cost of compliance with the Americans with Disabilities Act;
•	adverse changes in governmental rules and fiscal policies;
•	social unrest and civil disturbances;
•	acts of nature, including earthquakes, hurricanes and other natural disasters;
•	terrorism;
•	the potential for uninsured or underinsured property losses;
•	adverse changes in state and local laws, including zoning laws; and
•	other factors which are beyond our control.

The value of each property underlying our CRE debt and CRE securities investments is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenses associated with properties (such as operating expenses and capital expenses) cannot be reduced when there is a reduction in income from the properties.

These factors may have a material adverse effect on the value and the return that we can realize from our assets, as well as the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments.

Many of our investments may be susceptible to economic slowdowns, recessions or depressions, including as a result of the COVID-19 pandemic, which could lead to financial losses and a decrease in revenues, earnings and assets. This risk may be magnified in the case of the conflict between Russia and Ukraine, due to the significant sanctions and other restrictive actions taken against Russia by the United States and other countries in response to Russia’s February 2022 invasion of Ukraine, as well as the cessation of all business in Russia by many global companies. An economic slowdown, recession or depression, in addition to other economic and non-economic factors such as an excess supply of properties, could have a material negative impact on the values of our investments. Borrowers may be less likely to achieve their business plans and be able to pay principal and interest on our CRE debt investments if the economy weakens and property values decline. Further, declining real estate values significantly increase the likelihood that we will incur losses on our investments in the event of a default because the value of our collateral may be insufficient to cover our cost. In addition, declining real estate values will reduce the value of any of our investments. A strained labor market, along with overall financial uncertainty, could result in lower occupancy rates and lower lease rates across many property types and may create obstacles for us to achieve our business plans. We may also be less able to pay principal and interest on our borrowings, which could cause us to lose title to properties securing our borrowings. Any sustained period of increased payment delinquencies, taking title to collateral or losses could adversely affect both our CRE investments as well as our ability to finance our portfolio, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to pay distributions to you.

We are subject to significant competition, and we may not be able to compete successfully for investments.

We are subject to significant competition for attractive investment opportunities from other real estate investors, some of which have greater financial resources than we do, including publicly traded REITs, public, non-listed REITs, insurance companies, commercial and investment banking firms, private institutional funds, hedge funds, private equity funds and other investors. Our management has observed increased competition in recent years, and we expect such trend to continue. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on less advantageous terms to us, our returns may be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. As we reinvest capital, we may not realize risk adjusted returns that are as attractive as those we have realized in the past. If such events occur, we may experience lower returns on our investments.

We may not be effective in originating, acquiring and managing our investments.

Our origination and acquisition capabilities depend on the Sub-Advisor’s ability to leverage its relationships in the market and deploy capital to borrowers and tenants that hold properties meeting our underwriting standards. Managing these investments requires significant resources, adherence to internal policies and attention to detail. Managing investments may also require significant judgment and, despite our expectations, the Sub-Advisor may make decisions that result in losses. If we are unable to successfully originate investments on favorable terms, or at all, or if we are ineffective in managing those investments, our business, financial condition and results of operations could be materially adversely affected.

The CRE debt we originate and invest in and mortgage loans underlying the CRE securities we invest in are subject to risks of delinquency, taking title to collateral, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.

Our CRE debt investments are secured by commercial real estate and are subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. If a borrower defaults or declares bankruptcy and the underlying asset value is less than the loan amount, we will suffer a loss. In this manner, real estate values could impact the value of our CRE debt and securities investments. Therefore, our CRE debt and securities are subject to the risks typically associated with real estate.

Additionally, we may suffer losses for a number of reasons, including the following, which could have a material adverse effect on our financial performance:

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If the value of real property or other assets securing our CRE debt investments deteriorates. The majority of our CRE debt investments are fully or substantially nonrecourse. In the event of a default by a borrower on a nonrecourse loan, we will only have recourse to the real estate-related assets (including escrowed funds and reserves, if any) collateralizing the debt. There can be no assurance that the value of the assets securing our CRE debt investments will not deteriorate over time due to factors beyond our control. Further, we may not know whether the value of these properties has declined below levels existing on the dates of origination. If the value of the properties drops, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related CRE debt. If a borrower defaults on our CRE debt and the mortgaged real estate or other borrower assets collateralizing our CRE debt are insufficient to satisfy the loan, we may suffer a loss of principal or interest.

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If a borrower or guarantor defaults on recourse obligations under a CRE debt investment. We sometimes will obtain personal or corporate guarantees from borrowers or their affiliates. These guarantees are often triggered only upon the occurrence of certain trigger, or “bad boy,” events. In cases where guarantees are not fully or partially secured, we will typically rely on financial covenants from borrowers and guarantors which are designed to require the borrower or guarantor to maintain certain levels of creditworthiness. If challenging economic and market conditions emerge or persist, many borrowers and guarantors may face financial difficulties and be unable to comply with their financial covenants. Where we do not have recourse to specific collateral pledged to satisfy such guarantees or recourse loans, we will only have recourse as an unsecured creditor to the general assets of the borrower or guarantor, some or all of which may be pledged to satisfy other lenders. There can be no assurance that a borrower or guarantor will comply with its financial covenants or that sufficient assets will be available to pay amounts owed to us under our CRE debt and related guarantees.

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Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business. Before making a loan to a borrower, we assess the strength and skills of an entity’s management and other factors that we believe are material to the performance of the investment. This underwriting process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the entities. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful. Furthermore, historic performance evaluated in connection with our underwriting process may not be indicative of future performance.

We own a hotel and may acquire additional hotels. For so long as we own hotels or invest in loans secured by hotels and securities collateralized by hotels, we will be exposed to the unique risks of the hospitality sector, including seasonality, volatility and the severe reduction in occupancy caused by the COVID-19 pandemic.

We own the Renaissance O’Hare, which we acquired through a deed-in-lieu of foreclosure transaction, and we may foreclose upon or otherwise own other hospitality properties in the future. The hospitality market is seasonal, highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. The hospitality market generally experiences seasonal slowdown in the third quarter and, to a lesser extent, in the fourth quarter of each year. The Renaissance O’Hare has historically experienced a seasonal slowdown in the first and fourth quarters of each year. As a result of such seasonality, there will likely be quarterly fluctuations in results of operations of any hospitality properties that we own. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hospitality market, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality properties. The demand for rooms at any hospitality properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. In addition, any such properties we may own may be adversely affected by factors outside our control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. For example, the hospitality market has been and continues to be severely impacted by the COVID-19 pandemic, and the pandemic has had a material adverse effect on the performance of the Renaissance O’Hare, which is likely to continue until the effects of the pandemic on travel and in-person gatherings subside. We incurred $2.2 million and $1.7 million of net operating losses before depreciation and amortization from the Renaissance O’Hare on our consolidated statement of operations during the years ended December 31, 2021 and 2020, respectively. Any of the aforementioned factors could have a material adverse effect on the performance of our hotels, our results of operations, our ability to pay distributions to stockholders and our NAV.

The following factors should be considered in the context of hotels given that the COVID-19 pandemic has been significantly adversely affecting the ability of hotel managers to successfully operate hotels and has had, and the continued and prolonged effects of the COVID-19 pandemic are likely to continue to have, a significant adverse effect on the financial condition, results of operations and cash flows of hotels due to, among other factors:

•	a variety of factors related to the COVID-19 pandemic have caused, and may continue to cause, a sharp decline in group, business and leisure travel;
•

travelers are, and may continue to be, wary to travel where, or because, they may view the risk of contagion as increased and contagion or virus-related deaths linked or alleged to be linked to travel to our properties, whether accurate or not, may injure our reputation;

•	travelers may be dissuaded from traveling due to possible enhanced COVID-19-related screening measures which are being implemented across multiple markets;
•	travelers may be dissuaded from traveling due to the concern that additional travel restrictions implemented between their departure and return may affect their ability to return to their homes;
•

commercial airline service has at various times been reduced or suspended to many areas in the United States, and if airline service does not increase or return to normal pre-pandemic levels, it could negatively affect our hotel revenues, particularly at hotels that are located near major airports and convention centers outside the central business district, such as the Renaissance O’Hare, which depend heavily on the volume of air travel and meetings and other events, particularly those of businesses, for their revenues;

•

the reduced economic activity could also result in an economic recession, and increased unemployment, which could negatively impact future ability or desire to travel lodging demand and, therefore, our revenues, even after the temporary restrictions are lifted;

•	a decrease in the ancillary revenue from amenities at our properties;
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the potential negative impact on the health of hotel personnel, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during and after this disruption; and

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we or our hotel managers may be subject to increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of reduced operations prompted by the effects of the pandemic.

We own a ground lease interest in, as opposed to fee title to, the Renaissance O’Hare. This ground lease runs through March 2098. If we are unable or otherwise fail to comply with the terms of the ground lease, for example, because the hotel and our other investments fail to generate enough cash to allow us to make our rent payments, we may lose our interest in the hotel or suffer other adverse outcomes under the lease.

Delays in liquidating defaulted CRE debt investments could reduce our investment returns.

The occurrence of a default on a CRE debt investment could result in our taking title to collateral. The borrower under one of our CRE loans, secured by the Renaissance O’Hare, defaulted during May 2020, and we took ownership of the hotel through a deed-in-lieu of foreclosure. For details regarding this property, see “Investment Portfolio – Real Estate Owned.” When there is a default on a CRE debt investment, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.

We may be subject to risks associated with future advance or capital expenditure obligations, such as declining real estate values and operating performance.

Our CRE debt investments may require us to advance future funds. We may also need to fund capital expenditures and other significant expenses for our real estate property investments. Future funding obligations subject us to significant risks, such as a decline in value of the property, cost overruns and the borrower and tenant may be unable to generate enough cash flow and execute its business plan, or sell or refinance the property, in order to repay its obligations to us. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action. Further, future funding obligations may require us to maintain higher liquidity than we might otherwise maintain and this could reduce the overall return on our investments. We could also find ourselves in a position with insufficient liquidity to fund future obligations.

We may be unable to restructure our investments in a manner that we believe maximizes value, particularly if we are one of multiple creditors in a large capital structure.

In order to maximize value, we may be more likely to extend and work out an investment rather than pursue other remedies such as taking title to collateral. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group or other applicable parties. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may not independently control the decision making. Consequently, we may be unable to restructure an investment in a manner that we believe would maximize value.

CRE debt restructurings may reduce our net interest income or require provisions for loan losses.

Weak economic conditions in the future may cause our borrowers to be at increased risk of default, and we or a third party may need to restructure loans if our borrowers are unable to meet their obligations to us and we believe restructuring is the best way to maximize value. In order to preserve long-term value, we may determine to lower the interest rate on loans in connection with a restructuring, which will have an adverse impact on our net interest income. We may also determine to extend the maturity and make other concessions with the goal of increasing overall value, however, there is no assurance that the results of our restructurings will be favorable to us. Restructuring an investment may ultimately result in us receiving less than had we not restructured the investment. We may lose some or all of our investment even if we restructure in an effort to increase value. Further, concessions we may make to troubled borrowers could result in the loans being deemed impaired, which may require additional provisions for loan loss.

Our CRE debt and securities investments may be adversely affected by changes in credit spreads.

Our CRE debt we originate or acquire and securities investments we invest in are subject to changes in credit spreads. When credit spreads widen, the economic value of our investments decrease even if such investment is performing in accordance with its terms and the underlying collateral has not changed.

Provision for loan losses is difficult to estimate, particularly in a challenging economic environment.

In a challenging economic environment, we may experience an increase in provisions for loan losses and asset impairment charges, as borrowers may be unable to remain current in payments on loans and declining property values weaken our collateral. Our determination of provision for loan losses requires us to make certain estimates and judgments, which may be difficult to determine, particularly in a challenging economic environment. Our estimates and judgments are based on a number of factors, including projected cash flow from the collateral securing our CRE debt, structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, potential for refinancing and expected market discount rates for varying property types, all of which remain uncertain and are subjective. Our estimates and judgments may not be correct, particularly during challenging economic environments, and therefore our results of operations and financial condition could be severely impacted.

The subordinate CRE debt we originate and acquire may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.

We originate, structure and acquire subordinate CRE debt investments secured primarily by commercial properties, which may include subordinate mortgage loans, mezzanine loans and participations in such loans and preferred equity interests in borrowers who own such properties. We have not placed any limits on the percentage of our portfolio that may be comprised of these types of investments, which may involve a higher degree of risk than the type of assets that we expect will constitute the majority of our debt investments, namely first mortgage loans secured by real property. These investments may be subordinate to other debt on commercial property and will be secured by subordinate rights to the commercial property or by equity interests in the borrower. In addition, real properties with subordinate debt may have higher loan-to-value (“LTV”) ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate interests. Because each transaction is privately negotiated, subordinate investments can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate investments that we originate and invest in may not give us the right to demand taking title to collateral as a subordinate real estate debt holder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Similarly, a majority of the participating lenders may be able to take actions to which we object, but by which we will be bound. Even if we have control, we may be unable to prevent a default or bankruptcy and we could suffer substantial losses. Certain transactions that we originate and invest in could be particularly difficult, time consuming and costly to work out because of their complicated structure and the diverging interests of all the various classes of debt in the capital structure of a given asset.

We may make investments in assets with lower credit quality, which will increase our risk of losses.

We may invest in unrated or non-investment grade CRE securities, enter into leases with unrated tenants or participate in subordinate, unrated or distressed mortgage loans. Because the ability of obligors of properties and mortgages, including mortgage loans underlying CMBS, to make rent or principal and interest payments may be impaired during an economic downturn, prices of lower credit quality investments and CRE securities may decline more quickly and severely than other higher credit quality investments. As a result, these lower credit quality investments may have a higher risk of default and loss than investment grade rated assets. The existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these investments. Any loss we incur may be significant and may reduce distributions to you and may adversely affect the value of our common stock.

Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.

We may make investments in non-performing real estate assets, in which the operating cash flow generated from the underlying property is insufficient to support current debt service payments. Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Nonperforming properties, for instance, do not have stabilized occupancy rates and may require significant capital for repositioning. Similarly, non-performing loans do not have a consistent stream of cash flow to support normalized debt service. In addition, for non-performing loans, often there is greater uncertainty as to the amount or timeliness of principal repayment. Borrowers will typically try to create value in a non-performing real estate investment including by development, redevelopment or lease-up of a property. However, none of these strategies may be effective and the subject properties may never generate sufficient cash flow to support debt service payments. If this occurs, we may negotiate a reduced payoff, restructure the terms of the loan or enforce rights as lender and take title to collateral securing the loan with respect to CRE debt investments. It is challenging to evaluate non-performing investments, which increases the risks associated with such investments. We may suffer significant losses with respect to these investments which would negatively impact our operating performance and our ability to pay distributions to you.

Floating-rate CRE debt, which is often associated with transitional assets, may entail greater risks of default to us than fixed-rate CRE debt.

Floating-rate loans are often, but not always, associated with transitional properties as opposed to those with highly stabilized cash flow. Floating-rate CRE debt may have higher delinquency rates than fixed-rate loans. Borrowers with floating-rate loans may be exposed to increased monthly payments if the related interest rate adjusts upward from the initial fixed rate in effect during the initial period of the loan to the rate calculated in accordance with the applicable index and margin. Increases in a borrower’s monthly payment, as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers with floating-rate loans to repay the loan and could increase the risk of default of their obligations under the loan.

Insurance may not cover all potential losses on CRE investments, which may impair the value of our assets.

We generally require that each of the borrowers under our CRE debt investments obtain comprehensive insurance covering the collateral, including liability, fire and extended coverage. We also generally obtain insurance directly on any property we acquire. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not obtain, or require borrowers to obtain, certain types of insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Further, it is possible that our borrowers could breach their obligations to us and not maintain sufficient insurance coverage. Should an uninsured loss or a loss in excess of the limits of our insurance occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more real estate properties, which in turn could cause the value of the shares of our common stock and distributions to our stockholders to be reduced.

We may obtain only limited warranties when we purchase a property, which will increase the risk that we may lose some or all of our invested capital in the property or rental income from the property which, in turn, could materially adversely affect our business, financial condition and results from operations and our ability to pay distributions to you.

The seller of a property often sells such property in an “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, the related real estate purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Despite our efforts, we, the Advisor and the Sub-Advisor may fail to uncover all material risks during our diligence process. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property if an issue should arise that decreases the value of that property and is not covered by the limited warranties. If any of these results occur, it may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

We depend on borrowers and tenants for a substantial portion of our revenue and, accordingly, our revenue and our ability to pay distributions to you is dependent upon the success and economic viability of such borrowers and tenants.

The success of our origination or acquisition of investments significantly depends on the financial stability of the borrowers and tenants underlying such investments. The inability of a single major borrower or tenant, or a number of smaller borrowers or tenants, to meet their payment obligations could result in reduced revenue or losses. Our borrowers and tenants may be negatively affected by continued disruptions in global supply chains, labor shortages, broad inflationary pressures or military conflicts (including volatility as a result of the recent outbreak of hostilities between Russia and Ukraine), any of which may have a negative impact on our borrowers’ ability to execute on their business plans and their ability to perform under the terms of their loan obligations.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We value our potential investments based on yields and risks, taking into account estimated future losses on the CRE loans and the properties included in a securitization’s pools or select CRE equity investments and the estimated impact of these losses on expected future cash flow and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Lease defaults, terminations or landlord-tenant disputes may reduce our income from our single-tenant net leased investments.

The creditworthiness of tenants in our real estate investments could become negatively impacted as a result of challenging economic conditions or otherwise, which could result in their inability to meet the terms of their leases. Lease defaults or terminations by one or more tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. Upon a lease default, we may have limited remedies, be unable to accelerate lease payments and have limited or no recourse against a guarantor. Tenants as well as guarantors may have limited or no ability to satisfy any judgments we may obtain. We may also have duties to mitigate our losses and we may not be successful in that regard. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this occurred, it could adversely affect our results of operations.

We may have difficulty selling or re-leasing our single-tenant net leased properties, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions.

Real estate investments generally have less liquidity compared to other financial assets, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our stockholders.

Our ability to fully control the management of our single-tenant, net leased properties may be limited.

The tenants or managers of single-tenant, net leased properties are responsible for maintenance and other day-to-day management of the properties. If a property is not adequately maintained in accordance with the terms of the applicable lease, we may incur expenses for deferred maintenance expenditures or other liabilities once the property becomes free of the lease. While our leases will generally provide for recourse against the tenant in these instances, a bankrupt or financially-troubled tenant may be more likely to defer maintenance and it may be more difficult to enforce remedies against such a tenant. In addition, to the extent tenants are unable to successfully conduct their operations, their ability to pay rent may be adversely affected. Although we endeavor to monitor, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of our properties, such monitoring may not always ascertain or forestall deterioration either in the condition of a property or the financial circumstances of a tenant.

Environmental compliance costs and liabilities associated with our properties or our real estate-related investments may materially impair the value of our investments and expose us to liability.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property, such as us and our tenants, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances, including materials containing asbestos, at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and the costs it incurs in connection with the contamination. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of a tenant at the property. The presence of contamination or the failure to remediate contamination may adversely affect our or our tenants’ ability to sell or lease real estate, or to borrow using the real estate as collateral, which, in turn, could reduce our revenues. We, or our tenants, as owner of a site, including if we take ownership through foreclosure, may be liable under common law or otherwise to third parties for damages and injuries resulting from environmental contamination emanating from the site. The cost of any required investigation, remediation, removal, fines or personal or property damages and our or our tenants’ liability could significantly exceed the value of the property without any limits. The scope of the indemnification our tenants have agreed to provide us may be limited. For instance, some of our agreements with our tenants may not require them to indemnify us for environmental liabilities arising before the tenant took possession of the premises. Further, we cannot assure stockholders that any such tenant would be able to fulfill its indemnification obligations. If we were deemed liable for any such environmental liabilities and were unable to seek recovery against our tenant, our business, financial condition and results of operations could be materially and adversely affected. Furthermore, we may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. Even as a lender, if we take title to collateral with environmental problems or if other circumstances arise, we could be subject to environmental liability. There are substantial risks associated with such an investment. We will be subject to additional risks if we make investments internationally.

We may originate or acquire properties located outside of the United States or loans that are made to borrowers or secured by properties located outside of the United States with the approval of our board of directors. These international investments present unique risks to our business.

Our board of directors may approve an investment in a property outside of the United States or in a CRE debt or CRE securities investment secured by a property located outside of the United States. Any international investments we make may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located and these laws may expose us to risks that are different from or in addition to those commonly found in the United States. We may not be as familiar with the potential risks to our investments outside of the United States and we may incur losses as a result.

Any international investments we make could be subject to the following risks:

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governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	translation and transaction risks relating to fluctuations in foreign currency exchange rates;
•	adverse market conditions caused by inflation or other changes in national or local political and economic conditions;
•	challenges of complying with a wide variety of foreign laws, including corporate governance, operations, taxes and litigation;
•	changes in relative interest rates;
•	changes in the availability, cost and terms of borrowings resulting from varying national economic policies;
•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;
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our REIT tax status not being respected under foreign laws, in which case any income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes and value added taxes;

•	lack of uniform accounting standards (including availability of information in accordance with GAAP);
•	changes in land use and zoning laws;
•	more stringent environmental laws or changes in such laws;
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changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment (including military conflicts, such as the recent outbreak of hostilities between Russia and Ukraine);

•	changes in applicable laws and regulations in the United States that affect foreign operations; and
•	legal and logistical barriers to enforcing our contractual rights in other countries, including insolvency regimes, landlord/tenant rights and ability to take possession of the collateral.

Certain of these risks may be greater in emerging markets and less developed countries. Each of these risks might adversely affect our performance and impair our ability to pay distributions to stockholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with GAAP) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants or borrowers necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies.

We may invest in CRE securities, including CMBS, CRE CLOs and other subordinate securities, which entail certain heightened risks that resulted in losses following the onset of the COVID-19 pandemic.

We may invest in a variety of CRE securities, including CMBS, CRE CLOs and other subordinate securities, which may be subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS and CRE CLOs entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS, CRE CLOs and other CRE securities will be adversely affected by payment defaults, delinquencies and losses on the underlying mortgage loans, which increase during times of economic stress and uncertainty and resulted in losses being incurred on our CRE securities investments after the onset of the COVID-19 pandemic. The market for CRE securities is dependent upon liquidity for refinancing and may be negatively impacted by a slowdown in new issuance.

Additionally, CRE securities such as CMBS and CRE CLOs may be subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. The value of CRE securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the CRE debt market as a whole. Additional risks may be presented by the type and use of a particular commercial property, as well as the general risks relating to the net operating income from and value of any commercial property. The exercise of remedies and successful realization of liquidation proceeds relating to CRE securities may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying mortgage loan (including litigation expenses) and expenses of protecting the properties securing the loan may be substantial. Consequently, in the event of a default or loss on one or more loans contained in a securitization, we may not recover a portion or all of our investment. Ratings for CRE securities can also adversely affect their value.

The terms of our CRE debt investments are based on our projections of market demand, as well as on market factors, and our return on our investment may be lower than expected if any of our projections are inaccurate.

The terms of our CRE debt investments are based on our projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a property, borrower expertise and other factors. In addition, as the real estate market strengthens with the improvement of the U.S. economy, we will face increased competition, which may make loan origination terms less favorable to us. If any of our projections are inaccurate or we ascribe a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on our investment may be lower than expected and could experience losses.

The expected discontinuation of LIBOR may adversely affect interest income and expense related to our loans and investments or otherwise adversely affect our results of operations, cash flows and the market value of our investments.

LIBOR has been the subject of recent national, international and regulatory guidance and proposals for reform. In a speech on July 27, 2017, the Chief Executive of the Financial Conduct Authority of the U.K. (the “FCA”), announced the FCA’s intention to cease sustaining LIBOR after 2021. The FCA subsequently announced on March 5, 2021 that the publication of LIBOR will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023. Based on undertakings received from the panel banks, the FCA does not expect that any LIBOR settings will become unrepresentative before these dates. Nevertheless, the U.S. Federal Reserve System, Office of the Comptroller of the Currency, and Federal Deposit Insurance Corporation have issued guidance encouraging market participants to adopt alternatives to LIBOR in new contracts as soon as practicable. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has identified the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative rate for LIBOR. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates as the transition away from LIBOR proceeds.

Effective January 1, 2022, we use SOFR for new loans originated. We anticipate continuing to use LIBOR for loans completed prior to January 1, 2022 until the earlier of their maturity dates or June 30, 2023, whichever comes first. In addition, we may need to renegotiate certain of our loan agreements with lenders and borrowers that extend past December 31, 2021, or June 30, 2023, depending on the applicable LIBOR setting. Such amendments and restructurings could require us to incur significant expense and may subject us to disputes or litigation over the appropriateness or comparability to the relevant benchmark of the replacement reference rates.

Risks Related to Our Financing Strategy

We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our investment strategy.

We require outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. If economic conditions worsen, we could suffer a severe downturn and liquidity crisis. We cannot assure stockholders that financing will be available on acceptable terms, if at all, or that we will be able to satisfy the conditions precedent required to use our credit facilities, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our income. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. If we cannot obtain sufficient debt and equity capital on acceptable terms, our ability to grow our business, operate and pay distributions to stockholders could be severely impacted.

We use leverage to originate and acquire our investments, which may adversely affect our return on our investments and may reduce cash available for distribution.

We leverage our portfolio generally through the use of securitization financing transactions and credit facilities. The type and percentage of financing varies depending on our ability to obtain credit and the lender’s estimate of the stability of the portfolio’s cash flow. High leverage can, particularly during difficult economic times, increase our risk of loss and harm our liquidity. Moreover, we may have to incur more recourse borrowings, including recourse borrowings that are subject to mark-to-market risk, in order to obtain financing for our business.

Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.

The financial performance of our fixed-rate investments is influenced by changes in interest rates, in particular, as such changes may affect our CRE securities, floating-rate borrowings and CRE debt to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, our ability to acquire CRE securities, acquire or originate CRE debt at attractive prices and enter into hedging transactions. Also, if market interest rates increase, the interest rate on any variable rate borrowings will increase and will create higher debt service requirements, which would adversely affect our cash flow and could adversely impact our results of operations. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions and other factors beyond our control.

Interest rate changes may also impact our net book value as our CRE securities and hedge derivatives are recorded at fair value each month. Generally, as interest rates increase, the value of our fixed-rate securities decreases, which will decrease the book value of our equity.

Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on our CRE securities and therefore their value. For instance, increasing interest rates would reduce the value of the fixed-rate assets we hold at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed-rate assets in order to adjust the yield upward to meet the market and vice versa. This would have similar effects on our CRE securities portfolio and our financial position and operations as a change in interest rates generally.

Hedging against interest rate and currency exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to you.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates and currency exchange rates. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives, and we may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements. Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to you.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no regulatory or statutory requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We use short-term borrowings to finance our investments and may need to use such borrowings for extended periods of time to the extent we are unable to access long-term financing. This exposes us to increased risks associated with decreases in the fair value of the underlying collateral, which have had an adverse impact on our financial condition and results of operations in the past and may result in such adverse impacts again.

While we seek nonrecourse, non-mark-to-market, long-term financing through securitization financing transactions or other structures, such financing may be unavailable to us on favorable terms or at all. Consequently, we may be dependent on short-term financing arrangements that are not matched in duration to our financial assets. Short-term borrowing through repurchase arrangements, credit facilities and other types of borrowings may put our assets and financial condition at risk. Furthermore, the cost of borrowings may increase substantially if lenders view us as having increased credit risk during periods of market distress. Any such short-term financing may also be recourse to us, which will increase the risk of our investments.

In addition, the value of assets underlying any such short-term financing may be marked-to-market periodically by the lender, including on a daily basis. To the extent these financing arrangements contain mark-to-market provisions, if the market value of the investments pledged by us declines due to credit quality deterioration, we may be required by our lenders to provide additional collateral or pay down a portion of our borrowings. In a weakening economic environment, we would generally expect credit quality and the value of the investment that serves as collateral for our financing arrangements to decline, and in such a scenario, it is likely that the terms of our financing arrangements would require partial repayment from us, which could be substantial. See “Selected Information Regarding our Operations—Our Indebtedness” for more information.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings. Financing arrangements that we may enter into may contain covenants that limit our ability to further incur borrowings and restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing the Advisor or Sub-Advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.

We have broad authority to use leverage and high levels of leverage could hinder our ability to pay distributions and decrease the value of your investment.

Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, we can incur financings in excess of this limitation with the approval of a majority of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we may incur a loss on our repurchase transactions.

When we engage in repurchase transactions, we generally sell securities to lenders (repurchase agreement counterparties) and receive cash from these lenders. The lenders are obligated to resell the same or similar securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we may incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We may incur a loss on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

The repurchase agreements, secured loans and other financing arrangements that we use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

The amount of financing we receive, or may in the future receive, under our repurchase agreements, secured loans and other financing arrangements, is directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. Lenders under our repurchase agreements and secured loans typically have the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call or increase collateral requirements. A margin call or increased collateral requirements would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call or increased collateral requirements could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to pay distributions to our stockholders, and could cause the value of our capital stock to decline. We have been forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, and incurred losses in the past, and such sales and losses could happen again. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

Further, financial institutions providing the repurchase facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as desired, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

A failure to comply with covenants in our repurchase agreements, secured loans and other financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.

We are subject to various covenants contained in our existing financing arrangements and may become subject to additional covenants in connection with future financings. Our master repurchase agreements require us to maintain compliance with various financial covenants, including a minimum tangible net worth, specified financial ratios, such as total debt to total assets and financial information delivery obligations. These covenants may limit our flexibility to pursue certain investments or incur additional debt. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral or enforce their interests against existing collateral. Further, this could also make it difficult for us to satisfy the distribution requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

Risks Related to Our Operations

If the Advisor’s and the Sub-Advisor’s portfolio management systems are ineffective, we may be exposed to material unanticipated losses.

The Advisor and the Sub-Advisor will periodically refine their portfolio management techniques, strategies and assessment methods. However, the Advisor’s and the Sub-Advisor’s portfolio management techniques and strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in the Advisor’s and the Sub-Advisor’s portfolio management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk adjusted returns and could result in losses.

Our distribution policy is subject to change.

We cannot guarantee the amount of distributions paid, if any. Our board of directors will determine an appropriate common stock distribution based upon numerous factors, including our targeted distribution rate, REIT qualification requirements, earnings, the amount of cash flow generated from operations, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, our view of our ability to realize gains in the future through appreciation in the value of our assets, general economic conditions and economic conditions that more specifically impact our business or prospects. Future distribution levels are subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock distribution. The amount of distributions we may pay in the future is not certain.

On March 24, 2020, our board of directors suspended the payment of distributions to our stockholders after considering various factors, including the impact of the global COVID-19 pandemic on the economy and the inability to accurately calculate our NAV. On July 30, 2020, our board of directors began authorizing monthly distributions again consistent with its practice prior to the pandemic, but our board of directors may determine to formally suspend or otherwise not authorize monthly or any distributions in the future.

Our ability to pay distributions is limited by the requirements of Maryland law.

Our ability to pay distributions on our common stock and dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock or Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our liabilities as they become due in the usual course of business or generally if our total assets would be less than the sum of our total liabilities plus, unless our charter permits otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our common stock, including the Series A Preferred Stock, in the case of a distribution on our common stock, or with preferences senior to those of our Series A Preferred Stock, in the case of a distribution on the Series A Preferred Stock.

You have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus. Under the Maryland General Corporation Law (“MGCL”) and our charter, you have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and stockholders’ inability to exert control over those policies increases the uncertainty and risks stockholders face. Under the MGCL and our charter, you have a right to vote only on:

•	the election or removal of directors;
•

amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (i) increase or decrease the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue; (ii) effect certain reverse stock splits; and (iii) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution;
•	certain reorganizations of our company, as provided in our charter;

•	certain mergers, consolidations, conversions or sales or other dispositions of all or substantially all our assets, as provided in our charter; and
•	statutory share exchanges.

Pursuant to the MGCL, all matters other than the election or removal of a director must be declared advisable by our board of directors prior to a binding stockholder vote. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face.

We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to certain other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we are not required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Advisor and we do not directly compensate our executive officers, or reimburse the Advisor or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Advisor, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under the MGCL and our charter in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of our directors and officers to our corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of the Operating Partnership (the “Partnership Agreement”) provides that, for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the Partnership Agreement expressly limits our liability by providing that we will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we acted in good faith. In addition, the Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a Partnership Agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the Partnership Agreement that purport to waive or restrict our fiduciary duties.

Because the Dealer Manager is affiliated with the Advisor, you will not have the benefit of an independent due diligence review of us by the Dealer Manager, which is customarily performed in underwritten offerings.

The Dealer Manager is affiliated with the Advisor. As a result, its due diligence review and investigation of us for our offering cannot be considered to be an independent review and therefore may not be as meaningful as a review normally conducted by an unaffiliated, independent underwriter in a public securities offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

We have issued Series A Preferred Stock that subordinates certain rights of the holders of our common stock, and our charter permits our board of directors to issue additional stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, and limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, in addition to the Series A Preferred Stock, our board of directors could authorize the issuance of additional preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Our board of directors may determine to issue different classes of stock that have different fees and commissions from those being paid with respect to the shares being sold in this offering. Additionally, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.

Payment of fees to the Advisor and its affiliates reduces cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

The Advisor, the Sub-Advisor and their affiliates perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We pay the Advisor substantial fees for these services, which reduces the cash available for investment or distribution to stockholders. We may increase the compensation we pay to the Advisor subject to approval by our board of directors and other limitations in our charter, which would further reduce the amount of cash available for investment or distribution to stockholders.

Fees payable to the Advisor and its affiliates increase the risk that the amount available for distribution to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that: (i) no director shall be liable to us or our stockholders for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, our stockholders and we may have more limited rights against our directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Risks Related to Conflicts of Interest

The Sub-Advisor may face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs affiliated with Sound Point.

The Sub-Advisor’s officers and key real estate professionals will identify potential investments which are consistent with our investment guidelines for our possible origination and acquisition. The Sub-Advisor or its affiliates will advise other investment programs affiliated with Sound Point that invest in real estate-related assets in which we may be interested and, therefore, the Sub-Advisor could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by the Sub-Advisor or its affiliates compete with us with respect to certain investments that we may want to acquire.

The Advisor faces a conflict of interest because the management fee and performance fee are based on the value of our investment portfolio as determined in connection with our determination of NAV, which is calculated by the Advisor.

The Advisor is paid a management fee and a performance fee for its services that are based on the value of our investment portfolio as determined in connection with our determination of NAV, which is calculated by the Advisor in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the then-current transaction price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the then-current transaction price.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of the Advisor and the Sub-Advisor face conflicts of interest related to their positions or interests in affiliates of Inland and Sound Point, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of the Advisor and the Sub-Advisor are also executive officers, directors, managers or key professionals of Inland or Sound Point. Some of these persons also serve as managers and investment advisers to other funds and institutional investors; for example, the institutional investor advised by Sound Point that purchased senior participation invests in certain of our first mortgage loans. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders, and could face conflicts of interest in allocating their time among us and such other funds, investors and activities. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy, and could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations and financial results.

Risks Related to Regulatory Matters

We are subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.

We and our subsidiaries are subject to substantial regulation, numerous contractual obligations and extensive internal policies. Given our organizational structure and activities, we are subject to regulation by the SEC, FINRA, the IRS, and other federal, state and local governmental bodies and agencies and state blue sky laws. These regulations are extensive, complex and require substantial financial resources and management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to extensive investigations as well as substantial costs and penalties and our business and operations could be materially adversely affected. Our lack of compliance with applicable law could result in among other penalties, our ineligibility to contract with and receive revenue from the federal government or other governmental authorities and agencies. We also expect to have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. Our internal policies may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that none of we, the Operating Partnership or the subsidiaries of the Operating Partnership is required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of the Operating Partnership and its wholly-owned or majority-owned subsidiaries, each of which will rely on an exception from registration under the Investment Company Act. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of “investment securities”.

Through the Operating Partnership and its subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the Investment Company Act, including, but not limited to, first mortgage loans, subordinate mortgage and mezzanine loans, and participations in such loans, as well as CMBS, CRE CLOs and senior unsecured debt of publicly traded REITs. We may also invest in select equity investments in single-tenant, net leased properties. Accordingly, it is possible that more than 40% of the total assets of the Operating Partnership or its subsidiaries will be deemed to be investment securities for Investment Company Act purposes. However, in reliance on Section 3(c)(5)(C) of the Investment Company Act, we do not intend to register the Operating Partnership or any of its subsidiaries as an investment company under the Investment Company Act. Entities that meet the standards set forth in Section 3(c)(5)(C) are excepted from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as certain subordinated mezzanine loans and participations and other interests in real estate, as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. Certain mortgage loans and participations in mortgage loans may not constitute qualifying real estate investments for purposes of Section 3(c)(5)(C) of the Investment Company Act. No assurance can be given that the SEC will concur with our classification of the assets of the Operating Partnership or its subsidiaries. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

The Advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

We believe that none of we, the Operating Partnership or the subsidiaries of the Operating Partnership will be required to register as an investment company under the Investment Company Act. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	restrictions or prohibitions on retaining earnings;
•	restrictions on leverage or senior securities;
•	restrictions on unsecured borrowings;
•	requirements that our income be derived from certain types of assets;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, making investments that do not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We have operated and expect to continue to operate so as to maintain our qualification as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to maintain our qualification as a REIT. If we fail to maintain our qualification as a REIT in any tax year, then:

•

we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct dividends paid to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our NAV;

•

our cash available for distribution to stockholders would be reduced by the amount of taxes we would be required to pay for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. The 2017 tax legislation commonly referred to as the Tax Cuts and Jobs Act resulted in fundamental changes to the Code, with many of the changes applicable to individuals applying only through December 31, 2025. Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time.

Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real-estate-related debt to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT.

We cannot provide assurance that future changes to the tax laws will not adversely affect the taxation of us or our stockholders. Any such changes could have an adverse effect on an investment in our common stock or on the market value or the resale potential of our assets. Stockholders are urged to consult with their tax advisor with respect to the impact of any legislative, regulatory or administrative developments and proposals and their potential effect on their investment.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may originate or acquire mezzanine loans, for which the IRS has provided a safe harbor, but not rules of substantive law, addressing whether such loans will be treated as real estate assets. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Our mezzanine loans may not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

The receipt of certain fee income in connection with loans we make or hold may not be qualifying income for purposes of the gross income tests and could adversely affect our ability to qualify as a REIT.

We may be entitled to receive various fees in connection with the loans we make or hold. Certain commitment fees are qualifying income for purposes of the gross income tests, as are fees that are properly treated as interest or original issue discount for U.S. federal income tax purposes. Fees that represent compensation for services we perform are not qualifying income. If nonqualifying fee income, together with any other nonqualifying gross income, exceeds 5% of our gross income, we will fail to qualify as a REIT. While we monitor our satisfaction of the gross income tests and the terms of all loans we make or acquire, the IRS may not agree with all of our fee characterizations.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We have entered into financing arrangements that are structured as sale and repurchase agreements pursuant to which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we are treated for asset test and gross income test purposes as the owner of the assets that are the subject of such sale and repurchase agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we do not own the assets during the term of the related sale and repurchase agreement, in which case we could fail to qualify as a REIT.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders dividends equal to at least 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan generally will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to pay distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to pay distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than securities that are qualified assets under the 75% asset test, securities of a taxable REIT subsidiary of ours or equity securities issued by an entity treated as a partnership for U.S. federal income tax purposes) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than securities that are qualified assets under the 75% asset test, securities of a taxable REIT subsidiary of ours or equity securities issued by an entity treated as a partnership for U.S. federal income tax purposes) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt investments.” If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of, or securitize, loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level and may limit the structures we utilize for any securitization transactions, even though the sales or such structures might otherwise be beneficial to us.

You may face adverse tax rules if we generate excess inclusion income.

If we acquire REMIC residual interests or equity interests in taxable mortgage pools (in a manner consistent with our REIT qualification) and generate “excess inclusion income,” a portion of our dividends received by a tax-exempt stockholder will be treated as unrelated business taxable income. Excess inclusion income would also be subject to adverse U.S. federal income tax rules in the case of U.S. taxable stockholders and non-U.S. stockholders. We intend to structure our transactions in a manner we believe would avoid generating excess inclusion income.

Modification of the terms of our CRE debt investments and mortgage loans underlying our CMBS in conjunction with reductions in the value of the real property securing such loans could cause us to fail to continue to qualify as a REIT.

Our CRE debt and securities investments may be materially affected by a weak real estate market and economy in general. As a result, many of the terms of our CRE debt and the mortgage loans underlying our CRE securities may be modified to avoid taking title to a property. Under Treasury regulations, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. In general, if a loan is secured by real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test although it may nevertheless be qualifying income for purposes of the 95% gross income test. A portion of the loan may also be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the requirement that a REIT not hold securities representing more than 10% of the total value of the outstanding securities of any one issuer.

IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests discussed above in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our debt investments and mortgage loans underlying our CMBS are “significantly modified” in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test, the 5% asset test and/or the 10% value asset test. Unless we qualified for relief under certain Code cure provisions, such failures could cause us to fail to continue to qualify as a REIT.

Our acquisition of debt or securities investments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the investments.

We may acquire debt or securities investments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt or securities investments provide for “payment-in-kind” interest, we may recognize “original issue discount,” or OID, for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and later modify and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the OID at the time it was modified.

In general, we will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument on a current basis.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

In order to meet the REIT distribution requirement, it might be necessary for us to arrange for short-term or possibly long-term borrowings, or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of a stockholder’s investment. In the event in-kind distributions are made, a stockholder’s tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to stockholders during such year.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our operations effectively. Our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. Any hedging income earned by a taxable REIT subsidiary would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate or other changes than we would otherwise incur.

Our charter does not permit any person or group to own more than 9.8% of our outstanding common stock or value of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, our charter prohibits beneficial or constructive ownership by any person or group of more than 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our outstanding common stock, or 9.8% in value of our outstanding capital stock of all classes or series, which we refer to as the “Ownership Limits.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to be treated as owning in excess of 9.8% of our outstanding common stock or our capital stock, respectively, and thus violate the Ownership Limits. There can be no assurance that our board of directors, as permitted in the charter, will not decrease these Ownership Limits in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the Ownership Limits without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of our charter to a charitable trust, or in the transfer being void.

The Ownership Limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the Ownership Limits granted to date may limit our board of directors’ power to increase the Ownership Limits or grant further exemptions in the future.

Non-U.S. holders may be required to file U.S. federal income tax returns and pay U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “qualified foreign pension fund,” as each is defined in Section 897 of the Code, that recognizes gain upon a disposition of a “United States real property interest” (“USRPI”) or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on such gain. FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. We will be a “United States real property holding corporation” (“USRPHC”) if the value of our USRPIs is equal to or greater than 50% of the value of our USRPIs, interests in non-U.S. real property and other trade or business assets at any time during the relevant testing period. We do not expect to be a USRPHC but cannot give assurances that we will not become a USRPHC. Even if we were a USRPHC, such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock (including a repurchase) would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, even if we are not a USRPHC or are domestically controlled, distributions, including repurchases, by us that are attributable to gains from dispositions of USRPIs will be subject to tax under FIRPTA and special withholding rules unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. Our shares are not regularly traded on an established securities market and we do not expect that they will be in the future. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.”

Investments outside of the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States may be subject to income taxation by jurisdictions in which such assets are located or in which our subsidiaries that hold interests in such assets are located.  Any such taxes could adversely affect our business, results of operations, cash flows or financial condition, and our cash available for distribution to our stockholders will be reduced by any such non-U.S. income taxes.

Restrictions on the deduction of our interest expense could prevent us from satisfying the REIT distribution requirement and avoiding the incurrence of income or excise taxes.

Rules enacted by the Tax Cuts and Jobs Act may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus

30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirement and the amounts we need to distribute to avoid incurring income and excise taxes.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT generally will be subject to a 100% prohibited transactions tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail a gross income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect), we would be subject to tax on the income that does not meet the gross income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to applicable corporate income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.

We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” we could fail to maintain our REIT status.

Liquidation of assets may jeopardize our REIT qualification.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resulting gain if we sell assets that are treated as dealer property or inventory.

Our ownership of and relationship with any taxable REIT subsidiary that we may form or acquire is subject to limitations, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

We own 100% of the stock of a taxable REIT subsidiary, and we may own more in the future. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries at the end of any calendar quarter. A taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s length basis. There can be no assurance that we will be able to comply with the taxable REIT subsidiary limitations or to avoid application of the 100% excise tax discussed above.

Our domestic taxable REIT subsidiaries would pay U.S. federal and any applicable state and local income tax on their taxable income, and their after-tax net income would be available for distribution to us but would not be required to be distributed to us. If we were to organize a taxable REIT subsidiary as a non-U.S. corporation (or non-U.S. entity treated as a corporation for U.S. federal income tax purposes), we may generate income inclusions relating to the earnings of the non-U.S. taxable REIT subsidiary that are treated as qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates applicable to qualified dividend income.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. REIT dividends that are not designated as “qualified dividend income” or capital gain dividends are taxable as ordinary income. The more favorable rates applicable to qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. However, for taxable years beginning before January 1, 2026, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of “qualified REIT dividends” (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), subject to certain limitations. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.

If our Operating Partnership failed to qualify as a partnership or is not disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level income tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.

There may be tax consequences to any modifications to our borrowings, our hedging transactions and other contracts to replace references to LIBOR.

We are parties to loan agreements with LIBOR-based interest rates and derivatives with LIBOR-based terms used for hedging and may hold or acquire MBS and other assets with LIBOR-based terms. We may have to renegotiate such LIBOR-based instruments to replace references to LIBOR. Under current law, certain modifications of terms of LIBOR-based instruments may have tax consequences, including deemed taxable exchanges of the pre-modification instrument for the modified instrument. Recently finalized Treasury regulations, which became effective March 7, 2022, treat certain modifications that would be taxable events under current law as non-taxable events. The Treasury regulations also permit REMICs to make certain modifications without losing REMIC qualification. The Treasury regulations do not discuss REIT-specific issues of modifications to LIBOR-based instruments. The IRS has also issued Revenue Procedure 2020-44, which provides additional guidance to facilitate the market’s transition from LIBOR rates. This guidance clarifies the treatment of certain debt instruments modified to replace LIBOR-based terms. We will attempt to migrate to a post-LIBOR environment without jeopardizing our REIT qualification or suffering other adverse tax consequences but can give no assurances that we will succeed.

We may choose to pay dividends in a combination of cash and our own common stock, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

We may choose to pay dividends in a combination of cash and our own common stock. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock.  As long as at least 20% (modified pursuant to Rev. Proc. 2021-53 to 10% for distributions declared on or after November 21, 2021 and on or before June 30, 2022) of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).  As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends they receive. In the case of non-U.S. stockholders, we generally will be required to withhold tax with respect to the entire dividend, which withholding tax may exceed the amount of cash such non-U.S. stockholder would otherwise receive.

Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.

When we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we consider the impact that taking ownership of such properties has on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT.  In certain cases, operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel.  In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.”  If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we have made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be subject to corporate income tax.  In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from sale of such property to be subject to the prohibited transaction tax.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the trust, plan or IRA;
•	the investment will not produce “unrelated business taxable income” for the plan or IRA;
•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

As discussed below under “ERISA Considerations,” it is our current belief that our assets will not be deemed to constitute the “plan assets” of benefit plan investors. If, however, we were deemed to hold “plan assets” of benefit plan investors: (i) ERISA’s fiduciary standards may apply and might materially affect our operations and/or results, and (ii) our transactions could be deemed a transaction with each benefit plan investor and may cause transactions into which we might enter in the ordinary course of business to constitute prohibited transactions under ERISA and/or Section 4975 of the Code, which also may materially affect our operations and/or results.

General Risk Factors

Challenging economic and financial market conditions could significantly reduce the amount of income we earn on our CRE investments and further reduce the value of our investments.

Challenging economic and financial market conditions may cause us to experience an increase in the number of CRE investments that result in losses, including delinquencies, non-performing assets and taking title to collateral and a decrease in the value of the property or other collateral which secures our investments, all of which could adversely affect our results of operations. We may incur substantial losses and need to establish significant provision for losses or impairment. Our revenue from investments could diminish significantly.

Volatility, disruption or uncertainty in the financial markets may impair our ability to raise capital, obtain new financing or refinance existing obligations and fund real estate activities.

Market disruption, volatility or uncertainty could materially adversely impact our ability to raise capital, obtain new financing or refinance our existing obligations as they mature and fund real estate activities. In addition, market disruption, volatility or uncertainty may also expose us to increased litigation and stockholder activism. These conditions could materially disrupt our business, operations and ability to pay distributions to stockholders. Market volatility could also lead to significant uncertainty in the valuation of our investments, which may result in a substantial decrease in the value of our investments. As a result, we may not be able to recover the carrying amount of such investments and the associated goodwill, if any, which may require us to recognize impairment charges in earnings.

The CRE industry has been and may continue to be adversely affected by economic conditions in the United States and global financial markets generally.

Our business and operations are currently dependent on the CRE industry generally, which in turn is dependent upon broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, virus outbreaks, energy and commodity prices, geopolitical issues, deflation, Federal Reserve short-term rate decisions, foreign exchange rates, the availability and cost of credit, the Chinese economy and the relationship between the Chinese and U.S. governments have contributed to increased economic uncertainty. These factors could cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the CRE market for some time. Adverse conditions in the CRE industry could harm our business and financial condition by, among other factors, the tightening of the credit markets, decline in the value of our assets and continuing credit and liquidity concerns and otherwise negatively impacting our operations.

We may not be able to pay distributions in the future.

Our ability to generate income and to pay distributions may be adversely affected by the risks described in this prospectus. All distributions are made at the discretion of our board of directors, subject to applicable law, and depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time-to-time. We may not be able to pay distributions in the future.

Estimated Use of Proceeds

The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the maximum primary offering amount of $2,000,000,000 and no shares under our distribution reinvestment plan. The tables assume that 5% of our gross offering proceeds are from the sale of Class A shares, 20% of our gross offering proceeds are from the sale of Class T shares, 10% of our gross offering proceeds are from the sale of Class S shares, 30% of our gross offering proceeds are from the sale of Class D shares and 35% of our gross offering proceeds are from the sale of Class I shares, which are estimates based on management’s expectations regarding the proportion of shares per class issued in this public offering. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.

The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class A, Class T and Class S shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class A, Class T and Class S share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class A, Class T and Class S shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class A, Class T and Class S per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan. Generally, our policy will be to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A shares.

	Maximum Offering of $100,000,000 in Class A Shares
Gross Proceeds(1)	$100,000,000	100.00%
Upfront Selling Commissions and Dealer Manager Fees(2)	$6,759,907	6.76%
Organization and Offering Expenses(3)	$365,147	0.38%
Other Wholesaling Activities(4)	$1,477,833	1.48%
Adviser Funding of Wholesaling Activities(4)	$(1,477,833)	(1.48%)
Net Proceeds Available for Investment	$92,874,946	92.86%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Offering of $400,000,000 in Class T Shares
Gross Proceeds(1)	$400,000,000	100.00%
Upfront Selling Commissions and Dealer Manager Fees(2)	$13,526,570	3.38%
Organization and Offering Expenses(3)	$1,460,588	0.38%
Other Wholesaling Activities(4)	$5,911,330	1.48%
Adviser Funding of Wholesaling Activities(4)	$(5,911,330)	(1.48%)
Net Proceeds Available for Investment	$385,012,842	96.24%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $200,000,000 in Class S Shares
Gross Proceeds(1)	$200,000,000	100.00%
Upfront Selling Commissions(2)	$6,763,285	3.38%
Organization and Offering Expenses(3)	$730,294	0.38%
Other Wholesaling Activities(4)	$2,955,665	1.48%
Adviser Funding of Wholesaling Activities(4)	$(2,955,665)	(1.48%)
Net Proceeds Available for Investment	$192,506,421	96.24%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $600,000,000 in Class D Shares
Gross Proceeds(1)	$600,000,000	100.00%
Upfront Selling Commissions(2)	$—	—
Organization and Offering Expenses(3)	$2,320,112	0.38%
Other Wholesaling Activities(4)	$8,866,995	1.48%
Adviser Funding of Wholesaling Activities(4)	$(8,866,995)	(1.48%)
Net Proceeds Available for Investment	$597,679,888	99.62%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $700,000,000 in Class I Shares
Gross Proceeds(1)	$700,000,000	100.00%
Upfront Selling Commissions(2)	$—	—
Organization and Offering Expenses(3)	$2,706,797	0.38%
Other Wholesaling Activities(4)	$10,344,828	1.48%
Adviser Funding of Wholesaling Activities(4)	$(10,344,828)	(1.48%)
Net Proceeds Available for Investment	$697,293,203	99.62%

(1)

Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)

For Class A shares, includes upfront selling commissions of 6.0% of the transaction price and upfront dealer manager fees of 1.25% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 7.25% of the transaction price. For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. Amounts presented in the tables are less than 7.25% and 3.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 7.25% and 3.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 7.25% and 3.5%, as applicable. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, stockholder servicing fees equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, stockholder servicing fees equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from sources other than cash flow from operating activities. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”

(3)

The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering. See “Management Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

(4)

Wholesale reimbursements by the Advisor consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities. Without duplication and to the extent not otherwise included as organization and offering expenses, the Advisor will reimburse the Dealer Manager for all of the expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Investment Objectives and Strategy

Investment Objectives

Our investment objectives are:

•	to pay attractive and stable cash distributions to stockholders; and
•	to preserve and protect stockholders’ invested capital.

We may also seek to realize appreciation in the value of our investments. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, the Sub-Advisor has substantial discretion with respect to the selection of specific investments and the origination, acquisition and disposition of our assets, subject to the approval of the Advisor and our board of directors through the adoption of our investment guidelines or otherwise. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefore are required to be set forth in the applicable meeting minutes.

Investment Strategy

Our investment strategy is to originate and acquire a diversified portfolio of CRE investments primarily comprised of floating-rate CRE debt, including first mortgage loans and subordinate mortgage and mezzanine loans. We may also invest in floating-rate CRE securities, such as CMBS and senior unsecured debt of publicly traded REITs, loan participations and select equity investments in single-tenant, net leased properties. We seek to diversify our portfolio of debt and equity investments by, among other factors, property type, geographic location, owner/operator and tenant. We intend that the real estate securing our debt investments as well as any real estate equity investments we acquire will be located within the United States. We currently have no intention to make or acquire any investments outside the United States and may only do so in the future to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors.

We seek to create and maintain a portfolio of commercial real estate investments that generate stable income to enable us to pay attractive and consistent cash distributions to our stockholders. Our focus on originating and acquiring CRE debt instruments emphasizes the payment of attractive and stable cash distributions to stockholders and preservation of invested capital as our primary investment objectives. We also believe our investments may offer the potential for some capital appreciation.

The Sub-Advisor has extensive experience in originating, managing and disposing of CRE debt similar to the types of loans and securities in which we intend to invest. With respect to our CRE debt investments, we seek to:

•	focus on the origination of new loans;
•	invest in loans expected to be realized within one to ten years;
•	maximize current income;
•	lend on properties owned and managed by experienced owner/operators;
•	lend on properties leased to quality tenants;
•	maximize diversification by property type, geographic location, owner/operator, tenancy and borrower;
•	invest in loans generally not exceeding 85% of the current value of the underlying property; and
•	hold investments until maturity unless, in the Sub-Advisor’s judgment, market conditions warrant earlier disposition.

Investment Process

The Sub-Advisor has the authority to make all the decisions regarding our investments consistent with the discretionary authority granted by the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of the Advisor and our board of directors, which direction and oversight requires the Sub-Advisor to obtain the approval of the Advisor or our board of directors for certain investments. Any investments outside of the discretionary authority granted by the investment guidelines must be approved by our board of directors. In order to reduce the conflicts inherent in transactions with affiliates, our charter prohibits us from purchasing assets or properties from or selling or leasing assets or properties to the sponsor (IREIC), the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing. In addition, our charter prohibits us from making any loans to the sponsor, the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing.

Our investment guidelines and borrowing policies, except to the extent set forth in our charter, may be altered by a majority of our directors, including a majority of the independent directors, without approval of our stockholders. Neither the Advisor nor the Sub-Advisor may alter our investment guidelines or borrowing policies without the approval of a majority of our directors, including a majority of our independent directors. Our board of directors may not amend provisions of the charter relating to our investment restrictions without the approval of the majority of the shares entitled to vote on such matter.

We originate and acquire CRE debt and other CRE investments from brokers, new or existing customers, former and current financing and investment partners, third-party intermediaries, competitors looking to share risk, and securitization or lending departments of financial institutions. The Sub-Advisor evaluates all potential investments to determine if the term of the investment, the security for the investment, and the LTV ratio and debt service coverage (where applicable) meets our investment criteria and objectives. An officer, agent or employee of the Sub-Advisor inspects the properties in which we make CRE equity investments, as well as any properties securing our CRE debt investments. In selecting investments for us, the Sub-Advisor considers factors such as the following:

•	macroeconomic conditions that may influence operating performance;
•	the ratio of the total amount of debt secured by a property to the value of the property by which it is secured;
•	the amount of existing debt on the underlying collateral and the priority of that debt relative to our proposed investment;
•	the underlying property’s potential for capital appreciation;
•	expected levels of rental and occupancy rates;
•	current and projected cash flow of the underlying collateral;
•	the degree of liquidity of the investment;
•	the geographic location of the underlying property;
•	the condition and use of the underlying property;
•	the quality, experience and credit history of the owner and tenant;
•	general economic conditions in the area where the underlying property is located; and
•	any other factors that the Sub-Advisor believes are relevant.

In the case of a direct property acquisition, the Sub-Advisor evaluates the same market and asset-related underwriting criteria set forth above and develops a specific plan of action regarding property management, leasing, capital expenditures, financing and disposition for each property we acquire.

Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to us; financial statements covering recent operations of properties having operating histories; and title and liability insurance policies. We may also obtain an appraisal prepared by an independent appraiser for each investment we acquire. The appraised value of a property may be greater than the construction cost or the replacement cost. Operating results may be examined as part of the appraisal, to determine whether or not projected income levels are likely to be met.

Borrowing Policy

We employ conservative levels of borrowing in order to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by our board of directors, including a majority of our independent directors, and disclosed to our stockholders in our next quarterly report along with justification for such excess. Our board of directors reviews our aggregate borrowings at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

Risk Management Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our debt and securities investments. The Advisor and the Sub-Advisor maintain risk management control systems to monitor cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions.

Each quarter, we perform a comprehensive analysis of our loan portfolio and assign risk ratings to loans that incorporate our management’s current judgments about their credit quality based on all known and relevant internal and external factors that may affect collectability. We consider, among other things, payment status, lien position, borrower financial resources and investment in collateral, collateral type, project economics and geographic location as well as national and regional economic factors. This methodology results in loans being segmented by risk classification into risk rating categories that are associated with estimated probabilities of default and principal loss. Ratings range from “1” to “5” with “1” representing the lowest risk of loss and “5” representing the highest risk of loss.

Interest Rate Risk Management. We follow an interest rate risk management policy intended to mitigate the negative effects of significant interest rate changes with an eye both to inflationary risks and asset-liability management. With regard to our investments in CRE debt, we intend to manage our interest rate risk by investing primarily in floating rate instruments as well as using floating rate liabilities for any leverage. With regard to our equity investments in single-tenant, net leased properties, we intend to minimize our interest rate risk by focusing on assets where the underlying lease has contractual up-lifts throughout the lease term and by ensuring that any borrowings require, or by use of hedging instruments, a fixed-rate liability. Hedging transactions, which will primarily include interest rate swaps and may include other hedging instruments, may be used to mitigate as much of the interest rate risk as we determine is in the best interest of our stockholders, given the associated cost and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that the risk is advisable or economically unavoidable.

Disposition Policies

The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors. We generally intend to hold the CRE debt investments we originate or acquire until maturity and the CRE equity investments we acquire for as long as we anticipate continued positive return profiles in comparison with other alternative investments. We generally intend to hold any investments in single-tenant, net leased properties for 7-10 years. We expect to hold properties we acquire through foreclosure for a shorter period and until our Sub-Advisor determines that we have maximized the value and we may operate a foreclosed property for a substantial period of time depending on its characteristics, condition and market conditions. Notwithstanding the foregoing, at any time we may dispose of an investment prior to our targeted hold period if the Sub-Advisor determines that the disposition would be in the best interests of our stockholders. The Sub-Advisor periodically performs a hold-sell analysis on each investment we own in order to determine the optimal time to hold the asset and generate a strong return. The determination of whether an investment will be sold or otherwise disposed of will be made after consideration of all relevant factors, including but not limited to prevailing economic conditions, specific real estate market conditions and tax implications for our stockholders.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•

borrow in excess of 300% of our total “net assets” (as defined by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investments Trusts (the “NASAA REIT Guidelines”), as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•

make or invest in mortgage loans unless an appraisal is obtained (from an independent appraiser in a transaction in which a majority of the independent directors so determine) concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. Such appraisal shall be maintained in our records for at least five years and shall be available for inspection and duplication by any holder of common stock for a reasonable charge. Also, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness of the Advisor, the Sub-Advisor, any director or any affiliates of any of the foregoing;

•

make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•

invest in equity securities which are not listed on a national securities exchange or traded in an over-the-counter market unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;
•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•

issue redeemable equity securities (as defined in the Investment Company Act), which restriction has no effect on our share repurchase plan or the ability of the Operating Partnership to issue redeemable partnership interests;

•

issue options or warrants to purchase shares to the Advisor, the Sub-Advisor, any director or affiliates of any of the foregoing except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to the Advisor, the Sub-Advisor, our directors or affiliates of any of the foregoing cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons;
•

acquire interests or securities in any entity holding investments or engaging in activities prohibited by the previous investment limitations except for investments in which we hold a non-controlling interest or investment in an entity having securities listed on a national securities exchange or traded in an over-the-counter market; or

•

make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-up Transactions.”

In addition to the charter limitations detailed above, our board of directors has adopted investment guidelines limiting the investments that the Advisor and the Sub-Advisor may acquire on our behalf. Pursuant to these investment guidelines, the Advisor and the Sub-Advisor may not, without board approval:

•

invest in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in construction loans; or
•	make an investment in a property, or in a CRE debt or CRE securities investment secured by a property, located outside of the United States.

Market Overview and Opportunity

We believe that a focus on lending, including investments in CRE debt and CRE securities investments, presents a favorable opportunity from a risk-return perspective and an attractive alternative to traditional equity real estate investments. We also believe that CRE mortgage investments provide an attractive alternative to comparable fixed income investments, providing higher total returns with less volatility. Given the experience and expertise of the Sub-Advisor’s management in CRE lending, we intend to favor a strategy weighted toward targeting CRE debt investments that are primarily floating rate and that maximize current income and have both subordinate capital and downside structural protections. We believe this strategy enables us to guard against the risks inherent in strategies weighted toward targeting equity investments through structural priority over equity investors with respect to cash flows and preservation of capital. We also believe our lending-focused investment strategy, combined with the investment sourcing capabilities of the Advisor and the Sub-Advisor, provide opportunities to: (i) make investments in CRE mortgage loans and mezzanine loans with attractive current returns and strong structural features; and (ii) purchase CRE debt and CRE securities from third parties, in some instances at discounts to their face amounts (or par value). We may also strategically acquire direct interests in commercial properties leased to companies on a single-tenant, net leased basis that will provide current income, upside potential and portfolio diversification. We believe the combination of these strategies and the application of prudent leverage may also allow us to (i) realize appreciation opportunities in our portfolio, (ii) provide diversification and (iii) enhance returns.

Debt-focused Investment Strategy

We believe that a debt-focused investment strategy offers the following advantages:

Capital Stack Priority: Debt is senior to equity and offers lower risk of income volatility. The chart below demonstrates the priority of payment for cash flows and preservation of capital in connection with the ownership of CRE investments.

Cash Flow Priority: Debt service is a higher priority payment over other expenses. Debt holders’ principal and interest payments are paid first out of rents. Equity holders receive available cash flows, if any, after payment of debt and property-related expenses and bear the first risk in the event of any cash shortfalls.

Capital Protection: Decreases in property values first affect the value of an equity investment because CRE lenders have a right to be repaid before the equity holders receive any proceeds from the sale of the property. In general, under stable economic conditions, investing in CRE debt better protects investors against declines in CRE property values than CRE equity investments. CRE loan losses generally have historically spiked only during major financial crises, and loans have performed well through both up and down economic cycles. We believe the economic environment after the COVID-19 pandemic will create a similar positive CRE lending environment as has been seen following other financial crises.

Favorable Investment Environment

We believe that the following market conditions create a favorable investment environment for us:

Commercial mortgages originated post-financial crisis are more conservative. As shown in the chart below, CRE LTV ratios averaged close to 65% when originated post-2008 financial crisis through 2019 compared to 75% prior to the 2008 financial crisis. According to CBRE, there is an average increase of 40% in the equity securing the CRE loans post-crisis. We expect that the regulatory environment after the COVID-19 pandemic will be similar to prior post-crisis environments and will help maintain the current low-leverage lending environment and mitigate risks associated with our CRE debt investments.

The large volume of maturing CRE loans over the next few years and the resulting need for borrowers to refinance assets is expected to provide an opportunity for originating CRE debt. As shown in the chart below, the large volume of scheduled loan maturities over the next several years will provide significant investment opportunities for CRE lenders and providers of capital such as our company. Approximately $2.1 trillion of CRE debt is scheduled to mature from 2021 through 2025. These loan maturities would be in addition to the volume of loans required to finance the purchase of CRE property discussed above. The expected wave of maturities may provide us with various investment opportunities throughout the CRE capital structure due to our flexible platform in addition to Sound Point’s strong origination capabilities and its management’s experience investing in CRE loans.

Projected CRE Loan Maturities

Source: Trepp—Based on Federal Reserve Flow of Funds Data.

Capital available from traditional sources of CRE debt cannot satisfy demand. Current CRE debt origination levels reflect significant demand for CRE debt capital. Banks and other traditional CRE lenders have decreased CRE debt originations in large part due to an increasingly restrictive regulatory environment which is expected to continue. We believe these factors will slow the growth in CRE lending by traditional CRE lenders, while non-traditional CRE lenders will continue to gain market share relative to banks and CMBS conduits.

CMBS issuers face a number of headwinds amid multiple regulatory changes. As an example, the retention rules set forth in the Dodd-Frank Act, which went into effect in late 2016, require that CMBS sponsors retain 5% of a securitization issuance for five years, potentially resulting in higher pricing for CMBS offerings and making CMBS issuers less competitive against other alternative lenders. Additionally, new regulations impose higher capital charges on certain securities held by investment banks, potentially leading to a reduction in bond purchases or an inability to act as a “market maker,” resulting in less liquidity and lower bond prices. These regulatory pressures are causing securitization to be less profitable, requiring CMBS programs to increase the cost of the loans offered to borrowers in order to maintain profitability.

Source: Commercial Mortgage Alert, January 2022.

As a result of these market conditions, we believe that borrowers in need of CRE debt capital will seek out alternative providers such as REITs and private investment funds, which are not subject to many of the regulatory requirements of larger banks, insurance companies and other financial institutions. We believe that alternative capital providers such as REITs may continue to increase their market share given the significant demand for CRE debt capital and as regulatory changes, including increased capital requirements, leverage limitations and the Dodd-Frank Act’s risk retention rules for securitization sponsors, further restrict traditional lenders’ competitiveness.

Potential benefits exist in our targeted investments in the current interest rate environment. In response to the COVID-19 pandemic, the Federal Reserve lowered interest rates in March 2020. CRE debt credit spreads have widened in response to the current economic uncertainty caused by the COVID-19 pandemic. We expect the low interest rates set by the Federal Reserve to eventually rise, once the economy has recovered from the pandemic. In a rising-rate environment, our investment strategy that focuses on originating floating rate loans and financing these investments with floating rate liabilities will allow us to benefit, especially relative to investment vehicles that focus on fixed-rate loans. We intend to predominantly make CRE debt investments with a coupon consisting of a credit spread over a floating rate index, usually LIBOR until its scheduled expiration. As interest rates rise, the interest income produced by floating rate investments will also increase, producing more revenue. We also intend to finance our floating rate assets primarily with floating rate borrowings. Because we only finance a portion of any given investment to generate improved returns, the benefits of rising interest rates to our floating rate investments will outpace the increasing cost of our borrowings, resulting in corresponding improved returns on our invested equity. Additionally, for other investments, including our CRE equity investments, we generally plan to secure long-term, fixed-rate financing.

The current market offers opportunities in CRE securities. We believe the current CRE securities market presents opportunities for investors with a proven track record, investment process and a focus on investing in the underlying CRE credit (and not solely based on credit ratings) to purchase investment grade or non-investment grade new issue and secondary CRE securities. The opportunity to purchase both senior bonds, which have a higher level of liquidity, and subordinate bonds at discounts, may provide attractive current returns while also generating gains through either the increase of market valuations as credit spreads tighten due to improving fundamentals or repayment at par. In addition, as discussed above, recent regulatory changes to the CMBS industry will make future issuance an attractive investment as the universe of buyers and holders of such securities shrinks, particularly with respect to the junior-most tranches. CMBS investments also generate attractive returns relative to the credit risk of similarly rated bonds backed by alternative collateral types (while direct lending still provides a more significant premium).

The current CRE secured lending and securitization markets offer us the opportunity to obtain attractive, long-term, non-mark-to-market financing for our debt investments. As liquidity improves in the CRE market, we anticipate pricing for CRE debt to become more competitive, but we believe the terms to finance our targeted investments will become more favorable, allowing us to generate attractive returns. Subject to the limitations imposed by the Investment Company Act, we intend to enter into credit facilities and participate in the securitization market as an issuer where we can finance our assets with nonrecourse, non-mark-to-market and match-term leverage. “Non-mark-to-market” leverage is a term used to describe financing that generally does not require a borrower to make payments to maintain a certain LTV ratio when the financed asset is deemed to have lost value relative to the amount of debt outstanding against that asset. “Match-term” leverage is a term used to describe borrowings where (1) the maturity of our investments is less than or equal to the maturity of our borrowings and (2) floating rate assets are paired with floating rate liabilities (as previously discussed). We may also seek to finance our debt investments through short-term mark-to-market facilities. We believe the availability of financing should allow us to source attractive investments and prudently lever certain assets within our portfolio to achieve our targeted risk-adjusted returns (while maintaining downside protection), although there can be no assurance that this will be the case.

Sound Point’s experience, reputation and successful track record provide investment opportunities through existing relationships. The growth and achievements of Sound Point’s existing platform and reputation as a leading diversified investment and asset management company with particular expertise in credit strategies, managing approximately $30.2 billion in assets as of December 31, 2021, may provide attractive sources of new investments for us. Through the aggregation of its portfolio and the experiences of its management team, Sound Point has accumulated significant relationships with borrowers and operators. Transactions often must close with hard deadlines and deposits at risk. Comfort with Sound Point’s diligence process and the certainty of execution provided on past transactions may provide us with an advantage when competing for new lending opportunities. Additionally, Sound Point’s centralized investment process and the ability to provide “one-stop shopping” for solutions across the CRE capital structure may provide us with an advantage when competing for business. The Advisor and Sub-Advisor also maintain a robust CRE pipeline which we believe will lead to significant investment opportunities.

In summary, despite increases in CRE lending, the availability of CRE capital has not yet returned to historical levels and has not done so evenly across the spectrum of CRE investments. We are well positioned to take advantage of the opportunity created by steadily increasing CRE transaction volume, the large volume of CRE loans coming due and changing regulations for traditional lenders. We believe that complementing the downside protection of debt with the appreciation potential of equity will produce compelling portfolio attributes. We similarly expect the CRE securities market to offer attractive investment opportunities in both new issue and legacy securities given the Sub-Advisor’s expertise in underwriting credit and that it may also provide opportunities to achieve upside through discounted purchases. We further believe that the existing and future CRE environment will allow us to favorably finance our investments. The combination of (i) the preceding factors and (ii) the expertise, experience and track record of Sound Point’s management in various market environments and in a broad array of CRE investment disciplines provides us with an opportunity to achieve our investment objectives, although we cannot assure you that this will be the case.

Targeted Investments

We originate, acquire and manage a diversified portfolio of CRE investments consisting primarily of floating-rate CRE debt, including first mortgage loans and subordinate mortgage and mezzanine loans. We may also invest in floating-rate CRE securities, such as CMBS and senior unsecured debt of publicly traded REITs, loan participations and select equity investments in single-tenant, net leased properties. We target assets that generally offer predictable current cash flow and attractive risk-adjusted returns based on the underwriting criteria established and employed by the Advisor and the Sub-Advisor. We diversify our portfolio of debt and equity investments by property type, geographic location, owner/operator and tenant. We intend that the real estate securing our debt investments as well as any real estate equity investments we acquire will be located within the United States. We currently have no intention to make or acquire any investments outside the United States and may only do so in the future to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors. Our ability to execute our investment strategy is enhanced through access to the investment sourcing and direct origination capabilities of Sound Point, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators. We seek to create a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is directly or indirectly secured by high-quality CRE; (iii) possesses strong structural features that maximize repayment potential; and (iv) can be efficiently financed.

Commercial Real Estate Debt

We intend to invest in CRE debt both by directly originating loans and by purchasing them from third-party sellers. We may also acquire some equity participations in the underlying collateral of commercial real estate debt. Although we generally prefer the benefits of direct origination, situations may arise to purchase CRE debt, possibly at discounts to par, which will compensate the buyer for the lack of control or structural enhancements typically associated with directly structured investments. The experience of the Sub-Advisor’s management team in both disciplines provides us flexibility in a variety of market conditions.

We use conservative underwriting criteria to focus on risk-adjusted returns based on several factors that may include the leverage point, debt service coverage and sensitivity, lease sustainability studies, market and economic conditions, quality of the underlying collateral and location, reputation and track record of the borrower, and a clear exit or refinancing plan for the borrower. Our underwriting process will involve comprehensive financial, structural, operational, and legal due diligence to assess any risks in connection with making such investments so that we can optimize pricing and structuring.

Primary Focus. Our primary focus in making CRE debt investments will be to originate, acquire and manage first mortgage loans.

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First Mortgage Loans. First mortgage loans generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. First mortgage loans are loans that have the highest priority in a foreclosure proceeding to claims on the collateral securing the loans. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features, which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

Secondary focus. Our secondary focus in making CRE debt investments will be to originate, acquire and asset manage the following types of CRE debt:

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Subordinate Mortgage Loans. Subordinate mortgage loans include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets (commonly referred to as B-notes). Like first mortgage loans, these loans generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. Subordinate mortgage loans are loans that have a lower priority to collateral claims. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries. We target subordinated mortgage investments where the amount of the first mortgage loan is significantly less than the value of the underlying collateral, which we believe allows us to mitigate the risks usually faced by subordinate mortgage lenders.

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Mezzanine Loans. Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property-owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues) and may provide for participation in the value or cash flow appreciation of the underlying property. We target mezzanine loan investments where the amount of the first mortgage loan is significantly less than the value of the ownership interests securing the loan, which we believe allows us to mitigate the risks usually faced by mezzanine lenders.

Other Potential Investments. We may also originate, acquire and manage one or more of the following types of CRE investments:

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Preferred Equity. Preferred equity is a type of priority equity investment in an entity that owns real estate or real estate-related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity investor, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of holders of preferred equity are usually governed by partnership agreements that govern who has control over a property and decision-making, when those rights may be revoked and typically have a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.

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Equity Participations or “Kickers.” In connection with our debt origination activities, we pursue equity participation opportunities in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current NAV of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion that is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate Securities

In addition to our focus on origination of and investments in CRE debt, we may also acquire CRE securities such as CMBS and CRE CLOs, unsecured REIT debt and interests in other securitization financing transactions that own real estate-related debt. While we may acquire a variety of CRE securities, we expect that the majority of these investments to consist of CMBS.

CMBS and CRE CLOs. CMBS and CRE CLOs are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial properties. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS and CRE CLOs are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust’s underlying assets. CMBS and CRE CLOS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodology, intended to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity). Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received all principal and interest to which they are entitled. We invest in senior or subordinated, investment grade or non-investment grade CMBS and CRE CLOs, as well as unrated CMBS.

Unsecured REIT Debt. We may also acquire senior unsecured debt of publicly traded REITs that acquire and hold real estate. Publicly traded REITs may own large, diversified pools of CRE properties or they may focus on a specific type of property, such as regional malls, office properties, apartment properties and industrial warehouses. Publicly traded REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Single-Tenant, Net Leased Assets

Direct CRE ownership may complement our CRE debt-focused strategy, optimizing our ability to generate current income while also participating in potential property value appreciation. We may acquire office, industrial or retail properties leased to creditworthy tenants under long-term, net leases, strategically located throughout the United States, or specific international assets with approval from our board of directors. Net leases typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments.

To the extent that we acquire a portfolio of net leased properties, we intend to diversify such portfolio by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry. There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We intend to incur debt to acquire properties where the Sub-Advisor determines that incurring such debt is in our best interests. In addition, we may acquire properties without financing and later incur mortgage debt secured by one or more of such properties. We may then use the proceeds from these loans to acquire additional investments. See “—Borrowing Policy” above for a more detailed description of our borrowing intentions and limitations.

In evaluating potential net lease transactions, the Sub-Advisor would target properties that (i) are leased by tenants with a stable or improving credit profile; (ii) are critical to the ongoing operations of its tenant or tenants; and (iii) are subject to full recourse leases which provide for rent increases over the term of the lease and prohibit tenant activities which could damage the value of our investment.

We generally would expect to enter into leases that have terms of ten years or more; however, certain leases may have a shorter term. We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we would use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See “Material U.S. Federal Income Tax Considerations.”

Other Investments

Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. We currently have no intention to make or acquire any investments outside the United States and may only do so in the future to the extent that any international investment is consistent with our overall investment strategy and specifically approved by our board of directors. In limited circumstances, the CRE debt investments described above, in particular investments in distressed debt, may result in us owning commercial real property, other than the single-tenant, net leased properties we are targeting for investment, as a result of a loan workout, taking title or similar circumstances. We intend to manage any real property assets we acquire in the manner that the Sub-Advisor determines is most advantageous to us. We may also invest in various types of interests in real estate or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate or debt-related assets, our charter does limit certain types of investments. See “—Investment Limitations.”

Joint Ventures

We may enter into certain strategic joint venture arrangements for our net leased property investments or other equity real estate investments where the risk-return and potential upside through sharing in asset or platform appreciation is compelling. We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. We will not, however, invest in a joint venture in which the Advisor, the Sub-Advisor, any of our directors or officers or affiliates of any of the foregoing has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Investment Company Act Considerations

We intend to continue to conduct our operations so that none of we, the Operating Partnership or the subsidiaries of the Operating Partnership is required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of the Operating Partnership and its wholly owned or majority-owned subsidiaries, each of which will rely on an exception from registration under the Investment Company Act. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of “investment securities”.

Through the Operating Partnership and its subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the Investment Company Act, including, but not limited to, first mortgage loans, subordinate mortgage and mezzanine loans, and participations in such loans, as well as CMBS, CRE CLOs and senior unsecured debt of publicly traded REITs. We may also invest in select equity investments in single-tenant, net leased properties. Accordingly, it is possible that more than 40% of the total assets of the Operating Partnership or its subsidiaries will be deemed to be investment securities for Investment Company Act purposes. However, in reliance on Section 3(c)(5)(C) of the Investment Company Act, we do not intend to register the Operating Partnership or any of its subsidiaries as an investment company under the Investment Company Act. Entities that meet the standards set forth in Section 3(c)(5)(C) are excepted from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as certain subordinated mezzanine loans and participations and other interests in real estate, as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. Certain mortgage loans and participations in mortgage loans may not constitute qualifying real estate investments for purposes of Section 3(c)(5)(C) of the Investment Company Act. No assurance can be given that the SEC will concur with our classification of the assets of the Operating Partnership or its subsidiaries. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses.

Investment PORTFOLIO

We began operations in October 2016, and our objective is to originate, acquire and manage an investment portfolio of CRE debt and CRE securities that is primarily floating rate and diversified based on the type and location of collateral securing the underlying CRE debt and CRE securities. We anticipate our investment portfolio will be less diversified and have higher concentrations in asset class, collateral type and geographic location until our capital raise reaches levels that will allow for greater diversification.

The charts below summarize our debt investments portfolio as a percentage of par value by type of rate, our total investment portfolio by investment type, and our loan portfolio by collateral type and geographical region as of December 31, 2021. For an update on our investment portfolio and operations since December 31, 2021, see “Selected Information Regarding our Operations—Operations Update.”

Floating vs. Fixed Rate:	All Investments by Type:

Loans by Region:	Loans by Property Type:

An investment’s region is defined according to the below map based on the location of underlying property.

Commercial Mortgage Loans Held for Investment

($ in thousands)	As of December 31, 2021	As of December 31, 2020	As of December 31, 2019
Principal balance of first mortgage loans	$650,670	$425,196	$489,902
Number of first mortgage loans	36	26	29
Principal balance of credit loans	$13,500	$16,500	$16,500
Number of credit loans	2	3	3
Total balance of loans	$664,170	$441,696	$506,402
Total number of loans	38	29	32
All-in yield(1)	4.6%	5.5%	5.7%
Weighted average years to maximum maturity	3.6	3.4	4.0

(1)	All-in yield is the present value of all future principal and interest payments on the loan and does not include any origination fees or deferred commitment fees.

The increase in the size of our portfolio is primarily due to loan originations during the year ended December 31, 2021. The change in the all-in yield was primarily driven by the new loan originations having lower interest rate spreads due to market conditions.

The tables below present select loan information for each of our commercial mortgage loans as of ($ in thousands):

December 31, 2021

	Origination Date	Loan Type (1)	Principal Balance (2)	Cash Coupon (2)(3)	All-in Yield (3)	Maximum Maturity (4)	State	Property Type	LTV (5)	Risk Rating (6)
1	12/12/17	First mortgage	$14,650	L+4.70%	5.9%	1/9/23	HI	Office	67%	2
2	12/13/17	First mortgage	16,860	L+4.50%	4.7%	7/9/23	VA	Office	55%	3
3	9/7/18	First mortgage	24,411	L+3.75%	5.6%	9/9/23	TX	Office	73%	2
4	11/16/18	First mortgage	5,200	L+3.90%	5.9%	12/9/23	CA	Multifamily	64%	2
5	12/20/18	First mortgage	16,150	L+4.20%	6.2%	6/9/25	AL	Hospitality	64%	3
6	1/25/19	First mortgage	11,659	L+3.45%	5.4%	2/9/24	IL	Multifamily	78%	2
7	5/29/19	First mortgage	24,000	L+3.25%	5.7%	6/9/24	TX	Multifamily	68%	2
8	5/31/19	First mortgage	13,409	L+3.25%	5.6%	6/9/24	CA	Multifamily	70%	3
9	6/18/19	First mortgage	47,746	L+2.75%	4.7%	7/9/24	TX	Office	72%	2
10	6/18/19	First mortgage	6,631	L+3.60%	5.7%	7/9/24	CA	Mixed Use	54%	2
11	8/15/19	First mortgage	8,258	L+4.20%	6.6%	9/9/24	TN	Office	45%	3
12	9/27/19	First mortgage	15,563	L+3.10%	4.6%	10/9/24	CA	Office	75%	2
13	10/4/19	First mortgage	20,958	L+2.90%	4.6%	10/9/24	NC	Office	61%	3
14	10/30/19	First mortgage	13,907	L+3.00%	4.9%	11/9/24	CA	Multifamily	80%	2
15	11/22/19	First mortgage	34,007	L+3.00%	4.9%	12/9/24	AZ	Multifamily	80%	2
16	2/6/20	First mortgage	21,189	L+3.30%	4.9%	2/9/25	NJ	Office	69%	2
17	2/20/20	First mortgage	10,320	L+3.85%	5.4%	3/9/25	CA	Retail	57%	2
18	2/28/20	First mortgage	9,400	L+3.50%	5.0%	3/9/25	FL	Retail	78%	2
19	10/13/20	First mortgage	7,210	L+4.00%	4.9%	10/9/25	CA	Multifamily	70%	2
20	3/5/21	First mortgage	13,000	L+5.00%	5.5%	3/9/26	VA	Office	57%	2
21	3/12/21	First mortgage	19,903	L+4.00%	4.2%	3/9/26	MS	Industrial	64%	2
22	4/6/21	First mortgage	12,090	L+3.50%	3.7%	4/9/26	AL	Multifamily	69%	2
23	4/6/21	First mortgage	9,412	L+3.50%	3.7%	4/9/26	AL	Multifamily	78%	2
24	4/15/21	First mortgage	9,090	L+4.00%	4.2%	5/9/26	NJ	Industrial	69%	2
25	5/12/21	First mortgage	27,579	L+3.15%	3.3%	5/9/26	CT	Multifamily	77%	2
26	5/25/21	First mortgage	11,200	L+3.20%	3.4%	6/9/26	TN	Multifamily	80%	2
27	5/26/21	First mortgage	15,138	L+3.10%	3.3%	6/9/26	NV	Multifamily	80%	2
28	6/8/21	First mortgage	20,500	L+8.00%	8.2%	12/9/23	TX	Mixed Use	45%	2
29	7/1/21	First mortgage	6,430	L+4.50%	5.0%	7/9/26	OH	Mixed Use	79%	2
30	10/8/21	First mortgage	29,350	L+3.20%	3.3%	10/9/26	OR	Multifamily	72%	2
31	10/15/21	First mortgage	22,280	L+2.95%	3.1%	11/9/26	VA	Multifamily	77%	2
32	11/12/21	First mortgage	24,810	L+2.90%	3.1%	11/9/26	TX	Multifamily	73%	2
33	11/16/21	First mortgage	21,150	L+3.05%	3.2%	12/9/26	TX	Multifamily	74%	2
34	11/17/21	First mortgage	22,650	L+2.85%	3.0%	12/9/26	SC	Multifamily	71%	2
35	12/9/21	First mortgage	39,350	L+3.05%	3.2%	12/9/26	GA	Multifamily	72%	2
36	12/15/21	First mortgage	25,210	L+3.20%	3.3%	1/9/27	OR	Multifamily	70%	2
37	9/29/17	Credit	7,500	9.20%	9.2%	10/11/27	NJ	Office	80%	2
38	10/4/19	Credit	6,000	10.00%	10.0%	10/6/24	NV	Office	75%	2
			$664,170		4.6%				70%

December 31, 2020

	Origination Date	Loan Type (1)	Principal Balance	Cash Coupon (3)	All-in Yield (3)	Maximum Maturity (4)	State	Property Type	LTV (5)	Risk Rating (6)
1	12/12/17	First mortgage	$14,650	L+4.70%	5.9%	1/9/23	HI	Office	67%	2
2	12/13/17	First mortgage	16,860	L+4.50%	5.7%	12/9/22	VA	Office	55%	4
3	3/22/18	First mortgage	12,059	L+3.75%	5.1%	4/9/23	CO	Retail	74%	2
4	5/4/18	First mortgage	31,000	L+4.00%	5.5%	5/9/23	PA	Industrial	64%	2
5	5/17/18	First mortgage	6,962	L+4.50%	6.2%	6/9/23	NC	Multifamily	54%	3
6	9/7/18	First mortgage	24,411	L+3.75%	5.6%	9/9/23	TX	Office	73%	2
7	9/19/18	First mortgage	8,531	L+3.70%	5.7%	10/9/23	TX	Multifamily	69%	3
8	10/30/18	First mortgage	6,860	L+3.85%	5.7%	11/9/23	TX	Multifamily	76%	2
9	11/16/18	First mortgage	5,200	L+3.90%	5.9%	12/9/23	CA	Multifamily	64%	2
10	12/20/18	First mortgage	16,537	L+4.20%	6.2%	1/9/24	AL	Hospitality	64%	4
11	1/25/19	First mortgage	11,575	L+3.45%	5.4%	2/9/24	IL	Multifamily	78%	2
12	4/11/19	First mortgage	15,761	L+3.30%	5.7%	4/9/24	CA	Industrial	79%	2
13	5/29/19	First mortgage	24,000	L+3.25%	5.7%	6/9/24	TX	Multifamily	68%	3
14	5/31/19	First mortgage	12,828	L+3.25%	5.6%	6/9/24	CA	Multifamily	70%	3
15	6/18/19	First mortgage	47,507	L+2.75%	4.7%	7/9/24	TX	Office	72%	2
16	6/18/19	First mortgage	6,350	L+3.60%	5.7%	7/9/24	CA	Mixed Use	54%	2
17	8/15/19	First mortgage	7,567	L+4.20%	6.6%	9/9/24	TN	Office	45%	3
18	9/27/19	First mortgage	15,260	L+3.10%	4.6%	10/9/24	CA	Office	75%	2
19	9/30/19	First mortgage	30,000	L+3.30%	5.0%	10/9/24	TX	Multifamily	77%	2
20	10/4/19	First mortgage	20,958	L+2.90%	4.6%	10/9/24	NC	Office	61%	3
21	10/30/19	First mortgage	13,743	L+3.00%	4.9%	11/9/24	CA	Multifamily	80%	2
22	11/22/19	First mortgage	32,632	L+3.00%	4.9%	12/9/24	AZ	Multifamily	80%	2
23	2/6/20	First mortgage	19,835	L+3.30%	4.9%	2/9/25	NJ	Office	69%	2
24	2/20/20	First mortgage	8,000	L+3.85%	5.4%	3/9/25	CA	Retail	57%	2
25	2/28/20	First mortgage	9,320	L+3.50%	5.0%	3/9/25	FL	Retail	78%	2
26	10/13/20	First mortgage	6,790	L+4.00%	4.9%	10/9/25	CA	Multifamily	70%	2
27	9/29/17	Credit	7,500	9.20%	9.2%	10/11/27	NJ	Office	80%	3
28	3/27/18	Credit	3,000	9.35%	9.3%	4/1/23	FL	Hospitality	68%	4
29	10/4/19	Credit	6,000	10.00%	10.0%	10/6/24	NV	Office	75%	2
			$441,696		5.5%				70%
___________
(1)	First mortgage loans are first position mortgage loans and credit loans are mezzanine and subordinated loans.
(2)

An 80% undivided senior interest (“Participation A”) in each of loan numbers 1, 2, 3, 4, 8, 10, 13, 14, and 16, which includes the right to receive priority interest payments at a rate of L+2.00%, was sold by our Operating Partnership pursuant to a Loan Participation Agreement dated November 15, 2021. Our Operating Partnership has retained a 20% undivided subordinate interest (“Participation B”) in each of these loans.

(3)

Cash coupon is the stated rate on the loan. All-in yield is the present value of all future principal and interest payments on the loan and does not include any origination fees or deferred commitment fees. The total is the weighted average rate as of December 31, 2021 and 2020. Our first mortgage loans are all floating rate and each contains a minimum LIBOR floor. The weighted average LIBOR floor for these loans is 0.99% and 1.83% as of December 31, 2021 and 2020, respectively.

(4)	Maximum maturity assumes all extension options are exercised by the borrower, however loans may be repaid prior to such date.
(5)	LTV was determined at loan origination and is not updated for subsequent property valuations or loan modifications. The total is the weighted average LTV.
(6)

Risk rating is the internal risk rating assigned by the Sub-Advisor. The total is the average rating for the portfolio. See Note 3—“Commercial Mortgage Loans Held for Investment,” which is included in our notes to consolidated financial statements included in our Annual Report on Form 10-K filed March 11, 2022, which is incorporated by reference.

As of December 31, 2021, 33 loans had a risk rating of 2 and five had a risk rating of 3. As of December 31, 2020, 19 loans had a risk rating of 2, seven had a risk rating of 3 and three had a risk rating of 4.

Loan Participation Agreement

On November 15, 2021, our Operating Partnership entered into a Master Participation Agreement (the “Loan Participation Agreement”) with American Family Life Assurance Company of Columbus, a Nebraska corporation (“Participant A”), pursuant to which Participant A purchased a senior participation interest in each of certain mortgage loans held by our Operating Partnership, the aggregate unpaid principal balance of which is approximately $136.9 million (collectively, the “Participation Loans”).

Participant A purchased from our Operating Partnership, as the noteholder, Participation A in each of the Participation Loans for $109.5 million, which represents the total initial Participation A principal balances of the Participation Loans. Our Operating Partnership retained Participation B in each of the Participation Loans, the initial Participation B principal balances of which total $27.4 million. The rights of our Operating Partnership to receive payments of interest, principal and other amounts with respect to Participation B are junior, subject and subordinate to the rights of Participant A to receive payments of interest, principal and other amounts with respect to Participation A, except that our Operating Partnership’s right to receive exit fees, deferred origination compensation and draw fees payable in connection with additional advances and any other fees payable under applicable loan documents to the lender is generally not subordinate to the rights of Participant A.

The Loan Participation Agreement provides that our Operating Partnership generally will exercise the rights of the noteholder under each Participation Loan as the directing participant but allows Participant A to prohibit certain actions from being taken with respect to a Participation Loan, such as the modification of a payment or other monetary term of a loan, without the consent of Participant A and makes Participant A the directing participant if there has been a reduction in the appraised value of the mortgaged property, principal payments have been made or realized losses have been incurred in each case in certain amounts and subject to certain conditions.

The Loan Participation Agreement generally will terminate upon: (a) the mutual agreement by the parties evidenced in writing; (b) 90 days after each of the Participations is paid in full; or (c) 90 days after payment (or provision for payment) to the participants of all amounts held by or on behalf of the servicer and required under the servicing agreement then in effect, to be so paid on the last remittance date following the final payment or other liquidation (or any advance with respect thereto) of the mortgage loans or the mortgaged property.

Real Property

On August 20, 2020, we acquired a ground lease of the Renaissance O’Hare via a deed-in-lieu of foreclosure transaction following the borrower’s default on its loan, which had a par value of $24.5 million and an initial maturity date of December 9, 2020. Current annual rent under the ground lease is approximately $1.6 million on a net basis, with us as the tenant responsible for all operating expenses, including property taxes. The lease has a 10% rental increase every five years with the next increase scheduled to occur in April 2023. This ground lease runs through March 2098.

The Renaissance O’Hare is a full-service, 16-story hotel consisting of the hotel building and access to an adjoining five-story parking garage shared with an adjacent office building we do not own. The hotel features a business center, fitness center, indoor swimming pool and whirlpool, gift shop, restaurant, Starbucks and 170 available parking spaces. The hotel has 16 meeting and banquet rooms containing a total of 15,754 square feet, the largest of which is 5,000 square feet and seats 600.

Along with the hospitality sector as a whole, the Renaissance O’Hare was negatively impacted in 2020 and 2021 by the COVID-19 pandemic and while the performance has improved, it has not returned to pre-pandemic levels. The table below includes certain historical information with respect to the average occupancy, the revenue per available room and the average daily rate of the Renaissance O’Hare.

Year	Average Occupancy Per Night	Revenue Per Available Room	Average Daily Rate
2017	75%	$104	$139
2018	71%	$106	$149
2019	72%	$106	$146
2020	25%	$27	$107
2021	47%	$46	$102

The value of the hotel was appraised by an independent third-party at $17.1 million for the purpose of updating our NAV calculation as of December 31, 2021. We incurred a $2.2 million net operating loss before depreciation and amortization during 2021 for the Renaissance O’Hare related to the COVID-19 pandemic. Though travel is increasing, there are numerous risks and uncertainties still surrounding the continuing effects of the pandemic, including whether and when a resumption of pre-pandemic levels of travel and in-person meetings and events might happen. Government and corporate restrictions on travel and in-person gatherings, and adjustments in the behaviors of businesses and consumers, such as increased use of online video conferencing, reduced demand for these activities from businesses and individuals, and the uncertainties surrounding the duration and effects of the pandemic persist.

Management

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for directing the management of our business and affairs. Our board of directors has retained the Advisor which is responsible for coordinating the management of our day-to-day operations. The Advisor has retained the Sub-Advisor to provide certain of its advisory services on its behalf including originating, acquiring and managing our investments, subject to the supervision of our board of directors.

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three. Our bylaws further provide that the number of directors may not be more than 15. Our charter also provides that a majority of our directors must be independent of us, the Advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. We currently have five directors, three of whom are independent, as defined in our charter and by the independence rules of the New York Stock Exchange. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with the Advisor, the sponsor or the Sub-Advisor. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an “affiliated director.” At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and approved by a vote of our board of directors, including a majority of our independent directors, in accordance with the requirements of the NASAA REIT Guidelines.

Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Advisor and Sub-Advisor Board Nomination Rights

Our bylaws require that nominees for election as a director, whether by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be designated for nomination pursuant to the Advisory Agreement and the Sub-Advisory Agreement. For so long as the Advisory Agreement and the Sub-Advisory Agreement are in effect, and subject to our charter and bylaws, the Advisor and the Sub-Advisor shall each have the right to designate for nomination, subject to the approval of such nomination by our board of directors, one director to the slate to be voted on by the stockholders; provided however, that in the event the number of directors constituting the board of directors is increased by a vote of the board of directors pursuant to the charter and bylaws, such number of director nominees which each of the Advisor and the Sub-Advisor is entitled to designate shall be increased as necessary by a number that will result in such nominees representing not less than 20% of the total number of directors. We refer to the director designated for nomination by the Advisor as the “Advisor affiliated director nominee” and the director designated for nomination by the Sub-Advisor as the “Sub-Advisor affiliated director nominee.” The Advisor and the Sub-Advisor shall also have the right to consult with each other and jointly designate for nomination, subject to the approval of such nomination by our board of directors, three individuals to serve as independent directors; provided, however, that in the event the number of directors constituting the board of directors is increased by a vote of our board of directors pursuant to our charter and bylaws, such number of independent director nominees which the Advisor and the Sub-Advisor are entitled to designate shall be increased as necessary by a number that will result in such nominees representing not less than the minimum number of independent directors required under applicable law and pursuant to our charter and bylaws.

Director Vacancies

A vacancy created by the death, resignation, adjudicated incompetence or other incapacity of a director, a vacancy following the removal of a director, or a vacancy created by an increase in the number of directors may only be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. In the case of a vacancy in the position of the Advisor affiliated director nominee or the Sub-Advisor affiliated director nominee, the director to be elected by the board of directors to fill the vacancy must also be nominated by the Advisor or the Sub-Advisor, as applicable. In the case of the vacancy regarding an independent director position, the director must also be designated for nomination by the remaining independent directors in consultation with the Advisor and the Sub-Advisor, in accordance with their designation rights as set forth in our bylaws and the Advisory Agreement and the Sub-Advisory Agreement. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among our independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until his successor is duly elected and qualifies.

Responsibilities of Directors

The responsibilities of our board of directors include the following:

•	approve and oversee our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•

establish investment guidelines that govern our investments in CRE debt and securities, and equity investments in single-tenant, net leased properties and limit the types of investments that may be originated or acquired and, depending on the type of transaction, the extent to which the Sub-Advisor may execute investment and disposition transactions without specific board approval;

•	approve and oversee our debt financing strategies;
•	approve and monitor the relationship among us, our Operating Partnership, the Advisor and the Sub-Advisor;
•	review our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders;
•	adopt valuation guidelines to be used in connection with the calculation of our NAV and monitor compliance with the valuation guidelines;
•	determine our distribution policy and authorize distributions from time to time; and
•	oversee our share repurchase plan.

In order to address potential conflicts of interest, our charter prohibits certain transactions with our directors, Inland, Sound Point or affiliates of any of the foregoing and requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, Inland, Sound Point or affiliates of any of the foregoing. The independent directors are also responsible for reviewing the performance of the Advisor at least annually and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. The independent directors must determine at least annually that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs.

In fulfilling his or her duties to us, each director is bound by our charter. The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of the various committees of our board of directors described below. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors rely heavily on the Advisor and the Sub-Advisor.

Committees of our Board of Directors

Our board of directors is responsible for supervising our entire business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of Norman A. Feinstein, Cynthia Foster Curry and Robert N. Jenkins, each of whom is an independent director. Robert N. Jenkins serves as the chairman of our audit committee and as an audit committee financial expert as that term is defined by the SEC. The audit committee assists our board of directors in overseeing our accounting and financial reporting processes, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal and independent registered public accountants (“IRPA”). In addition, the audit committee selects the IRPA to audit our annual financial statements and reviews with the IRPA the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the IRPA and the fees we pay for these services.

Directors and Executive Officers

Our directors and executive officers and their positions and ages are as follows:

Name	Age*	Position
Mitchell A. Sabshon	69	Chief Executive Officer and Chairman of the Board
Donald MacKinnon	57	President and Director
Catherine L. Lynch	63	Chief Financial Officer and Treasurer
Matthew Donnelly	51	Chief Investment Officer
Cathleen M. Hrtanek	45	Secretary
Norman A. Feinstein	74	Independent Director
Cynthia Foster Curry	59	Independent Director
Robert N. Jenkins	70	Independent Director

*	As of January 1, 2022

Mitchell A. Sabshon is our Chief Executive Officer and Chairman of our Board, positions he has held since October 2016 and September 2016, respectively. Mr. Sabshon is also the Chief Executive Officer of the Advisor, a position he has held since August 2016. Mr. Sabshon has also served as a director and the Chief Executive Officer of Inland Real Estate Income Trust, Inc. (“IREIT”), positions he has held since September 2014 and April 2014, respectively, and as a director of its business manager since October 2013. Mr. Sabshon is also currently the Chief Executive Officer, President and a director of IREIC, positions he has held since August 2013, January 2014 and September 2013, respectively. He is a director, the President and Chief Executive Officer of the business manager of Inland Residential Properties Trust, Inc. (“IRPT”), positions he has held since December 2013, and was a director, the President and Chief Executive Officer of IRPT from December 2013 until December 2019. Mr. Sabshon is currently the Chief Executive Officer of Inland Venture Partners, LLC, a position he has held since November 2018, Chief Executive Officer of Inland Ventures MHC Manager, LLC, a position he has held since December 2018, and Chief Executive Officer of MH Ventures Fund II, Inc., a position he has held since September 2020. Mr. Sabshon has also served as a director of Inland Private Capital Corporation (“IPCC”) since September 2013 and a director of the Dealer Manager since January 2014. Prior to joining IREIC in August 2013, Mr. Sabshon served as Executive Vice President and Chief Operating Officer of Cole Real Estate Investments, Inc. (“Cole”), from November 2010 to June 2013. In this role, he was responsible for finance, asset management, property management, leasing and high yield portfolio management. He also worked on a broad range of initiatives across Cole, including issues pertaining to corporate and portfolio strategy, product development and systems. Prior to joining Cole in November 2010, Mr. Sabshon served as Managing Partner and Chief Investment Officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon was a licensed person with The OBEX Group from April 2009 through November 2009. Mr. Sabshon served as Chief Investment Officer and Executive Vice President of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including President and Chief Executive Officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was Executive Director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, including in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Corporate Finance and Real Estate Structured Finance groups of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon holds a B.A. from George Washington University and a J.D. from Hofstra University School of Law. We believe that Mr. Sabshon’s experience as a director and Chief Executive Officer of IRPT, IREIT and IREIC, his prior experience as an officer of Cole and his significant finance experience make him well qualified to serve as a member of our board of directors.

Donald MacKinnon is our President, one of our directors and a Portfolio Manager of the Sub-Advisor, positions he has held since October 2016, September 2016 and September 2016, respectively. Mr. MacKinnon served as the President and Chief Operating Officer of Realty Finance Trust, Inc. (“RFT”), and its advisor from January 2013 to November 2015, and as President of RFT and its advisor from November 2014 to November 2015. From May 2011 through December 2012, Mr. MacKinnon served as Senior Vice President and head of High Yield Portfolio Management for Cole, where he invested approximately $350 million in credit sensitive CMBS and mezzanine loans for Cole. From July 2008 to March 2011, Mr. MacKinnon was a partner with EndPoint Financial, LLC where he provided CMBS advisory and real estate workout services. From January 2004 through March 2007, Mr. MacKinnon was a Managing Director at Nomura Securities International where he managed the North American Structured Credit Trading businesses including commercial real estate and asset backed securities. Prior to joining Nomura, Mr. MacKinnon served as President and Chief Executive Officer of REALM, Inc., a privately owned real estate software and services company primarily owned by Hicks Muse Tate and Furst, CMGI and T.H. Lee Putnam Equity Partners. Prior to REALM, Mr. MacKinnon was co-head and co-founder of the Commercial Mortgage Group and Manager of the European Asset Securitization Group at Donaldson Lufkin & Jenrette, (“DLJ”). Prior to joining DLJ in 1992, Mr. MacKinnon worked in the Real Estate Finance Group at Salomon Brothers, Inc. on a variety of commercial real estate debt and equity transactions. Mr. MacKinnon also served on the board of directors for CRIIMI Mae, Inc. (NYSE: CMM) from 2001 to 2003. Mr. MacKinnon holds a B.A. in Economics from Ohio Wesleyan University and an M.B.A. from the Harvard Business School. We believe that Mr. MacKinnon’s experience as Chief Operating Officer and President of RFT, his prior experience as an officer of Cole and his significant finance experience make him well qualified to serve as a member of our board of directors.

Catherine L. Lynch is our Chief Financial Officer and Treasurer, positions she has held since October 2016, and the Chief Financial Officer and Treasurer of the Advisor, positions she has held since August 2016. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, LLC (formerly The Inland Group, Inc.) since June 2012. She serves as the Treasurer and Secretary (since January 1995), the Chief Financial Officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and Chief Financial Officer and Secretary (since June 1995) of the Dealer Manager. She has served as the Chief Financial Officer of IREIT since April 2014 and as a director of IREIT’s business manager since August 2011. Ms. Lynch also served as Chief Financial Officer of IRPT from December 2013 to October 2019 and has served and as Chief Financial Officer of the business manager of IRPT since October 2014. Ms. Lynch also has served as Treasurer of Inland Capital Markets Group, Inc. from January 2008 through October 2010 and as a director of IPCC since May 2012. Ms. Lynch served as the Treasurer of the business manager of IRPT from December 2013 to October 2014, as a director and Treasurer of Inland Investment Advisors, Inc. from June 1995 to December 2014 and as a director and Treasurer of Inland Institutional Capital Partners Corporation from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch holds a B.S. in Accounting from Illinois State University. Ms. Lynch is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with FINRA as a financial operations principal.

Matthew Donnelly is our Chief Investment Officer, a position he has held since February 2022. He also serves as Portfolio Manager, Head of Originations for our Sub-Advisor, a position he has held since October 2016. From February 2014 to March 2016, Mr. Donnelly was Head of Originations at Realty Finance Trust, Inc. where he oversaw the origination, underwriting and closing of more than $1.5 billion in bridge and mezzanine loans. From 2008 to 2014, Mr. Donnelly served as Head of Real Estate Finance for Cole Real Estate Investments and was responsible for over $10 billion in financings for the company's managed REITs. These financings included REIT-level corporate facilities as well as project-based loans. Prior to joining Cole, Mr. Donnelly was a Managing Director in real estate finance from 1999 to 2008 at Bear Stearns where he managed a team of junior originators and underwriters and was responsible for over $5 billion in CMBS and balance sheet loans. In 1995, Mr. Donnelly began his real estate finance career as a loan officer for Community Preservation Corporation, a non-profit lender focused on low income housing construction and rehabilitation loans on properties in New York City. Mr. Donnelly holds a B.A. in Economics from Fordham University and has a M.A. in Real Estate Investment from New York University.

Cathleen M. Hrtanek is our Secretary, a position she has held since March 2022. She also serves as the Secretary of the Advisor, a position she has held since August 2016. Ms. Hrtanek joined Inland in 2005 and is currently an Assistant General Counsel and Vice President of The Inland Real Estate Group, LLC. In her capacity as Assistant General Counsel, Ms. Hrtanek represents many of the entities that are part of Inland on a variety of legal matters. Ms. Hrtanek has served as the Secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009, Secretary of IRPT and its business manager since December 2013 and Secretary of IREIT and its business manager since August 2011. Ms. Hrtanek has also served as the Secretary of Inland Diversified Real Estate Trust, Inc. from September 2008 through July 2014 and its business manager from September 2008 through March 2016, and as the Secretary of IPCC from August 2009 to May 2017. Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois since September 2001. Ms. Hrtanek has been admitted to practice law in the State of Illinois and holds a B.A. in Political Science and French from the University of Notre Dame and a J.D. from Loyola University Chicago School of Law.

Norman A. Feinstein is one of our independent directors, a position he has held since October 2016. Mr. Feinstein currently serves as the Chief Executive Officer of Aspen Real Estate Capital, LLC, a real estate advisory firm, and has served in this role since October 1, 2019. Previously, Mr. Feinstein served as Vice Chairman of The Hampshire Companies (“Hampshire”), a full-service, privately held, fully-integrated real estate firm with assets valued at over $2.5 billion, from December 1998 to October 2019. While at Hampshire, Mr. Feinstein also served as Fund Manager of The Hampshire Generational Fund and as a member of Hampshire’s Investment Committee since January 2005. In his prior role, he also sourced acquisitions and new opportunities and engaged with investors on behalf of Hampshire. Prior to joining Hampshire in 1998, Mr. Feinstein had been a practicing attorney for more than 25 years, specializing in real estate law. During his career, he was a real estate owner and operator of commercial and residential properties and has served as President and Counsel to the New Jersey Apartment Association and was a Regional Vice President of the National Apartment Association. Mr. Feinstein has also served as a member of the board of directors of Malvern Bancorp, Inc. and Malvern Federal Savings Bank since June 2016. Mr. Feinstein currently serves on the Executive Committee of the Metropolitan Golf Association and its Foundation Board. Mr. Feinstein holds a B.A. in the College of Liberal Arts and Sciences from the University of Connecticut and a J.D. from Suffolk University Law School. We believe that Mr. Feinstein’s commercial real estate experience makes him well qualified to serve as a member of our board of directors.

Cynthia Foster Curry is one of our independent directors, a position she has held since October 2016. Ms. Foster Curry has served as the Chief Revenue Officer of LEX-Markets since January 2021, a commercial real estate marketplace that takes commercial buildings public through single-asset initial public offerings. From January 2015 to January 2021, Ms. Foster Curry served as President, National Office Brokerage and Valuation of Colliers International (“Colliers”), where she lead Colliers’ national office platform across service lines including office leasing, tenant and landlord representation, investment sales, leasing agency, property management and valuation. Prior to joining Colliers, Ms. Foster Curry served as Executive Managing Director at Cushman & Wakefield Inc. from June 2001 to January 2015. Ms. Foster Curry has also worked in the real estate investment banking group at Lazard Ltd., where she focused on large portfolio restructurings. Ms. Foster Curry has over 25 years of experience leading significant commercial real estate transactions and developing new business initiatives for multinational clients across a wide geographic range. Ms. Foster Curry currently serves as Vice Chairperson and Trustee of the Urban Land Institute and as the Colliers delegate for the Urban Land Institute Real Estate Round Table. Ms. Foster Curry is a co-founder of the Committee of Professional Women, and she serves as a member of the Board of Trustees and the executive committee for the Hospital for Special Surgery, the Board of Advisors for the Westchester Children’s Museum and the Board of Trustees for the Museum for the City of New York. Ms. Foster Curry holds a B.A. in the History of Science from Skidmore College and an M.B.A. from Harvard University. Ms. Foster Curry is a licensed real estate broker in the State of New York. We believe that Ms. Foster Curry’s 25 years of experience in commercial real estate transactions make her well qualified to serve as a member of our board of directors.

Robert N. Jenkins is one of our independent directors, a position he has held since October 2016. Mr. Jenkins has also served as Executive Vice President of Municipal Capital Appreciation Partners (“MCAP”), since June 2016 until May 2021, where he was responsible for multifamily acquisitions and dispositions, and fund marketing and administration. Prior to joining MCAP, Mr. Jenkins served as Executive Director at W. P. Carey Inc. from January 2003 to March 2016, where he was responsible for the mortgage financing activities in the domestic net leased portfolio and for hotel acquisition financing in two managed funds. Previously, Mr. Jenkins was a Vice President at MetLife Real Estate Investments, where he headed the Real Estate Capital Markets Group and served as a senior member of the real estate department. Prior to joining MetLife Real Estate Investments, Mr. Jenkins worked for several real estate firms, including Eastdil Secured, LLC and Trammell Crow Company. Mr. Jenkins holds a B.A. in English from Colorado College and an M.B.A. from Columbia University Graduate School of Business. We believe that Mr. Jenkins’ commercial real estate and finance experience makes him well qualified to serve as a member of our board of directors.

Election and Removal of Officers

Our board of directors shall have the authority to elect and remove our officers in its sole discretion. The Advisor and the Sub-Advisor have agreed to consult with each other and jointly agree upon any officers recommended to our board of directors for approval. If an officer jointly recommended by the Advisor and the Sub-Advisor to serve as an officer is not elected to hold the designated office by our board of directors following election by our board of directors is no longer retained as such officer as a result of death, disability, retirement, resignation or removal, the Advisor and the Sub-Advisor have agreed to consult with each other and jointly recommend a replacement for such officer subject to approval by our board of directors.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including our executive officers who serve as directors, is employed by IREIC, Sound Point, or their affiliates and receive compensation for his or her services, including services performed for us on behalf of the Advisor or the Sub-Advisor, from IREIC or Sound Point, as applicable.

We pay each of our independent directors a retainer of $20,000 per year plus $1,000 for each board meeting the director attends in person ($500 for each board committee meeting) and $500 for each board meeting the director attends by telephone ($350 for each board committee meeting). We also pay our audit committee chairperson an annual fee of $5,000. Our independent directors may elect to receive their annual retainer in cash, unrestricted Class I shares, or both.

We have adopted an independent director compensation plan, which operates as a sub-plan of our independent director restricted share plan, as described below. Under the independent director restricted share plan and subject to such plan’s conditions and restrictions, each of our independent directors automatically receive $10,000 in restricted Class I shares on the date of each annual stockholders’ meeting or, if no annual meeting is held during any calendar year, in December of such year. Such restricted shares generally vest over a three-year period following the grant date in increments of 33 1⁄3% per annum; provided, however, that restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a liquidity event.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers, or is an employee of the Advisor or the Sub-Advisor, we do not pay any compensation to such person for services rendered as a director.

Independent Director Restricted Share Plan

Our board of directors has adopted an independent director restricted share plan, which we use to attract and retain directors. Our restricted share plan offers our independent directors an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The restricted share plan authorizes the granting of restricted stock, restricted or deferred stock units, dividend equivalents, and cash-based awards to independent directors for participation in the plan.

Our board of directors administers the restricted share plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.

Our board of directors has authorized Class I shares for issuance under the restricted share plan. However, no awards shall be granted under the restricted share plan on any date on which the aggregate number of shares subject to awards previously issued under the restricted share plan, together with the proposed awards to be granted on such date, exceeds 5% of the number of outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, a stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the restricted share plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising its discretion. The restricted share plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will generally indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers, the Advisor, the Sub-Advisor and affiliates of the Advisor and the Sub-Advisor.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may only indemnify our directors, the Advisor, the Sub-Advisor and any of the Advisor’s or the Sub-Advisor’s affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

•	the party seeking indemnification or to be held harmless has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	the party seeking indemnification or to be held harmless was acting on our behalf or performing services for us;
•	in the case of affiliated directors, the Advisor, the Sub-Advisor or any of the Advisor’s or the Sub-Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct;
•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless the Advisor, the Sub-Advisor and any of the Advisor’s or the Sub-Advisor’s affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory and Sub-Advisory Agreements subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory and Sub-Advisory Agreements.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we must indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC and certain state regulators take the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Indemnification of our directors, the Advisor, the Sub-Advisor or their affiliates will not be allowed for liabilities arising from or out of an alleged violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
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a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, the Advisor, the Sub-Advisor and any of the Advisor’s or the Sub-Advisor’s affiliates for reasonable legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;
•	the party seeking indemnification has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;
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the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction approves such advancement; and

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the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The Advisor and Inland

Inland InPoint Advisor, LLC, the Advisor, serves as our external advisor pursuant to the Advisory Agreement. The Advisor is a wholly owned indirect subsidiary of IREIC, which is an affiliate of Inland. Over the past 50 years, Inland and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that employs approximately 1,000 people nationwide engaged in diverse facets of real estate, including property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.

As part of the $5.75 million investment in Class P shares that the Advisor and the Sub-Advisor, together with their officers, have made in the private offering, the Advisor has purchased over $1.0 million in Class P shares, at a purchase price per Class P of $25.00 per share, which is equal to the initial transaction price per Class P share with no payment of selling commissions, dealer manager fees or organization and offering expenses.

IREIC and the Advisor are part of Inland, which was the 2009, 2014 and 2017 winner, in the category including 1,000+ employees, of the annual Torch Award for Marketplace Ethics, awarded by the Better Business Bureau serving Chicago & Northern Illinois. The award is given to companies that are identified as exemplifying ethical business practices. We note, however, that these rankings do not indicate, and should not be relied upon as to, how we may perform in the future.

The Advisor has the authority, subject to the direction and approval of our board of directors, to make investment decisions on our behalf, directly or indirectly through third parties, including the Sub-Advisor. We believe that the Advisor’s affiliation with Inland will benefit us as we pursue and execute our investment objectives and strategy.

We believe our relationship with Inland provides us with various benefits, including:

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Sponsor Experience—Inland has more than 50 years of experience in acquiring and managing real estate assets. As of December 31, 2021, Inland had sponsored 805 real estate investment programs, including 796 private and public limited partnerships, limited liability companies and Delaware statutory trusts and nine public, non-listed REITs.

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Experienced Acquisition Team—Inland Real Estate Acquisitions, LLC and other affiliates of IREIC assist the Sub-Advisor in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf.

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Experienced Management Team—Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing commercial real estate and other real estate assets across diverse types of real estate assets. As of December 31, 2021, Inland entities cumulatively owned properties located in 44 states and managed assets with a value of approximately $12 billion.

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Strong Industry Relationships—We believe that Inland’s extensive network of industry relationships with the real estate brokerage, development and investor communities provides us with a potential competitive advantage in successfully executing our strategies. These relationships augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, Inland’s strong relationships with the tenant and leasing brokerage communities will aid in attracting and retaining tenants.

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Centralized Resources—Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

We rely on the Advisor for coordinating the management of our day-to-day operations on our behalf, subject to the supervision of our board of directors. The Advisor performs its duties and responsibilities as our fiduciary and a fiduciary to our stockholders pursuant to an Advisory Agreement. Pursuant to the Sub-Advisory Agreement between the Advisor and the Sub-Advisor, the Advisor has delegated certain of its duties, including identifying, negotiating, originating and acquiring our investments and providing portfolio management, disposition, property management, and leasing services for assets on our behalf, to the Sub-Advisor. In addition, we expect that the Advisor will delegate other of its duties and responsibilities to entities affiliated with Inland. Notwithstanding such delegation to the Sub-Advisor or affiliates of the Sub-Advisor or Advisor, the Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the Advisory Agreement.

The following individuals serve as executive officers of the Advisor.

Name	Age*	Position
Daniel L. Goodwin	78	Chairman
Mitchell A. Sabshon	69	Chief Executive Officer
Denise C. Kramer	43	President
Catherine L. Lynch	63	Chief Financial Officer and Treasurer
Sandra L. Perion	65	Vice President of Operations
Michael T. Ezzell II	46	Vice President
Cathleen M. Hrtanek	45	Secretary

*	As of January 1, 2022

The biographies of Mr. Sabshon and Mses. Lynch and Hrtanek are set forth above under “—Directors and Executive Officers.”

Daniel L. Goodwin serves as Chairman of the Advisor, a position he has held since October 2016. Mr. Goodwin has served as the Chairman and Chief Executive Officer of Inland, headquartered in Oak Brook, Illinois, since its founding.  Inland is comprised of separate real estate investment and financial companies with managed assets with a value of approximately $11.6 billion, doing business nationwide with a presence in 44 states, as of December 31, 2020. Inland owns and manages properties in all real estate sectors, including retail, office, industrial and apartments. Mr. Goodwin also serves as a director or officer of several entities wholly owned or controlled by The Inland Group, LLC. In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001 and chairman of the IREIC board since January 2017. Mr. Goodwin has served as a director of IRC Retail Centers Inc. (formerly known as Inland Real Estate Corporation) (“IRC”), from 2001 until its merger in March 2016, and served as its chairman of the board from 2004 to April 2008. Mr. Goodwin served as a director and chairman of the board of IRPT and as a director and the chairman of the board of IRPT’s business manager, both from December 2013 until each company’s liquidation and dissolution in October 2019. Mr. Goodwin has served as a director and the chairman of the board of IREIT since July 2012 and of IREIT’s business manager and advisor since December 2013. He also served as chairman for the National Association of Real Estate Investment Trusts Public Non-Listed REIT Council from January 2010 through December 2017, and as a Vice Chairman of the Chicago Better Government Association.

Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors, the National Association of Realtors Hall of Fame, the Illinois Association of Realtors Hall of Fame and the Hall of Fame of the Chicago Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund. He served as an Advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also founded New Directions Affordable Housing Corporation, a not-for-profit entity that develops affordable housing for low income individuals.

Mr. Goodwin holds a B.A. from Northeastern Illinois University and an M.A. from Northern Illinois University. Following graduation, he taught for five years in the Chicago Public Schools. Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Denise C. Kramer is the President of our Advisor and is responsible for the oversight of our Sub-Advisor. She has held this position since December 2021. She also serves as Senior Vice President of Investment Product Research for our Dealer Manager, a position she has held since September 2016. Ms. Kramer previously served as Director of Investment Research at Advisor Group from January 2010 to August 2016 where she was responsible for the oversight of due diligence on all packaged products made available on Advisor Group’s platforms. Ms. Kramer has a Bachelor’s degree in Accounting from the University of Maine, a Master’s degree in Finance from Northeastern University, holds FINRA Series 7 and 66 licenses, and is a CFA Charterholder.

Sandra L. Perion is the Vice President of Operations of the Advisor, a position she has held since August 2016. Ms. Perion joined Inland in 1994. Since September 2008, Ms. Perion has also served as Senior Vice President of IREIC and Vice President of the Dealer Manager. Since May 2017, she has served as a director of the Dealer Manager. In addition, Ms. Perion has served as the Vice President of Operations of the business manager of IRPT since December 2013. Ms. Perion is responsible for the oversight of investment operations and investor services to ensure timely and accurate processing of investments as well as secure accessibility of account data provided to stockholders and financial advisors. She also serves as the operations liaison to the transfer agent for programs sponsored and managed by IREIC, and evaluates processing of investments, procedures, and programming needs to implement high quality service, regulatory compliance and accurate record keeping for the stockholders of programs sponsored and managed by IREIC. Prior to joining Inland, Ms. Perion worked in the banking and insurance industry. Ms. Perion holds FINRA Series 7, 24, 63, 79 and 99 certifications.

Michael T. Ezzell II is a Vice President of the Advisor, a position he has held since August 2016. Mr. Ezzell joined the Dealer Manager as Chief Executive Officer in July 2015 and has served as a director since August 2015 and President since August 2016. Prior to joining the Dealer Manager, Mr. Ezzell served in leadership and executive positions at Cole Capital for over five years. Most recently, he served as Executive Vice President of American Realty Capital Properties, Inc. (“ARCP”), now known as VEREIT, Inc., and Chief Executive Officer and President of Cole Capital. He was responsible for all aspects of the management of the public, non-listed REIT sponsor’s distribution and investment management business, including sales, product development, broker dealer relationship management, securities operations and capital markets. Prior to the merger of Cole with ARCP in February 2014, Mr. Ezzell served as Senior Vice President of Product and Business Development for Cole, securing selling agreements with broker dealers for existing and new product offerings, opening new distribution channels and overseeing due diligence and new product development. Prior to joining Cole, Mr. Ezzell served as Director of Investment Research at AIG Advisor Group, where he was responsible for managing investment research for a network of broker dealers serving independent financial Advisors. In that role, he managed the research and due diligence for all packaged investment products, including mutual funds, variable annuities, alternative investments and third-party money managers. During his career, he also has held positions with J.P. Carey Asset Management. Mr. Ezzell holds a B.A. with double majors in Economics and Political Science from Stetson University. He also holds FINRA Series 7, 24 and 63 securities licenses.

Liquidity of IREIC’s Prior Programs

Each of the seven public REITs previously sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually, but none of these REITs specified a date or time period at which the REIT might be liquidated. The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

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Inland Real Estate Corporation (“IRC”), stated that the company anticipated that by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange. On July 1, 2000, IRC became a self-administered company with its own management team. IRC’s board evaluated market conditions each year thereafter. IRC listed its shares on the NYSE and began trading on June 9, 2004.

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Inland Retail Real Estate Trust, Inc (“IRRETI”), stated that the company anticipated that by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange. On December 29, 2004, IRRETI became a self-administered company with its own management team. IRRETI consummated a liquidity event by merging with DDR Corp. on February 27, 2007.

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Retail Properties of America, Inc. (“RPAI”), stated that the company anticipated that by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock. On November 15, 2007, RPAI became a self-administered company with its own management team. On April 5, 2012, RPAI listed a portion of its outstanding shares of Class A Common Stock on the NYSE under the symbol “RPAI.” The remaining outstanding shares of Class A common stock were listed on October 5, 2012, April 5, 2013 and October 7, 2013.

•

InvenTrust Properties Corp. (“InvenTrust”), stated that the company did not anticipate evaluating a listing on a national securities exchange until at least 2010. On March 12, 2014, InvenTrust became a self-administered company with its own management team. InvenTrust’s shares of common stock are not listed on a national securities exchange. On June 30, 2014, InvenTrust closed an issuer-tender offer and repurchased 60,761,166 shares of common stock for a final aggregate purchase price of $394.9 million.

On February 3, 2015, InvenTrust distributed to its stockholders 95% of the outstanding shares of common stock of Xenia Hotels and Resorts, Inc. (“Xenia”), previously a wholly owned subsidiary of InvenTrust. As a result, each InvenTrust stockholder received one share of Xenia common stock for every eight shares of InvenTrust common stock. On February 4, 2015, Xenia completed its spin-off into a new, self-managed company and listed its shares of common stock on the NYSE under the symbol “XHR.”

On April 28, 2016, InvenTrust completed the spin-off of Highlands REIT, Inc. (“Highlands”), previously a wholly owned subsidiary of InvenTrust, into a self-managed REIT and distributed 100% of the outstanding shares of common stock of Highlands. As a result, each InvenTrust stockholder received one share of Highlands common stock for every share of InvenTrust common stock.

In December 2016, InvenTrust closed an issuer-tender offer and repurchased 89,374,686 shares of common stock for an aggregate purchase price of $237.1 million. In September 2018, InvenTrust closed an issuer-tender offer and repurchased 46,421,060 shares of common stock for an aggregate purchase price of $97.5 million.

On October 12, 2021, InvenTrust announced that its shares of common stock were listed and commenced trading on the NYSE under the symbol “IVT.”

•

Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), stated that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2014. On February 9, 2014, Inland Diversified entered into an agreement and plan of merger with Kite Realty Group Trust, a publicly traded REIT (NYSE: KRG). The merger closed on July 2, 2014, resulting in Inland Diversified stockholders owning shares of Kite common stock.

•

Inland Real Estate Income Trust, Inc. (“IREIT”), announced on February 11, 2019, the adoption by its board of directors of a strategic plan to consider a liquidity event, market conditions permitting, most likely through a listing on a public securities exchange. The timing of any such liquidity event has been affected by the COVID-19 pandemic and its economic effects. IREIT has disclosed that it intends to continue to pursue the execution of its strategic plan but that it is uncertain when a liquidity event may occur.

•

Inland Residential Properties Trust, Inc. (“Inland Residential”), On September 18, 2019, Inland Residential paid a final liquidating distribution of $7.81 per share. This final liquidating distribution was the final distribution made pursuant to a plan of liquidation and dissolution of Inland Residential, including the sale of all of the company’s assets, that was approved by Inland Residential’s stockholders on December 18, 2018.

The Advisory Agreement

The current term of the Advisory Agreement ends December 31, 2022, subject to renewals upon mutual consent of the parties, including an affirmative vote of a majority of our independent directors, for an unlimited number of successive one-year periods. It is the duty of our board of directors to evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. The Advisory Agreement may be terminated without cause or penalty by us upon a vote of a majority of the independent directors, or by the Advisor, in each case by providing no fewer than 60 days’ prior written notice to the other party.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the Advisory function for up to 60 days after the termination of the Advisory Agreement. Upon termination of the Advisory Agreement for any reason, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination, and we will reimburse the Advisor for the costs and expenses incurred by the Advisor in connection with the termination and for providing the transition services required. Our board of directors shall determine whether any succeeding Advisor possesses sufficient qualifications to perform the Advisory function and to justify the compensation it would receive from us.

Effective July 1, 2021, we reimburse the Advisor and Sub-Advisor and their respective affiliates for all of the expenses attributable to us or our subsidiaries, including the Operating Partnership, and paid or incurred by the Advisor, the Sub-Advisor or their respective affiliates in providing services under the Advisory Agreement, provided that we generally do not reimburse the Advisor for any of its overhead costs such as rent and utilities. The expenses for which the Advisor may be reimbursed include, without limitation: (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments and properties, (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of our investments, whether or not such investments are originated or acquired, and (4) effective July 1, 2021, personnel and related employment costs incurred by the Advisor, Sub-Advisor, or their affiliates in performing the services described in the Advisory Agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for costs of such employees of the Advisor, Sub-Advisor or their affiliates to the extent that such employees serve as our executive officers.

We will not reimburse the Advisor for any amount by which Total Operating Expenses (as defined below) during the four preceding fiscal quarters exceeds the greater of (a) 2.0% of our Average Invested Assets (as defined below) and (b) 25.0% of our Net Income (as defined below). This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:

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“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance fee, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our board of directors has passed a resolution that we will not read the definition of “total operating expenses” in a matter that is inconsistent with the NASAA REIT Guidelines and that it shall include any company-level management fees.

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“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

To the extent that the Advisor advances certain costs and expenses that it (or the Sub-Advisor acting on the Advisor’s behalf) incurs on our behalf in connection with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, design and website expenses, transfer agent fees and expenses, costs in connection with preparing sales materials and reasonable expenses related to attending educational meetings and conferences, if any), we will reimburse the Advisor for all such advanced expenses. The Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

The fees we pay to the Advisor under the Advisory Agreement are described in “Management Compensation.”

The Sub-Advisor and Sound Point

SPCRE InPoint Advisors, LLC, the Sub-Advisor, is a wholly owned subsidiary of Sound Point CRE, which is an affiliate of Sound Point Capital Management and Sound Point Capital Management is an asset management firm founded in 2008 which, directly or through its affiliates, has served as the investment Advisor for several funds focused on credit strategies. The growth and achievements of Sound Point’s existing platform and reputation as a leading diversified investment and asset management company with particular expertise in credit strategies may provide attractive sources of investments for us. The Sub-Advisor performs its duties and responsibilities as our fiduciary and a fiduciary to our stockholders pursuant to the Sub-Advisory Agreement.

As part of the $5.75 million investment in Class P shares that the Advisor and the Sub-Advisor, together with their officers, have made in the private offering, the Sub-Advisor has purchased $3.0 million in Class P shares, at a purchase price per Class P share of $25.00, which is equal to the initial transaction price per Class P share with no payment of selling commissions, dealer manager fees or organization and offering expenses.

We believe that the Sub-Advisor’s affiliation with Sound Point provides us with significant benefits and potential competitive advantages, including:

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Asset Management Experience—As of December 31, 2021, Sound Point managed approximately $30.2 billion in assets on behalf of institutions, pensions, foundations, insurance companies, wealth management firms, family offices and high net worth individuals.

•	Focus on Our Targeted Assets—The management team of the Sub-Advisor has extensive experience originating, acquiring and managing CRE debt, CRE securities and single-tenant net leased properties.
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Long-Standing Industry Relationships—Through the aggregation of the investment portfolio under its management and the experiences of its management team, Sound Point has accumulated significant relationships with borrowers and operators. We believe these relationships will enhance our ability to identify, originate and acquire investment opportunities in line with our investment objectives and strategy.

Pursuant to the Sub-Advisory Agreement and subject to the oversight of our board of directors, the Advisor has delegated certain Advisory duties to the Sub-Advisor, including originating, acquiring and managing our CRE investment portfolio. The Sub-Advisor has the authority to make all decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of the Advisor and our board of directors. The investment guidelines approved by our board of directors set forth, among other things, guidelines for investing in our targeted investment types and certain investment policies restricting certain types of investments. Our charter requires that our independent directors review our investment guidelines at least annually to determine that the policies we are following are in the best interests of our stockholders. Any investments outside of the investment guidelines must be approved by our board of directors. Our board of directors at all times has ultimate oversight over our investments and may change from time to time the scope of authority delegated to the Advisor and the Sub-Advisor with respect to acquisition and disposition transactions.

The Sub-Advisor also provides advice and support to the Advisor, as necessary and requested, in connection with the Advisor’s performance of its duties regarding our formation, periodic reporting under the Exchange Act and sales support and administration, which shall remain the responsibility of the Advisor. Additionally, subject to the oversight of our board of directors, the Advisor and the Sub-Advisor have agreed, pursuant to the Sub-Advisory Agreement, to jointly perform, or cause to be performed, services on our behalf relating to: (i) ongoing monitoring of our investments, asset allocation guidelines and credit facilities; (ii) meetings of our board of directors; (iii) valuation of our investments; (iv) retention of investment banks, sales and liquidity events; and (v) extending, initiating or terminating any offering of our shares.

Notwithstanding the Advisor’s delegation to the Sub-Advisor of the duties provided for in the Sub-Advisory Agreement, the Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the Advisory Agreement. The Sub-Advisory Agreement will automatically terminate upon the termination of the Advisory Agreement between us and the Advisor. The Advisor may terminate the Sub-Advisory Agreement for cause, including fraud, criminal misconduct, negligence or breach of fiduciary duty by the Sub-Advisor or a material breach of the Sub-Advisory Agreement by the Sub-Advisor. The Sub-Advisory Agreement may also be terminated without cause or penalty by the Advisor upon 90 days’ prior written notice to the Sub-Advisor and a vote of a majority of the independent directors, or by the Sub-Advisor upon 90 days’ prior written notice to the Advisor. The Sub-Advisor may also terminate the Sub-Advisory Agreement for “good reason,” which includes (i) material breach of the Sub-Advisory Agreement by the Advisor; (ii) fraud, criminal misconduct, negligence or breach of fiduciary duty by the Advisor; (iii) certain bankruptcy proceedings involving the Advisor; (iv) failure by the Dealer Manager to market our shares or maintain a certain number of wholesalers; and (v) certain other events related to the distribution of our shares and the actions of the Dealer Manager.

The Advisor pays fees to the Sub-Advisor for the services it delegates to the Sub-Advisor or may direct us to pay a portion of the fees otherwise payable to the Advisor directly to the Sub-Advisor. Subject to limitations set forth in our charter, expenses of the Sub-Advisor incurred in connection with performing services for us will be deemed expenses of the Advisor and eligible for reimbursement by us to the extent provided in the Advisory Agreement.  Effective July 1, 2021, expenses of all personnel of the Sub-Advisor, when and to the extent engaged in providing services and assistance to us pursuant to the Sub-Advisory Agreement, are reimbursable by us in accordance with the Advisory Agreement with the prior approval of the Advisor that such expenses shall be submitted for reimbursement.

The officers and key personnel of the Sub-Advisor are as follows:

Name	Age*	Positions
Donald MacKinnon	57	Portfolio Manager
Matthew Donnelly	52	Portfolio Manager, Head of Originations
Jason Fruchtman	46	Portfolio Manager, Head of Capital Markets
David Layton	53	Head of Credit and Asset Management
Marc Tolchin	51	Senior Vice President

*	As of January 1, 2022

The biographies of Messrs. MacKinnon and Donnelly are set forth above under “—Directors and Executive Officers.”

Jason Fruchtman serves as Portfolio Manager, Head of Capital Markets for the Sub-Advisor, a position he has held since February 2017, where he is responsible for all balance sheet debt used by the CRE platform, including managing all warehouse financing lines and securitizations of mortgage loans. He is also responsible for all CMBS trading, portfolio analytics and business modeling, and management of overall cash positions. Previously, Mr. Fruchtman was the Head of Capital Markets for RFT from May 2004 to February 2017, where he performed similar duties in overseeing balance sheet debt used by RFT’s CRE platform. Prior to joining RFT, Mr. Fruchtman spent five years at Guggenheim Securities, LLC, where he provided the analytical foundation to help start their commercial mortgage origination platform, as well as traded CMBS securities in the secondary market. He spent the first 10 years of his career with Credit Suisse working on the new issue CMBS trading desk where he structured, hedged, and syndicated billions of dollars in commercial mortgages. Mr. Fruchtman holds a B.S. in Finance from New York University’s Stern School of Business.

David Layton serves as Chief Credit Officer and Head of Asset Management for the Sub-Advisor, a position he has held since April 2021, where he is responsible for all pre-close underwriting and post-close loan administration. Additionally, Mr. Layton serves on the firm’s Commercial Real Estate Investment Committee. Prior to joining Sound Point, Mr. Layton was a Managing Director and Head of Asset Management at Man Group, where he worked in the firm’s global private markets business with a focus on real estate and specialty finance. Prior to this, Mr. Layton was Head of CRE Asset Management at Franklin Benefit Street Partners where he was similarly responsible for all post-close loan administration on the bridge lending book. Previously, Mr. Layton worked at Realty Finance Trust with several other current Sound Point CRE team members. Mr. Layton also spent 10 years at Brookfield Asset Management’s High Yield Debt group where he was involved in underwriting, origination, and asset management of nearly $3.0 billion in mezzanine, B-note, and first mortgage loans. While at Brookfield Mr. Layton was involved with multiple loan workouts including forbearance, modification, loan sale and foreclosure. Prior to Brookfield, he worked at Deloitte in the Real Estate Capital Markets Advisory group and at a family company conducting commercial real estate appraisals.

Marc Tolchin serves as Senior Vice President for the Sub-Advisor, a position he has held since May 2018. As Head Commercial Real Estate Counsel, Mr. Tolchin is chiefly responsible for negotiating, diligencing, documenting and closing each of our CRE debt, CRE securities and CRE equity investments across the entire real estate spectrum. Prior to joining the Sub-Advisor, Mr. Tolchin served as Senior Vice President and lead transaction counsel at RFT from March 2013 to March 2017 where he was similarly responsible for closing the company’s CRE senior mortgage and mezzanine loans and securities investments, managing the legal department and serving as the primary point of contact for all legal affairs. He was previously a member of the real estate finance practice groups at law firms Alston & Bird, LLP and Cadwalader, Wickersham & Taft, LLP, where he focused on originating commercial real estate loans earmarked for securitization and syndication as well as the sale of such loans to investors in the secondary market. Mr. Tolchin holds a B.A. in Psychology from Cornell University and a J.D. from Brooklyn Law School. He is a member of the New York, New Jersey and Connecticut bars.

Expense Limitation Agreement

We entered into an expense limitation agreement with the Advisor and the Sub-Advisor (the “Expense Limitation Agreement”), since July 1, 2021, pursuant to which the Advisor and the Sub-Advisor have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% of our average monthly net assets attributable to each of our classes of common stock. “Ordinary operating expenses” for each class of our common stock consist of all ordinary expenses attributable to such class, including administration fees, transfer agent fees, fees paid to our independent directors, loan servicing expenses, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) advisory fees (both the fixed and performance components) payable to our Advisor, (b) interest expense and other financing costs, (c) taxes, (d) distribution or stockholder servicing fees, (e) operating expenses for any real estate owned, including depreciation, and (f) unusual, unexpected and/or nonrecurring expenses. We will repay the Advisor or the Sub-Advisor on a quarterly basis any ordinary operating expenses previously waived or paid, but only if the reimbursement would not cause the then-current expense limitation, if any, to be exceeded. In addition, the reimbursement of expenses will be made only if payable not more than three years from the end of the fiscal quarter in which the expenses were paid or waived.

The Expense Limitation Agreement has a one-year term, subject to annual renewals by a majority of our independent directors and by the Advisor and the Sub-Advisor. The Expense Limitation Agreement may not be terminated by the Advisor or the Sub-Advisor, but may be terminated by our independent directors on written notice to the Advisor and the Sub-Advisor.

Real Estate Manager

The Advisor has delegated to the Sub-Advisor its authority to manage any CRE equity investments in our portfolio, which includes the retention of property managers. The Sub-Advisor may engage Inland Commercial Real Estate Services, LLC, which is an affiliate of the Advisor, to manage and lease certain of our real properties. We will pay any real estate manager which is an affiliate of the Advisor fees that are usual and customary in that geographic area for the type of property under management as approved by a majority of our independent directors.

We expect that each of our property management agreements with our real estate managers will have a one-year term and be subject to automatic successive one-year renewals unless either party provides written notice of its intent to terminate 90 days prior to the expiration of the initial or renewal term. We expect that each party also will have the right to terminate the agreement upon 30 days’ prior written notice without penalty.

Each of our real estate managers will hire, direct and establish policies for employees who have direct responsibility for the operations of each real property it manages, which includes, but is not limited to, on-site managers and building and maintenance personnel. Each real estate manager also will direct the purchase of equipment and supplies and supervise all maintenance activity.

Initial Investment by the Advisor and the Sub-Advisor

In order to align their interests with those of our stockholders, the Advisor and the Sub-Advisor, together with their respective officers, have purchased an aggregate of $5.75 million in Class P shares in the private offering at a purchase price of $25.00 per share.

Each of the Advisor and the Sub-Advisor has agreed pursuant to its respective subscription agreement with us that, for so long as it or its affiliate is serving as the Advisor or the Sub-Advisor, respectively, (i) it will not be eligible to have these initial shares repurchased prior to the fifth anniversary of the date on which the shares were purchased; and (ii) repurchase requests made for these initial shares will only be accepted (a) on the last business day of a calendar quarter, (b) after all repurchase requests from all other stockholders for such quarter have been accepted and (c) to the extent that such repurchases do not cause total repurchases in the quarter in which they are being repurchased to exceed that quarter’s repurchase cap. In addition, the Advisor will not sell or transfer at least 8,000 of the Class P shares that it purchases, accounting for $200,000 of its investment, to an unaffiliated third party for so long as it or its affiliate is serving as the Advisor.

Neither the Advisor, the Sub-Advisor nor their affiliates shall vote any shares they now own, or hereafter acquire, or consent that such shares be voted, on matters submitted to our stockholders regarding (i) the removal of Inland InPoint Advisor, LLC or any of its affiliates as our advisor; (ii) the removal of SPCRE InPoint Advisors, LLC, or any of its affiliates as our sub-advisor; (iii) the removal of any member of our board of directors; or (iv) any transaction by and between us and the Advisor, the Sub-Advisor, a member of our board of directors or affiliates of any of the foregoing.

The Dealer Manager

Inland Securities Corporation was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States. Since being formed, the Dealer Manager has served as the dealer manager in connection with offering investment products sponsored by IREIC. The Dealer Manager has rendered dealer manager services exclusively to affiliates of Inland or programs sponsored by IREIC. The Dealer Manager is a member firm of FINRA. The Dealer Manager is an affiliate of the Advisor and provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus.

The fees we pay to the Dealer Manager in connection with this offering are described in “Management Compensation.”

The following table sets forth information about the directors and principal officers of the Dealer Manager.

Name	Age*	Position
Mitchell A. Sabshon	69	Director
Suzanne Ballek	55	Director
Catherine L. Lynch	63	Director, Chief Financial Officer and Secretary
Michael T. Ezzell II	46	Director, Chief Executive Officer and President
Sandra L. Perion	65	Director and Vice President
Suzanne L. Bond	62	Senior Vice President and Chief Compliance Officer
Philip J. Graham, Jr.	58	Executive Vice President
Colin G. Cosgrove	53	Executive Vice President

*	As of January 1, 2022

The biographies of Mr. Sabshon and Ms. Lynch are set forth above under “—Directors and Executive Officers,” and the biographies of Mr. Ezzell and Ms. Perion are set forth above under “—The Advisor.”

Suzanne Ballek is a director of the Dealer Manager and Vice President of The Inland Real Estate Group, LLC, positions she has held since January 2022. Ms. Ballek is also a director of American Bancorp of Illinois, Inc. Prior to becoming Vice President of The Inland Real Estate Group, LLC, Ms. Ballek was an Assistant Vice President for more than five years, having joined The Inland Group, LLC in 1987 as a staff accountant overseeing accounting, compliance and SEC filings of various affiliates. Since joining The Inland Real Estate Group, LLC, Ms. Ballek has assumed various accounting and finance responsibilities and has been appointed to numerous officer positions serving affiliates of Inland. Ms. Ballek received her B.A. in Accounting and Business Administration from Augustana College in Rock Island, Illinois. She earned her CPA designation in 1995, is a member of the Illinois CPA Society, and holds FINRA Series 7 and 66 licenses.

Suzanne L. Bond joined as Senior Vice President, Chief Compliance Officer of the Dealer Manager in April 2015. Her experience in financial services compliance, sales and operations spans two decades. Prior to joining Inland, Ms. Bond served as Vice President and Director of Supervision for the Capital Markets Group at Wedbush Securities. Prior to that, she served as Chief Compliance Officer for a number of independent broker/dealers and investment advisory firms, both retail and institutional. Ms. Bond holds a B.S. in International Business from Union Institute & University and a Master of Jurisprudence, Business Law from Loyola University Chicago. She holds FINRA Series 7, 24, 63, 66, 79, and 99 licenses.

Philip J. Graham, Jr. joined the Dealer Manager as Executive Vice President—Strategic Relations in January 2016. Prior to joining the Dealer Manager, Mr. Graham served as the Senior Vice President and Director of National Accounts for Griffin Capital Corporation (“Griffin Capital”), where he was responsible for the strategic planning and selling agreement process for multiple products and product types. Prior to Griffin Capital, he was the Senior Vice President and Director of National Accounts within the Independent Broker-Dealer channel for Cole. At Cole, he led the national accounts function within the independent broker dealer channel, managed strategic business planning and measurement processes and played a key role in the listing of two REITs. Prior to Cole, Mr. Graham held positions with Behringer Harvard, Evergreen Investments, the Boston Stock Exchange and Massachusetts Financial Services. Mr. Graham holds a B.S. in Business Administration with a concentration in Sales and Marketing from Northeastern University. He also holds FINRA Series 6, 7, 63 and 65 securities licenses and is a FINRA Series 26 Registered Principal.

Colin G. Cosgrove joined the Dealer Manager as Executive Vice President—National Sales Manager in July 2016. Prior to joining the Dealer Manager, Mr. Cosgrove served as Executive Vice President—Head of Sales Strategy for the Eagle Capital Markets Group of Griffin Capital from April 2015 to July 2016. In this position, he was responsible for the organization and launch of Eagle Capital Markets and the development of sales efficiency systems. Prior to his position at Griffin Capital, he served as Senior Vice President—

Sales Operations and Strategy for Cole for 10 years, where he was responsible for Cole’s public, non-listed REIT and 1031 distribution business including sales and operations, advisor marketing and distribution and reporting models. Prior to joining Cole, Mr. Cosgrove held positions with Edward D. Jones & Co., L.P., E*TRADE Financial Corporation and the Charles Schwab Corporation. Mr. Cosgrove holds a B.A. in Political Science from the University of Iowa. He also holds FINRA Series 7, 24 and 63 securities licenses.

In August 2014, the Dealer Manager submitted a Letter of Acceptance, Waiver and Consent (“AWC”) to FINRA, the self-regulatory organization that oversees broker-dealers, for the purpose of proposing a settlement of certain rule violations alleged by FINRA. Without admitting or denying the findings, the Dealer Manager consented to an entry of findings of certain violations of FINRA Rules, including the failure to maintain procedures reasonably designed to ensure that the Dealer Manager did not make or use material misrepresentations or omissions in connection with its role as placement agent of private placements and non-traded REITs and to implement its procedures’ requirement that a due diligence review be performed and that its president approve each offering. FINRA accepted the AWC on August 27, 2014. In connection with the AWC, the Dealer Manager consented to a fine of $40,000 and agreed to (1) retain an independent consultant to review its written supervisory procedures, and (2) revise its written supervisory procedures as recommended by the independent consultant. The Dealer Manager has fully complied with the terms and conditions of the AWC. Although the Dealer Manager has never before been the subject of any FINRA action and although no complaints have been received regarding the two private placement programs, to the extent any action would be taken against the Dealer Manager in connection with its compliance with the AWC, or if future violations of FINRA rules are alleged, the ability of the Dealer Manager to perform its obligations as dealer manager for this offering could be adversely affected.

Limited Liability and Indemnification of Directors, Officers, the Advisor, the Sub-Advisor and Other Agents

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Advisor, the Sub-Advisor and any of the Advisor’s or the Sub-Advisor’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
•	the indemnitee was acting on our behalf or performing services for us;

•

in the case of affiliated directors, the Advisor, the Sub-Advisor, or any of the Advisor’s or the Sub-Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor, the Sub-Advisor or any affiliate of the Advisor or the Sub-Advisor for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the party seeking indemnification;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or
•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor, the Sub-Advisor and any of the Advisor’s or the Sub-Advisor’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;
•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we must indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and certain state regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

The Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.

Legal Proceedings

Neither we, the Advisor, nor the Sub-Advisor is currently involved in any material litigation.

Management Compensation

We pay the Advisor, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. The Advisor has agreed to pay the Sub-Advisor (or to direct us to pay the Sub-Advisor on the Advisor’s behalf) a portion of the fees and expense reimbursements payable to the Advisor set forth below as compensation for the services that the Sub-Advisor performs on behalf of the Advisor.

We do not pay the Advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Advisor) or development, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse the Advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by the Advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees(1)(2)— The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 6.0%, and upfront dealer manager fees of up to 1.25%, of the transaction price of each Class A share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 7.25% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. All upfront selling commissions and dealer manager fees will be reallowed (paid) to participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class A, Class T and Class S shares sold and the transaction price of each Class A, Class T and Class S share. Aggregate upfront selling commissions will equal approximately $23.9 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $3.1 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class A shares of 6.0% and 1.25%, respectively, and with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 20% and 10% of our offering proceeds are from the sale of each of Class A, Class T and Class S shares, respectively, and that the transaction price per Class A, Class T and Class S shares remains constant at $25.00.

Stockholder Servicing Fees—The Dealer Manager(2)(3)	Subject to FINRA limitations on underwriting compensation, we pay	Actual amounts depend upon the NAV per share of our Class T,

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing stockholders’ accounts, referred to as servicing broker-dealers:

•with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay stockholder servicing fees with respect to our outstanding Class A or Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing

Class S and Class D shares, the number of Class T, Class S and Class D shares purchased and when such shares are purchased. For Class T shares, the stockholder servicing fees will equal approximately $3.3 million per annum if we sell the maximum amount. For Class S shares, the stockholder servicing fees will equal approximately $1.6 million per annum if we sell the maximum amount. For Class D shares, the stockholder servicing fees will equal approximately $1.5 million per annum if we sell the maximum amount. In each case, we are assuming that the NAV per share of our Class T, Class S and Class D shares remains constant at $25.00, that, in our primary offering, 20%, 10% and 30% of our offering proceeds are from the sale of Class T, Class S and Class D shares, respectively, and that none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% from the sale of such shares (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the stockholder servicing fees will be paid due to potential changes in the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.38 and with respect to a Class D share would total approximately $1.84.

In addition, we will cease paying the stockholder servicing fees on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash or securities listed on a national stock exchange or (iii) after termination of the primary portion of this offering, the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Underwriting Compensation—Stockholder Servicing Fees—Class T, Class S and Class D Shares.”
Organization and Offering Expense Reimbursement(4)—The Advisor

To the extent that the Advisor advances certain costs and expenses that it (or the Sub-Advisor acting on the Advisor’s behalf) incurs on our behalf in connection with this offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, design and website expenses, transfer agent fees and expenses, costs in connection with preparing sales materials and reasonable expenses related to attending educational meetings and conferences, if any), we will reimburse the Advisor for all such advanced expenses.

The Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

We estimate our organization and offering expenses to be approximately $7.6 million if we sell the maximum offering amount.
Investment Activities
Acquisition Expense Reimbursement(5)—The Advisor

We do not pay the Advisor any acquisition, financing or other similar fees in connection with making investments. We do, however, reimburse the Advisor for out-of-pocket expenses that it (or the Sub-Advisor acting on the Advisor’s behalf) incurs in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of investments, whether or not such investments are originated or acquired.

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities
Management Fee(6)—The Advisor

Prior to July 1, 2021, we paid the Advisor a fixed monthly management fee equal to 1.25% per annum of the gross value of our assets, provided that any such monthly payment shall not exceed 1/12th of 2.5% of our NAV. Effective July 1, 2021, we pay the Advisor a fixed monthly management fee equal to 1/12th of 1.25% of our average NAV.

The management fee may be paid, at the Advisor’s or the Sub-Advisor’s election, in cash or Class I shares. To the extent that the Advisor or the Sub-Advisor elects to have any portion of the management fee paid in Class I shares, we may repurchase such Class I shares from the Advisor, or the Sub-Advisor if such Class I shares have been allocated to the Sub-Advisor pursuant to the Sub-Advisory Agreement, at a later date. Shares of our Class I common stock obtained by the Advisor (or reallocated to the Sub-Advisor) will not be subject to either the one-year holding requirement or the repurchase limits of our share repurchase plan.

Actual amounts of the fixed management fee depend upon our aggregate NAV. The fixed management fee attributed to the shares sold in this offering will equal approximately $24.7 million per annum if we sell the maximum amount in our primary offering (before giving effect to any shares issued under our distribution reinvestment plan), assuming (i) that the NAV per share of our shares remains constant and (ii) the fixed management fee is calculated using the methodology effective July 1, 2021.

Operating Expense Reimbursement—The Advisor and the Sub-Advisor

Effective July 1, 2021, we reimburse for all of the expenses attributable to us or our subsidiaries, including the Operating Partnership, and paid or incurred and submitted to us for reimbursement by the Advisor, the Sub-Advisor or their respective affiliates in providing services to us under the Advisory Agreement.

The expenses for which the Advisor may be reimbursed include, without limitation: (1) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments and properties, (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of our investments, whether or not such investments are originated or acquired, and (4) personnel and related employment costs incurred by the Advisor, Sub-Advisor, or their affiliates in performing the services described in the Advisory Agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement will be made for costs of such employees of the Advisor, Sub-Advisor or their affiliates to the extent that such employees serve as our executive officers.

The reimbursement of expenses is subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fees) during any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors.

Effective July 1, 2021, the Advisor and the Sub-Advisor have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. See “Management—Expense Limitation Agreement.”

Actual amounts of out-of-pocket expenses paid by the Advisor that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Performance Fee—The Advisor(6)

We pay the Advisor a performance fee, calculated and paid annually, such that for any year in which our total return per share exceeds 7% per annum, the Advisor will receive 20% of the excess total return allocable to shares of our common stock; provided that in no event will the performance fee exceed 15% of the aggregate total return allocable to shares of our common stock for such year.

In the event our NAV per share for any class of shares of our common stock decreases below $25.00, the performance fee will not be earned on any increase in NAV per share of such class up to $25.00, provided that we may decrease this threshold if (i) extraordinary events arise (such as a significant disruption in relevant markets, a terrorist attack or act of nature) and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incent the Advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders.

The performance fee may be paid, at the Advisor’s or the Sub-Advisor’s election, in cash or Class I shares. To the extent that the Advisor or the Sub-Advisor elects to have any portion of the performance fee paid in Class I shares, we may repurchase such Class I shares from the Advisor, or the Sub-Advisor if such Class I shares have been allocated to the Sub-Advisor pursuant to the Sub-Advisory Agreement, at a later date. Shares of our Class I common stock obtained by the Advisor or the Sub-Advisor will not be subject to the one-year holding requirement or the repurchase limits of our share repurchase plan.

Actual amounts of the performance fee depend upon the actual annual total return for each class of shares of our common stock and, therefore, cannot be calculated at this time.
Loan Fees—The Advisor(7)

Pursuant to the Advisory Agreement, the Advisor receives all loan origination fees (whether paid upfront or upon payoff of all or any portion of a loan), application fees and future funding facility draw request fees related to any loan made by us or the Operating Partnership (such amounts, “Loan Fees”). Loan Fees are only be paid to the Advisor to the extent that they are paid by a borrower and generally will be paid directly from the borrower to the Advisor. To the extent any Loan Fees are paid to us, we will remit such fees to the Advisor.

Actual amounts depend on the fees paid by borrowers in connection with the CRE debt investments that we originate.
(1)

Upfront selling commissions and dealer manager fees may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

(2)

We will cease paying stockholder servicing fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)	In calculating our stockholder servicing fees, we use our NAV before giving effect to accruals for the stockholder servicing fees or distributions payable on our shares.
(4)

These amounts represent estimated expenses incurred in connection with our organization and this offering including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, design and website expenses, transfer agent fees and expenses, costs in connection with preparing sales materials and reasonable expenses related to attending educational meetings and conferences, if any. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.

(5)

We pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Advisor or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property.

(6)

In calculating our management fee and performance fee, we use our NAV before giving effect to accruals for the management fee, performance fee, stockholder servicing fees or distributions payable on our shares.

(7)

Pursuant to the Sub-Advisory Agreement, the Advisor generally will reallow to the Sub-Advisor (or the Sub-Advisor will retain) all loan fees by borrowers pursuant to any loan made by us or the Operating Partnership. All Loan Fees (including those amounts reallowed to or retained by the Sub-Advisor) shall be included in the 6% cap on acquisition expenses and fees as described herein.

We will not reimburse the Advisor for any amount by which Total Operating Expenses during the four preceding fiscal quarters exceeds the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. See “Management—The Advisory Agreement.”

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with the Advisor, the Sub-Advisor and their affiliates and employees, some of whom serve as our executive officers and directors. These conflicts include (1) conflicts with respect to the allocation of the time of the Advisor, the Sub-Advisor and their key personnel, (2) conflicts with respect to the allocation of investment opportunities and (3) conflicts related to the compensation arrangements between the Advisor, its affiliates and us. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders. We have adopted corporate governance measures to mitigate material conflict risk. Material conflicts and the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts are discussed below.

Interests of the Advisor, the Sub-Advisor and Their Affiliates in Other Real Estate Programs

We rely on the real estate professionals employed by, and acting on behalf of, the Advisor and the Sub-Advisor to source and manage our investments. Certain members of the Advisor’s and Sub-Advisor’s management teams are presently, and in the future intend to be, involved with a number of other real estate programs and activities. Existing funds that the Advisor’s and Sub-Advisor’s management teams are involved with may directly compete with us for investment opportunities because the programs also may seek to provide stockholders with an attractive level of current income by means of stable distributions from investments in or related to real estate as an asset class.

The Advisor, the Sub-Advisor and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the origination, acquisition, ownership, management and disposition of real estate-related assets. None of the entities affiliated with the Advisor or the Sub-Advisor are prohibited from raising money for another entity that makes the same types of investments that we target, and we may co-invest with any such entity. Any such potential co-investment will be subject to approval by our independent directors.

Competition for Originating, Acquiring, Managing and Selling Investments

The Advisor has delegated to the Sub-Advisor the duty to identify, negotiate, originate and acquire our investments and to provide portfolio management, disposition, property management and leasing services for our assets on our behalf. Our investment strategy is expected to overlap with the investment strategy of one Other Sound Point Account and may overlap with others in the future.  As a result, we will compete with one or more Other Sound Point Accounts to originate, acquire or sell our targeted investments. As a result of this competition, certain investment opportunities may not be available to us. The Sub-Advisor has prepared written investment allocation guidelines regarding the allocation of investment opportunities between us and Other Sound Point Accounts, which have been approved by the Advisor and our board of directors and are described below.

If both we and one or more Other Sound Point Accounts are interested in making an investment, the Sub-Advisor or its affiliates will determine which program is ultimately awarded the right to pursue the investment in accordance with the investment allocation guidelines. The Sub-Advisor is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. Many investment opportunities that are suitable for us may also be suitable for an Other Sound Point Account. The Sub-Advisor is required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied to us.

Sound Point has adopted investment allocation guidelines to address conflicts of interest arising from the allocation of investment opportunities among us and any Other Sound Point Accounts. Sound Point will screen the suitability of each investment opportunity for each account based on the following Screening Criteria: liquidity position (i.e., sufficiency of available cash to make and support the investment or need to raise cash); strategic investment objectives; appropriateness of investment based on current portfolio composition, including loan-type, loan-size, asset-type and geographic or borrower diversity; time horizon; tax sensitivity; and any applicable legal or regulatory restrictions, or governing document applicable covenants or asset tests/restrictions.

Since bespoke whole commercial real estate loan investments are not divisible and cannot be allocated pro rata as a general matter, Sound Point will allocate investment opportunities on a pre-determined rotational order and maintain a record of such rotations. Any new account will be added to the bottom of the rotational queue. If, upon giving due consideration to the Screening Criteria, Sound Point reasonably determines in its discretion that an investment opportunity is suitable and appropriate for only one account, the investment opportunity will be allocated to such account without regard to or any resulting effect upon the then-current rotational order. If, however, upon giving due consideration to the Screening Criteria, Sound Point reasonably determines that an investment opportunity is suitable and appropriate for two or more accounts, the investment opportunity will be allocated to the account that has not executed a written non-binding expression of interest (subject to Sound Point’s underwriting and due diligence) in providing commercial real estate debt financing related to a separate investment opportunity previously allocated to it for the longest period of time. In such instance, the account receiving allocation of such investment opportunity will thereupon be moved to the bottom of the rotational queue.

Our executive officers, certain of our directors and their affiliates also have, and may continue to, acquire or develop CRE related assets for their own accounts. Furthermore, our executive officers, certain of our directors and their affiliates may form additional CRE related investment programs in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such programs at approximately the same time as the offering of our shares of common stock. The Advisor, the Sub-Advisor, their employees and certain of their affiliates and related parties will experience conflicts of interest as they simultaneously perform investment services for us and other real estate programs that they sponsor or have involvement with.

Under the Loan Participation Agreement described above under “Investment Portfolio—Commercial Mortgage Loans Held for Investment—Loan Participation Agreement,” our counterparty Participant A, as the holder of the senior participation interest in each of the mortgage loans subject to the Loan Participation Agreement, is entitled to receive, among other payments, a priority interest payment on the Participation A principal balances. In determining the interest rate to be paid to Participant A, our Sub-Advisor advised us on market rates of interest being paid on senior tranches of CLOs, which are interests in loans comparable to Participation A, and a well-known national advisory, accounting, audit and consulting firm provided an opinion letter to our board of directors and Participant A concluding that the interest rate to be paid to Participant A falls within a range of market rates based on a review of (1) the LTV ratios for each underlying property “as stabilized” and independent research on similar types of loans that were recently originated on mixed-use, multifamily, and office properties and (2) loan spreads published by third-party market participants. Our board of directors, including all of the independent directors, determined that the Loan Participation Agreement is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Sound Point Capital Management is separately engaged in an ongoing business relationship with an affiliate of Participant A pursuant to which Sound Point Capital Management or its affiliates make and manage loan investments for the affiliate of Participant A and will earn fees on the additional assets under management represented by the Participation A interests in the Participation Loans. Several of our officers, including two executive officers one of whom also serves as one of our directors, hold positions at the Sub-Advisor and are employed by Sound Point Capital Management or its affiliates. To mitigate the Sub-Advisor’s conflict of interest, our Advisor and Sub-Advisor have agreed with each other that in the event that the Operating Partnership is the directing participant with respect to any mortgage loan underlying the Loan Participation Agreement, and a monetary default or a material non-monetary default (as such terms are defined in the Loan Participation Agreement) occurs and is continuing with respect to such mortgage loan, then the Sub-Advisor will not exercise any rights or remedies permitted to the directing participant under the Loan Participation Agreement with respect to such mortgage loan without the prior written consent of the Advisor, which consent will not be unreasonably withheld, conditioned or delayed.

Allocation of Time of The Advisor’s and The Sub-Advisor’s Key Personnel

We rely on the personnel of the Advisor and its affiliates to manage our day-to-day activities, and we rely on the personnel of the Sub-Advisor to implement our investment strategy. Certain of our officers and non-independent directors are also employees of either the Advisor or the Sub-Advisor and certain of their affiliates, and these individuals are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result, these individuals may have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor, the Sub-Advisor and their employees devote only as much of its time to our business as the Advisor and the Sub-Advisor, in their respective judgment, determine is reasonably required, which, with respect to each individual, may be substantially less than full time. Therefore, the Advisor, the Sub-Advisor and their employees may experience conflicts of interest in allocating management’s time and services among us and other real estate programs or business ventures that the Advisor, the Sub-Advisor or their affiliates manage. This could result in actions that are more favorable to other entities affiliated with the Advisor or the Sub-Advisor than to us. However, the Advisor and the Sub-Advisor have assured us that they and their affiliates have, and will continue to have, sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Receipt of Fees, Expense Reimbursements and Other Compensation by the Advisor and the Sub-Advisor

The Advisory Agreement with the Advisor is not the result of arm’s-length negotiations. As a result, the fees we have agreed to pay and expenses we have agreed to reimburse pursuant to this agreement, including expenses for certain personnel and employment costs, may exceed what we would pay to an independent third party. The Advisory Agreement has been approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions not less favorable than those which could be obtained from unaffiliated entities.

The Advisor receives substantial fees and reimbursements of expenses, including for certain personnel and employment costs, from us, and the Sub-Advisor receives substantial fees and reimbursement of similar expenses from the Advisor. These compensation arrangements could influence the Advisor’s and the Sub-Advisor’s advice to us, as well as the judgment of the personnel of the

Advisor and the Sub-Advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of the Advisor’s and the Sub-Advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of the Advisory Agreement and the Sub-Advisory Agreement, and the amounts we and the Advisor pay under each such agreement, respectively;
•

the fact that the management fee and the performance fee that we pay to the Advisor is based upon the valuation of our investment portfolio as determined in connection with our determination of NAV by the Advisor;

•

the fact that the Advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle the Advisor to incentive compensation through the performance fee; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable investment for our portfolio.

We pay the management fee and reimburse expenses, including for personnel and employment costs, regardless of the quality of the services that the Advisor provides during the term of the Advisory Agreement. The Advisor, however, has a fiduciary duty to us. If the Advisor fails to act in our best interest, then it will have violated this duty. The Advisory Agreement may be terminated by us or the Advisor on 60 days’ notice.

Joint Venture and Co-ownership Arrangements with Affiliates

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, participations or other arrangements with affiliates of the Advisor or the Sub-Advisor to acquire CRE debt and CRE securities or to acquire net leased property investments or other equity real estate investments. In conjunction with any such arrangements, the Advisor, the Sub-Advisor and their affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, the Advisor or the Sub-Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since the Advisor and the Sub-Advisor will make various decisions on our behalf, agreements and transactions between the Advisor’s and the Sub-Advisor’s affiliates and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. The Advisor, the Sub-Advisor or their affiliates may receive various fees for providing services to the joint venture, including but not limited to an Advisory fee, with respect to the proportionate interest in the properties held by our joint venture partners.

In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor or the Sub-Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may enter into ventures with the Advisor, the Sub-Advisor, our directors or their affiliates for the acquisition of investments or co-investments, but only if: (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the investment by us and the Advisor, the Sub-Advisor, such directors or such affiliate are on substantially the same terms and conditions. If we enter into a joint venture with any of our affiliates, the fees payable to the Advisor by us would be based on our share of the investment.

Certain Conflict Resolution Measures

Our charter contains many restrictions relating to conflicts of interest, including those described below.

Advisor Compensation

The independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of the Advisor and the compensation we pay to it to determine whether the provisions of the Advisory Agreement are being carried out.

Term of Advisory Agreement

The current term of the Advisory Agreement ends December 31, 2022, subject to renewals upon mutual consent of the parties, including an affirmative vote of a majority of our independent directors, for an unlimited number of successive one-year periods. It is the duty of our board of directors to evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. The Advisory Agreement may be terminated without cause or penalty by us upon a vote of a majority of the independent directors, or by the Advisor, in each case by providing no fewer than 60 days’ prior written notice to the other party.

Certain Transactions with Affiliates

In order to reduce the conflicts inherent in transactions with affiliates, our charter prohibits us from purchasing, selling or leasing assets from or to the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing. In addition, we may not make any loans to the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing. Our charter also prohibits us from investing in indebtedness secured by a mortgage on real property which is subordinate to any mortgage or equity interest of the Advisor, the Sub-Advisor, our directors or any of our affiliates.

Our charter prohibits us from borrowing funds from the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing unless approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms not less favorable to us than comparable loans between unaffiliated parties under the same or similar circumstances. The prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, the Advisor, the Sub-Advisor or affiliates of any of the foregoing.

A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and the Advisor, the Sub-Advisor, any of our directors or affiliates of any of the foregoing are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our charter prohibits us from paying a fee to the Advisor, the Sub-Advisor, our directors or affiliates of any of the foregoing in connection with our repurchase of our common stock.

The Advisor, the Sub-Advisor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, the Sub-Advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Net Asset Value Calculation and Valuation Guidelines

Valuation Guidelines

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Advisor, with the assistance of the Sub-Advisor, and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. In connection with carrying out its responsibility to determine our NAV, the Advisor may delegate certain tasks to the Sub-Advisor. The Advisor, however, is ultimately responsible for the NAV determination process.

The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

The Advisor calculates the fair value of our assets in accordance with our valuation guidelines with the support of the independent valuation advisor. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Our Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged BDO USA, LLP to serve as our independent valuation advisor with respect to our real estate loans. At the end of each quarter, the independent valuation advisor reviews the reasonableness of the interest rate spreads and internal valuations of our real estate loans as prepared by the Sub-Advisor. The Advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows. At the end of each month, the independent valuation advisor also calculates our monthly NAV. While the independent valuation advisor performs an important role with respect to the valuation of our assets, the independent valuation advisor is not responsible for our NAV, and performs its services based solely on information received from us, the Advisor and the Sub-Advisor. The Advisor, and not the independent valuation advisor, is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor discharges its responsibilities in accordance with our valuation guidelines. Our board of directors is not involved in the monthly valuation of our assets and liabilities, but periodically receives and reviews such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor is not based on the estimated values of our loans or our NAV.

Our independent valuation advisor may from time to time in the future perform other commercial real estate and financial advisory services for the Advisor or Sub-Advisor and their affiliates, so long as such other services do not adversely affect the independence of the independent valuation advisor.

Valuation of Investments

Our investments consist of real estate-related assets and liquid non-real estate-related assets. Real estate-related assets include CRE debt, first mortgage loans, subordinate mortgage and mezzanine-loans and participations in such loans and CRE securities, such as CMBS and CRE CLOs, and unsecured debt of publicly traded REITs. Our liquid non-real estate-related assets may include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents.

The Advisor seeks to determine the fair value of investments as of the last day of each month. Fair value determinations are based upon all available inputs that the Advisor deems relevant, including, but not limited to, indicative dealer quotes, values of like securities, discounted cash flow analysis, and valuations prepared by third-party valuation services. However, determination of fair value involves subjective judgments and estimates.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

The Advisor estimates the fair value of our loan portfolio in accordance with the methodologies contained in our valuation guidelines approved by our board of directors. In general, in the first month a loan is originated or purchased, it will be carried at the unpaid principal balance or cost. Monthly, thereafter, the Advisor will use commercially reasonable practice to estimate the fair value of each loan. This may include but is not limited to performing a discounted cash flow analysis, analyzing interest rate spreads on loans based on various factors including capitalization rates, occupancy rates, sponsorship, geographic concentration, collateral type, market conditions and actions of other lenders. The independent valuation advisor provides an independent validation of the inputs and assumptions used in the valuation of our loan portfolio.

Real Estate-Related Securities and Derivatives

Our real estate-related securities investments will generally focus on non-distressed public and private real estate debt, including, but not limited to, CMBS and other forms of debt. Additionally, we may make open market purchases of common stock in public equity REITs.

We may also invest in derivatives. Our principal investments in derivative instruments may include investments in interest rate swaps, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.

Our real estate-related securities and derivative investments are recorded at fair market value in our financial statements, in accordance with ASC Topic 820. The valuation of these assets is obtained from market quotations obtained from third-party pricing service providers or broker-dealers. Pursuant to the valuation guidelines adopted by our board of directors, if market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value is determined in good faith by the Advisor. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations). Our board of directors has delegated to the Advisor the responsibility for monitoring significant events that may materially affect the values of our real estate-related securities and derivative investments and for determining whether the value of the applicable investments should be reevaluated in light of such significant events.

Valuation of Liquid Non-Real Estate-Related Assets

Our liquid non-real estate-related assets are recorded at fair market value in our financial statements, in accordance with ASC Topic 820. The valuation of these assets is based on market prices obtained from third-party pricing services or as published in nationally recognized sources such as Bloomberg.

Valuation of Properties

Wholly Owned Properties

For real properties we own, the Advisor has developed a valuation plan with the objective of having each of our wholly owned properties valued at least annually by an appraisal, except for newly acquired properties as described below, with appraisals scheduled over the course of a year. We rely on property-level information provided by the Advisor, including but not limited to (1) historical and projected operating revenues and expenses of the property, (2) lease agreements with respect to the property and (3) information regarding recent or planned capital expenditures. Appraisals will be performed in accordance with the Internal Revenue Code of Ethics and the Uniform Standards of Professional Appraisal Practices (“USPAP”), the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Newly acquired wholly owned properties will initially be valued at cost and thereafter will join the annual appraisal cycle during the year following the first full calendar year in which we own the property. Development assets, if any, will be valued at cost plus capital expenditures and will join the annual appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally will be allocated among the applicable wholly owned properties pro rata based on relative values. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset. Each individual appraisal report for our assets (discussed further below) will be addressed solely to our company to assist in providing our monthly portfolio valuation.

Our valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing our NAV calculation, the Advisor will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company. Real estate appraisals are reported on a free and clear basis (for example no mortgage), irrespective of any property-level financing that may be in place. The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Properties Held Through Joint Ventures

Properties held through joint ventures will be valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture is then determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

Liabilities

We include the fair value of our liabilities as part of our NAV calculation. Our liabilities generally include portfolio-level credit facilities, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued operating expenses, property-level mortgages, reserves for future liabilities and other liabilities. All liabilities are valued using widely accepted methodologies specific to each type of liability. Our debt is typically valued at fair value in accordance with GAAP. Our aggregate monthly NAV will be reduced to reflect the accrual of the liability to pay any declared (and unpaid) distributions for all classes of common stock. Liabilities allocable to a specific class of shares will only be included in the NAV calculation for that class.

NAV and NAV Per Share Calculation

We are offering to the public five classes of shares of our common stock, Class A, Class T, Class S, Class D and Class I shares. Each class of our common stock, including Class P common stock that we are not offering to the public, have an undivided interest in our assets and liabilities, other than class-specific liabilities. Our NAV is calculated by the independent valuation advisor for each of these classes. The Advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as calculated by the independent valuation advisor. Because stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ.

At the end of each month, before taking into consideration class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first business day of such month and issuances of shares under our distribution reinvestment plan and less repurchases under our share repurchase plan during such month. The NAV calculation is generally available within 15 calendar days after the end of the applicable month. Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

For the purpose of calculating our NAV, offering costs are expenses we incur as we raise proceeds in our public and private offerings. For GAAP purposes, these costs are deducted from equity when incurred. For the NAV calculation, all of the offering costs from our public and private offerings incurred through July 17, 2019 (the “NAV Pricing Date”) were added back to equity and amortized into equity monthly over the 60 months beginning with the first full month that follows the NAV Pricing Date. Following the NAV Pricing Date, offering costs are included in the NAV calculation as and when incurred.

Following the aggregation of the NAV of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, the independent valuation advisor will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees. For each applicable class of shares, the stockholder servicing fees will be calculated as a percentage of the aggregate NAV for such class of shares. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The combination of the Class A NAV, Class T NAV, Class S NAV, Class D NAV, Class I NAV and Class P NAV equals the value of our assets less our liabilities, which include certain class-specific liabilities. The Advisor calculates the value of our investments as directed by our valuation guidelines based upon values received from various sources, including independent valuation services. The Advisor, with assistance from the Sub-Advisor, is responsible for information received from third parties that is used in calculating our NAV.

Limits on the Calculation of Our Per Share NAV

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities). However, the majority of our assets will consist of real estate loans and, as with any real estate valuation protocol and as described above, the valuation of our loans (and other assets and liabilities) will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate loans (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors—Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.”

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Advisor’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Advisor must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets. We include no discounts to our NAV for the illiquid nature of our shares, including the current suspension of our share repurchase plan and the limitations under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV does not represent the fair value of our assets less liabilities under GAAP. We do not represent, warranty or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;
•	a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;
•	shares of our common stock would trade at per share NAV on a national securities exchange;
•	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV; and
•	NAV would equate to a market price for an open-end real estate fund.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2022, the amount of our common stock beneficially owned (unless otherwise indicated) by: (i) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers in the aggregate. Unless otherwise noted, the address for each of the persons or entities named in the following table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

	Common Stock Beneficially Owned(1)
Name	Number of Shares	Percentage(2)
Mitchell A. Sabshon(3)	50,588	*
Donald MacKinnon(4)	27,974	*
Norman A. Feinstein	6,244	*
Cynthia Foster Curry	12,244	*
Robert N. Jenkins	6,244	*
Catherine L. Lynch	600	*
Roderick S. Curtis(5)	400	*
Andrew Winer(4)(6)	13,345	*
Cathleen M. Hrtanek(5)	200	*
Matthew Donnelly(4)(6)	—	*
All officers and directors as a group (10 persons)	117,839	1.1%

*	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on a total of 10,741,071 shares of common stock issued and outstanding as of March 31, 2022.
(3)

The shares owned by the Advisor are deemed to be beneficially owned by Mr. Sabshon. Mr. Sabshon exercises control over the Advisor but does not have sole voting and investment power with respect to the shares owned by the Advisor.

(4)	The address of such person or entity is 375 Park Avenue, 33rd Floor, New York, NY 10152.
(5)	In March 2022, Mr. Curtis resigned as our Vice President and Secretary, and our board of directors appointed Ms. Hrtanek as our Secretary.
(6)	In February 2022, Mr. Winer resigned as our Chief Investment Officer, and our board of directors appointed Mr. Donnelly as our Chief Investment Officer.

Selected Information Regarding our Operations

Selected Financial Information

The following selected financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, as incorporated herein by reference. Our historical results are not necessarily indicative of results for any future period. For an update on our investment portfolio and operations since December 31, 2021, see “Selected Information Regarding our Operations—Operations Update.”

Balance Sheet Data

	As of December 31,
($ in thousands)	2021	2020	2019	2018	2017
Cash and cash equivalents	$57,268	$72,107	$37,639	$28,497	$1,406
Real estate securities at fair value	$—	$—	$157,869	$91,218	$25,993
Commercial mortgage loans	$665,498	$441,814	$504,702	$249,573	$32,094
Real estate owned, net of depreciation	$31,535	$32,474	$—	$—	$—
Finance lease right of use asset, net of amortization	$5,454	$5,525	$—	$—	$—
Total assets	$764,428	$554,991	$703,319	$372,023	$61,142
Repurchase agreements—real estate securities	$—	$—	$107,489	$61,871	$17,113
Repurchase agreements—commercial mortgage loans	$307,083	$290,699	$335,805	$164,333	$—
Credit facility payable	$14,350	$—	$—	$—	$—
Loan participations sold, net	$109,772	$—	$—	$—	$—
Finance lease liability	$17,105	$16,790	$—	$—	$—
Due to related parties	$2,894	$2,093	$698	$1,680	$1,512
Distributions payable	$1,137	$867	$1,699	$941	$258
Total liabilities	$457,283	$314,735	$447,153	$229,751	$19,157
Total stockholders’ equity	$307,145	$240,256	$256,166	$142,272	$41,985

Statements of Operations

	Year Ended December 31,
($ in thousands except share data)	2021	2020	2019	2018	2017
Interest income:
Interest income	$28,988	$33,490	$34,290	$11,105	$979
Less: Interest expense	(8,801)	(10,317)	(14,035)	(4,091)	(156)
Net interest income	20,187	23,173	20,255	7,014	823
Revenue from real estate owned	8,109	972	—	—	—
Total income	28,296	24,145	20,255	7,014	823
Operating expenses:
Advisory fee	3,217	5,528	5,632	2,540	—
Debt finance costs	1,492	1,331	950	456	—
Administration expense	—	—	—	—	96
Directors compensation	73	94	86	84	82
Professional service fees	1,028	2,031	651	356	453
Real estate owned operating expenses	10,344	2,709	—	—	—
Depreciation and amortization	1,089	405	—	—	—
Other expenses	1,180	921	579	243	94
Expense reimbursement	—	—	(359)	—	—
Total operating expenses	18,423	13,019	7,539	3,679	725
Other income (loss):
Provision for loan losses	—	(4,726)	—	—	—
Realized loss on sale of commercial loan	—	(375)	—	—	—
Unrealized gain (loss) in value of real estate securities	—	211	1,032	(1,279)	41
Realized loss on the sale of real estate securities	—	(35,020)	(43)	—	—
Total other (loss) income	—	(39,910)	989	(1,279)	41
Net income (loss) before income taxes	9,873	(28,784)	13,705	2,056	139
Income tax (benefit) provision	—	—	—	(13)	58
Net income (loss) attributable to common stockholders	9,873	(28,784)	13,705	2,069	81
Series A Preferred Stock dividends	1,654	—	—	—	—
Net income (loss) attributable to common stockholders	$8,219	$(28,784)	$13,705	$2,069	$81
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.72	$(2.49)	$1.53	$0.57	$0.11
Weighted average number of shares
Basic	11,480,517	11,561,828	8,958,684	3,638,407	757,025
Diluted	11,481,464	11,561,828	8,959,035	3,638,574	757,025

Funds from Operations and Modified Funds from Operations

We use funds from operations (“FFO”), a widely accepted metric, to evaluate our performance. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”) has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate and to exclude the earnings impacts of cumulative effects of accounting changes. We have adopted the NAREIT definition for computing FFO.

Due to the unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives (“IPA”), an industry trade group, published a standardized measure known as Modified Funds from Operations (“MFFO”), which the IPA has promulgated as a supplemental measure for publicly registered non-listed REITs and which may be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT.

The IPA defines MFFO as FFO adjusted for acquisition fees and expenses, amounts relating to straight line rents and amortization of premiums on debt investments, non-recurring impairments of real estate-related investments, mark-to-market adjustments included in net income, non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures.

We define MFFO in accordance with the concepts established by the IPA and adjust FFO for certain items, such as amortization of premium and discounts on real estate securities. We purchase real estate securities at a premium or discount to par value, and in accordance with GAAP, record the amortization of premium/accretion of the discount to interest income. We believe that excluding the amortization of premiums and discounts provides better insight to the expected contractual cash flows. In addition, we adjust FFO for unrealized gains or losses on real estate securities. Any mark-to-market or fair value adjustments are based on general market or overall industry conditions and may be temporary in nature.

Because MFFO may be a recognized measure of operating performance within the non-listed REIT industry, MFFO and the adjustments used to calculate it may be useful in order to evaluate our performance against other non-listed REITs. Like FFO, MFFO is not equivalent to our net income or loss as determined under GAAP, as detailed in the table below, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to acquire a significant amount of investments.

FFO and MFFO are non-GAAP financial measures and our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other REITs. We believe that the use of FFO and MFFO provides a more complete understanding of our operating performance to stockholders and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. Neither FFO nor MFFO is intended to be an alternative to “net income” or to “cash flows from operating activities” as determined by GAAP as a measure of our capacity to pay distributions. FFO and MFFO should be considered in conjunction with reported net income cash flows from operations computed in accordance with GAAP, as presented in the financial statements. Management uses FFO and MFFO to compare our operating performance to that of other REITs and to assess our operating performance.

Neither the SEC, any other regulatory body nor NAREIT has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, another regulatory body or NAREIT may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

Our FFO and MFFO are calculated as follows ($ in thousands):

	Year Ended December 31,
	2021	2020	2019
Net (loss) income	$8,219	$(28,784)	$13,705
Depreciation and amortization	1,089	405	—
Funds from operations	$9,308	$(28,379)	$13,705

Amortization of discount on real estate securities	—	(307)	(808)
Amortization of debt financing costs	1,492	1,331	950
Non-cash adjustment for ground lease	386	122	—
Provision for loan losses	—	4,726	—
Realized loss on sale of commercial loan	—	375	—
Unrealized loss (gain) on real estate securities	—	(211)	(1,032)
Realized loss on the sale of real estate securities	—	35,020	43
Modified funds from operations	$11,186	$12,677	$12,858

Our Indebtedness

Repurchase Agreements and Credit Facilities

On February 15, 2018, we, through our wholly owned subsidiary, entered into a master repurchase agreement (the “CF Repo Facility”) with Column Financial, Inc. as administrative agent for certain of its affiliates. As our business has grown, we have increased the borrowing limit and extended the maturity. The most recent extension was in November 2021 for a twelve month term and the maximum advance amount was increased to $350,000,000. Advances under the CF Repo Facility for current loans accrue interest at a per annum rate equal to SOFR plus 1.75% to 2.50% with a 0.15% to 0.75% floor. The CF Repo Facility is generally subject to certain financial covenants.

On May 6, 2019, we, through our wholly owned subsidiary, entered into an uncommitted master repurchase agreement (the “JPM Repo Facility”) with JPMorgan Chase Bank, National Association. The JPM Repo Facility provides up to $150,000,000 in advances. Advances under the JPM Repo Facility accrue interest at per annum rates equal to the sum of (i) the applicable LIBOR index rate plus (ii) a margin of between 1.75% to 2.50%, depending on the attributes of the purchased assets. On May 6, 2021, we, through our wholly owned subsidiary, entered into an agreement extending the maturity date (the “Extension Agreement”). The Extension Agreement extends the maturity date of the JPM Repo Facility is May 6, 2022. The JPM Repo Facility is subject to certain financial covenants.

In connection with the JPM Repo Facility, we entered into a guarantee agreement (the “Guarantee Agreement”), under which we agreed to guarantee certain obligations of the Seller under the JPM Repo Facility. In connection with the Extension Agreement, we, as Guarantor, acknowledged and confirmed that the Guarantee Agreement remains in full force and effect and reaffirmed its obligations under the Guarantee Agreement.

On March 10, 2021, we, through our wholly owned subsidiary, entered into a credit facility with Western Alliance Bank (the “WA Credit Facility,” together with the CF Repo Facility and the JPM Repo Facility, the “Facilities”). The WA Credit Facility provides for loan advances up to the lesser of $75,000 or the borrowing base. The borrowing base consists of eligible assets pledged to and accepted by Western Alliance in its discretion up to the lower of (i) 60% to 70% of loan-to-unpaid balance or (ii) 45% to 50% of the loan-to-appraised value (depending on the property type underlying the asset, for both (i) and (ii)). Assets that would otherwise be eligible become ineligible after being pledged as part of the borrowing base for 36 months. Advances under the WA Credit Facility accrue interest at an annual rate equal to one-month LIBOR plus 3.25% with a floor of 4.0%. The initial maturity date of the WA Credit Facility is March 10, 2023. We have an option to convert the loan made pursuant to the WA Credit Facility upon its initial maturity to a term loan with the same interest rate and floor and a maturity of two years in exchange for, among other things, a conversion fee of 0.25% of the outstanding amount at the time of conversion. The WA Credit Facility requires maintenance of an average unrestricted aggregate deposit account balance with Western Alliance of not less than $3,750. Failure to meet the minimum deposit balance will result in, among other things, the interest rate of the WA Credit Facility increasing by 0.25% per annum for each quarter in which the compensating balances are not maintained.

The Facilities are used to finance eligible loans and act in the manner of a revolving credit facility that can be repaid as our assets are paid off and re-drawn as advances against new assets.

The tables below show our Facilities as of December 31, 2021 and 2020 ($ in thousands):

December 31, 2021			Accrued		Weighted Average
	Committed Financing	Amount Outstanding(1)	Interest Payable	Collateral Pledged	Interest Rate	Days to Maturity
CF Repo Facility	$350,000	$189,654	$159	$260,691	2.16%	314
JPM Repo Facility	150,000	117,470	92	167,704	2.02%	126
Repurchase agreements - commercial mortgage loans	500,000	307,124	251	428,395	2.11%	242
WA Credit Facility	75,000	14,350	22	20,500	4.00%	434
	$575,000	$321,474	$273	$448,895	2.19%	251

December 31, 2020			Accrued		Weighted Average
	Committed Financing	Amount Outstanding(1)	Interest Payable	Collateral Pledged	Interest Rate	Days to Maturity
CF Repo Facility	$250,000	$159,948	$187	$228,359	3.00%	352
JPM Repo Facility	150,000	130,778	105	190,047	2.08%	126
	$400,000	$290,726	$292	$418,406	2.58%	250

(1)	Excluding $41 and $27 of unamortized debt issuance costs as of December 31, 2021 and 2020, respectively.

Loan Participations Sold

On November 15, 2021, we sold a non-recourse senior participation interest in nine first mortgage loans to a third party. Under the loan participation agreement, in the event of default by the underlying mortgagor, any amounts paid are first allocated to the third party before any amounts are allocated to our subordinate interest. As the directing participant in the loan participation agreement, we are entitled to exercise, without the consent of the third party, each of the consent approval and control rights under the applicable underlying mortgage loan documents with a few exceptions. We require the third party’s approval for any modification or amendment to the loan, a bankruptcy plan for an underlying mortgagor where the third party would incur an out-of-pocket loss, or any transfer of the underlying mortgaged property if our approval is required by the underlying mortgage documents. We remain the directing participant unless certain conditions are met related to losses on the property or if the mortgagor is one of our affiliates. In the former case, we may post cash or short-term U.S. government securities as collateral to retain the rights of the directing participant.

The third party, as the senior participation interest holder, will receive interest and principal payments from the borrower until they receive the amounts to which they are entitled. All expenses or losses on the underlying mortgages are allocated first to us and then to the third party. If the underlying mortgage is in default, we will have the option to purchase the third party’s participation interest and remove it from the loan participation agreement.

The following table details our loan participations sold as of December 31, 2021:

	December 31, 2021
Loan Participations Sold	Count	Principal Balance	Book Value	Yield/Cost (1)	Guarantee (2)	Weighted Average Maximum Maturity
Total Loans	9	$ 137,215	$ 137,931	L+3.6%	n/a	2.22
Senior participations (3)	9	$ 109,772	$ 109,772	L+2.0%	n/a	2.22
____________

(1)	The yield/cost is the present value of all future principal and interest payments on the loan or participation interest and does not include any origination fees or deferred commitment fees.
(2)	As of December 31, 2021, the loan participation sold was non-recourse to us.
(3)	During the year ended December 31, 2021, we recorded $0.3 million of interest expense related to loan participations sold.

Revolving Credit Liquidity Letter Agreements

IREIC, our sponsor, and Sound Point have agreed under separate letter agreements dated July 20, 2021 and July 15, 2021, respectively, to make revolving credit loans to us in an aggregate principal amount outstanding at any one time not to exceed

$5,000,000 and $15,000,000, respectively (the “IREIC-Sound Point Commitments”) from time to time. Use of the IREIC-Sound Point Commitments is limited to satisfying requirements to maintain cash or cash equivalents under our repurchase and other borrowing arrangements.

Revolving Credit Liquidity Letter AgreementsevolvinDistributions

Common Stock

For the period from January 1, 2019 to July 31, 2019, we paid distributions on Class P shares based on daily record dates, payable in arrears the following month, equal to a daily amount of 1/365th of $1.92 per share. Distributions declared on or after August 1, 2019 through February 29, 2020 on Class P shares were based on monthly record dates, payable is arrears the following month, equal to a monthly amount of 1/12th of $1.92 per share.

For each class of common stock offered in the IPO through February 29, 2020, we paid the same gross distribution based on monthly record dates, payable in arrears the following month, equal to a monthly amount of 1/12th of $1.62 per share.

On March 24, 2020, as a result of the COVID-19 pandemic, our board of directors suspended, among other things, the payment of distributions to our stockholders and the operation of our distribution reinvestment plan, effective as of April 6, 2020. In determining to suspend the payment of distributions, the board of directors considered various factors, including the impact of the COVID-19 pandemic on the economy, the inability to accurately calculate our NAV per share due to uncertainty, volatility and lack of liquidity in the market, our need for liquidity due to financing challenges related to additional collateral required by the banks that regularly finance our assets and these uncertain and rapidly changing economic conditions.

Though we did not calculate the NAV for the months of March through May 2020, we resumed calculating the calculation of our NAV beginning as of June 30, 2020 following the Advisor’s determination that volatility in the market for our investments had declined and the U.S economic outlook had improved. In August 2020, we resumed paying distributions monthly to stockholders of record for all classes of shares. The table below presents the annualized and monthly distributions declared on common stock by record date for all classes of shares since we resumed paying distributions. The amount of distributions that we may pay in the future is not certain.

Record date	Annualized gross* distribution declared per share of common stock	Monthly gross* distribution declared per share of common stock
July 31, 2020	$0.8576	$0.0715
August 31, 2020	$0.8800	$0.0733
September 30, 2020	$0.9000	$0.0750
October 31, 2020	$0.9000	$0.0750
November 30, 2020	$0.9000	$0.0750
December 31, 2020	$0.9000	$0.0750
January 31, 2021	$0.9500	$0.0792
February 28, 2021	$1.0000	$0.0833
March 31, 2021	$1.0500	$0.0875
April 30, 2021	$1.1000	$0.0917
May 31, 2021	$1.1500	$0.0958
June 30, 2021	$1.2500	$0.1042
July 31, 2021	$1.2500	$0.1042
August 31, 2021	$1.2500	$0.1042
September 30, 2021	$1.2500	$0.1042
October 31, 2021	$1.2500	$0.1042
November 30, 2021	$1.2500	$0.1042
December 31, 2021	$1.2500	$0.1042
January 31, 2022	$1.2500	$0.1042
February 28, 2022	$1.2500	$0.1042
March 31, 2022	$1.2500	$0.1042

*The gross distribution was reduced each month for shares of Class D and Class T of our common stock for applicable class-specific stockholder servicing fees to arrive at a lower net distribution amount paid to those classes. The gross distribution amount on Class S common stock would also have been reduced each month for applicable class-specific stockholder servicing fees to arrive at a lower net distribution amount paid to Class S, but during the years ended December 31, 2021, 2020 and 2019, we did not have any shares of Class S common stock outstanding.

The following table shows our monthly net distribution per share for shares of Class D and Class T common stock. There were no shares outstanding of Class S common stock.

Record date	Monthly net distribution declared per share of Class D common stock	Monthly net distribution declared per share of Class T common stock
July 31, 2020	$0.0670	$0.0560
August 31, 2020	$0.0688	$0.0578
September 30, 2020	$0.0706	$0.0600
October 31, 2020	$0.0704	$0.0594
November 30, 2020	$0.0706	$0.0600
December 31, 2020	$0.0704	$0.0595
January 31, 2021	$0.0749	$0.0646
February 28, 2021	$0.0794	$0.0701
March 31, 2021	$0.0832	$0.0729
April 30, 2021	$0.0876	$0.0776
May 31, 2021	$0.0915	$0.0813
June 30, 2021	$0.1000	$0.0900
July 31, 2021	$0.0999	$0.0896
August 31, 2021	$0.0999	$0.0895
September 30, 2021	$0.1000	$0.0900
October 31, 2021	$0.0999	$0.0895
November 30, 2021	$0.1000	$0.0901
December 31, 2021	$0.0999	$0.0897
January 31, 2022	$0.0999	$0.0896
February 28, 2022	$0.1003	$0.0910
March 31, 2022	$0.0999	$0.0898

Sources of Distributions to Holders of Common Stock

	Year Ended December 31,
	2021	2020	2019
Distributions
Paid in cash	$12,388	$9,251	$16,333
Reinvested in shares	583	245	37
Total distributions	$12,971	$9,496	$16,370
Cash flows from operating activities(1)	$11,644	$11,998	$10,078
Net (loss) income(2)	$9,873	$(28,784)	$13,705

(1)

For the year ended December 31, 2021, 6.0% of distributions on our common stock were paid from the combined net proceeds of this offering and our Preferred Stock Offering. For the year ended December 31, 2020, none of distributions were paid from the net proceeds of this offering. For the year ended December 31, 2019, 38.3% of distributions were paid from the net combined proceeds of the private offering and this offering.

(2)	Since our inception through December 31, 2021, our cumulative loss was $3,087, and the amount of our cumulative distributions paid was $46,400.

Series A Preferred Stock

Series A Preferred Stock dividends are paid quarterly in arrears based on an annualized distribution rate of 6.75% of the $25.00 per share liquidation preference, of $1.6875 per share per annum. During December 31, 2021, our board of directors declared a quarterly dividend on the Series A Preferred Stock in the amount of $0.459375 per share which was paid on December 30, 2021 to holders of record on December 15, 2021 for the period beginning September 22, 2021 to, but not including December 30, 2021.

Operations Update

Below are portfolio metrics regarding the status of our investments as of March 31, 2022.

Portfolio Highlights Q1 2022 1 Portfolio size is based on the unpaid principal balance of our debt investments and the fair value of our real estate owned ( REO ) in each case as of March 31, 2022. Portfolio size, average investment balance and number of investments include our REO. 2 1st mortgage loan weighted average years to maturity based on maturity date assuming no options to extend are exercised. See our Form 10 K or 10 Q most recently filed with the SEC for maximum maturities assuming all extensions are exercised. 3 Weighted average of loan to value at origination, based on current loan balance as of March 31, 2022. Portfolio Size 1 $745.9M Average Investment Balance 1 $17.8M Range of Investment Balances $5.2 --$47.7M Historical 1 st Mortgage Loan Payoffs 20 Loans Investments 1 42 1st Mortgage Weighted Avg. Years to Maturity 2 1.8 Years Average Leverage Ratio 3 70.6% Weighted average of loan to value at origination based on current loan balance Historical 1 st Mortgage Loan Payoff Amount $371.4M

98% 2% Fixed Rate Floating Rate Q1 2022 Portfolio Highlights Loans by Floating vs. Fixed Rate Based on the par value of loan investments as of March 31, 2022. Subject to change without notice. *The senior position does not protect against default, and losses may still occur. Past performance is not a guarantee of fut ure results, and there is no assurance that we will achieve our investment objectives.

Investments by type are based on the par value of loan investments and the fair value of REO as of March 31, 2022. Subject to change without notice. First mortgage loans finance commercial real estate properties and are loans that generally have the highest priority lien among the loans in a foreclosure proceeding on the collateral securing the loan. The senior position does not protect against default, and losses may still occur. Credit loans, also called mezzanine loans, are secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. REO, which stands for “real estate owned,” represents real estate we have acquired through foreclosure, deed-in-lieu of foreclosure, or purchase. Q1 2022 Portfolio Highlights Investments by Type 1st Mortgage 96% 2% 2% Credit Loans REO 1st Mortgage Loans

Q1 2022 Portfolio Highlights
Loans by Region

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

1% Great Lakes
4% New England
5% Plains
20% Southwest
Mid-Atlantic 11%
22% West
37% Southeast

4

Based on the par value of loan investments as of March 31, 2022. Subject to change without notice. Q1 2022 Portfolio Highlights Loans by Region 20% 37% 22% 11% 5.0% Mid-Atlantic New England 1% West Southwest Great Lakes Southeast 4% 5% Plains

Q1 2022 Portfolio Highlights
Loans by Property Type

INPOINT
COMMERCIAL REAL ESTATE INCOME, INC.

2%
Hospitality
8%
Industrial
6%
Mixed Use
5%
Retail
27%
Office
52%
Multifamily

5

27% 52% 5% 8% Retail Q1 2022 Portfolio Highlights Loans by Property Type Mixed Use 2% Based on the par value of loan investments as of March 31, 2022. Subject to change without notice. Multifamily Office Hospitality 6% Industrial

2021 Highlights

Operating Results:

•	Net income attributable to common stockholders was $8.2 million, or $0.72 per share during the year ended December 31, 2021.
•

We declared gross distributions of $1.17 per common share during the year ended December 31, 2021. During the fourth quarter of 2021, we paid an annual gross distribution rate of $1.25 per common share, which yields an annualized rate of 6.2% on our aggregate NAV of $20.1761 as of December 31, 2021. Holders of Class D and Class T shares of common stock received less than the gross distribution amount after the deduction of stockholder servicing fees applicable to those classes.

Loan Portfolio:

•	We originated 17 floating rate loans totaling $364.9 million with initial funding of $327.1 million during the year ended December 31, 2021.
•	We had $10.0 million in advances on loans and loan repayments of $113.8 million resulting in a 51% increase in our loan portfolio to $665.5 million during the year ended December 31, 2021.
•	All 38 of our loans were current on their contractual interest payments with no interest deferrals during the year ended December 31, 2021.

Capital Markets and Financing Activity:

•	We issued 3.6 million shares of our 6.75% Series A Preferred Stock through an underwritten public offering, generating net proceeds of $86.3 million during the year ended December 31, 2021.
•	We entered into a $75.0 million credit facility with Western Alliance Bank and sold $109.8 million participation interest in nine floating rate loans during the year ended December 31, 2021.

Real Estate Owned. The value of the Renaissance O’Hare was appraised by a third-party at $17.1 million for the purpose of updating our NAV calculation as of December 31, 2021. We incurred a $2.2 million net operating loss before depreciation and amortization during 2021 for the Renaissance O’Hare related to the continuing COVID-19 pandemic. Though vaccination rates are continuing to improve and travel is increasing, there are numerous risks and uncertainties still surrounding the continuing effects of the pandemic, including whether and when a resumption of pre-pandemic levels of travel and in-person meetings and events might happen. Government and corporate restrictions on travel and in-person gatherings, and adjustments in the behaviors of businesses and consumers, such as increased use of online video conferencing, reduced demand for these activities from businesses and individuals, and the uncertainties surrounding the duration and effects of the pandemic persist.

Ultimately, we intend to sell the Renaissance O’Hare and remain focused on our core business of investing in CRE debt. Until we determine to sell the hotel, a third-party management company we have engaged will continue to manage it. To help facilitate operations while we monitor the course of the pandemic and market conditions, the hotel received a $1.1 million loan in the first quarter of 2021 under the federal government’s Paycheck Protection Program (“PPP”). Under the terms of the Coronavirus Aid, Relief and Economic Security Act, PPP loan recipients can apply for forgiveness for all or a portion of loans granted under the PPP. We applied for and received full forgiveness of the loan proceeds during 2021.

Although occupancy and the hotel’s performance have improved for the year ended December 31, 2021, the fourth quarter of 2021 results saw a decline in occupancy as COVID-19 rates increased and travel was restricted. Balancing the potential increase in the price of a future sale against the potential for continued operating losses in the face of the uncertainty surrounding the pandemic is very difficult. Whether we achieve a sale price that is worth waiting for will likely depend in large part on how the aforementioned uncertainties surrounding the pandemic and the return of business travel and in-person large group events unfolds, which could result in a favorable sale price or future operating losses even beyond what we are expecting or a loss on sale, any of which could be material to our future results of operations. We will monitor the market for hotel sales while considering, among other things, the performance of the hotel, relevant market factors and our expected total return weighing current potential disposition prices and redeployment of the sales proceeds into our core investment strategy against the potential disposition prices expected later upon the stabilization of the performance of the hotel.

Related Party Transactions

As of December 31, 2021, the Advisor had invested $1.0 million in us through the purchase of 40,040 shares of our Class P common stock. The purchase price per share of Class P common stock for the Advisor’s investment was $25.00, with no payment of selling commissions, dealer manager fees or organization and offering expenses. The Advisor has agreed pursuant to its subscription agreement that, for so long as it or its affiliate is serving as the Advisor, (i) it will not sell or transfer at least 8,000 of the shares of Class P common stock that it has purchased, accounting for $200 of its investment, to an unaffiliated third party; (ii) it will not be eligible to submit a request for these 40,040 Class P shares pursuant to our share repurchase plan prior to the fifth anniversary of the date on which such shares were purchased (November 2021); and (iii) repurchase requests made for these shares will only be accepted (a) on the last business day of a calendar quarter, (b) after all repurchase requests from all other stockholders for such quarter have been accepted and (c) to the extent that such repurchases do not cause total repurchases in the quarter in which they are being repurchased to exceed that quarter’s repurchase cap.

As of December 31, 2021, an affiliate of the Sub-Advisor, had invested $3.0 million in us through the purchase of 120,000 shares of Class P common stock. The purchase price per share of Class P common stock for this investment was $25.00, with no payment of selling commissions, dealer manager fees or organization and offering expenses. Sound Point has agreed pursuant to its subscription agreement that, for so long as the Sub-Advisor or its affiliate is serving as the Sub-Advisor, (i) it will not be eligible to submit a request for the repurchase of these 120,000 shares pursuant to our share repurchase plan prior to the fifth anniversary of the date on which such shares were purchased (November 2021); and (ii) repurchase requests made for these shares will only be accepted (a) on the last business day of a calendar quarter, (b) after all repurchase requests from all other stockholders for such quarter have been accepted and (c) to the extent that such repurchases do not cause total repurchases in the quarter in which they are being repurchased to exceed that quarter’s repurchase cap.

The following table summarizes our related party transactions for the years ended December 31, 2021 and 2020 and the amount due to related parties at December 31, 2021 and 2020 ($ in thousands):

	Year ended December 31,		Payable as of December 31,
	2021	2020	2021	2020
Organization and offering expense reimbursement (1)	$26	$70	$—	$—
Selling commissions and dealer manager fee (2)	8	758	—	—
Advisory fee (3)	3,217	5,528	321	507
Loan fees(4)	4,597	1,508	1,983	912
Accrued stockholder servicing fee(5)	(23)	446	590	674
Operating expense reimbursement to advisor (6)	56	1	—	—
Expense reimbursement received from advisor (7)	—	—	—	—
Total	$7,881	$8,311	$2,894	$2,093

(1)

We reimbursed the Advisor, the Sub-Advisor and their respective affiliates for costs and other expenses related to the private offering, provided that aggregate reimbursements of such costs and expenses did not exceed the organization and offering expenses paid by investors in connection with the sale of Class P shares in a private offering. We also reimburse the Advisor, the Sub-Advisor and their respective affiliates for costs and other expenses related to this offering, provided the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceeds 15% of its gross proceeds from this offering. For the private offering, offering costs were offset against stockholders’ equity when paid. Unpaid amounts were recorded as deferred offering costs and included in due to related parties in our consolidated balance sheets. For this offering, offering costs are offset against stockholders’ equity when incurred.

(2)

The Dealer Manager received selling commissions up to 5%, and a dealer manager fee up to 3%, of the transaction price for each Class P share sold in the private offering, the majority of which is paid to third-party broker-dealers. For this offering, the Dealer Manager is entitled to receive (a) upfront selling commissions of up to 6.0%, and upfront dealer manager fees of up to 1.25%, of the transaction price of each Class A share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 7.25% of the transaction price; (b) upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price; and (c) upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

(3)

The advisory fee is comprised of two separate components: (1) a fixed component payable monthly and (2) a performance component payable annually. Prior to July 1, 2021, the fixed component of the advisory fee was paid in an amount equal to

1/12th of 1.25% per annum of the gross value of our assets, paid monthly in arrears, provided that any such monthly payment could not exceed 1/12th of 2.5% of our NAV. Effective July 1, 2021, the fixed component of the advisory fee is paid in an amount equal to 1/12th of 1.25% of our average NAV for each month, paid monthly in arrears. The performance component of the advisory fee is calculated and paid annually, such that for any year in which our total return per share exceeds 7% per annum, the Advisor will receive 20% of the excess total return allocable to shares of our common stock; provided that in no event will the performance fee exceed 15% of the aggregate total return allocable to shares of our common stock for such year. The Advisor waived $1,475 and $874 of the fixed component of the advisory fees for the years ended December 31, 2021 and 2020, respectively. For the year ended December 31, 2021, the Advisor did not earn the performance component of the advisory fee.

(4)

Since July 17, 2019, we pay the Advisor all new loan origination fees, application fees and future funding facility draw request fees related to CRE loans held for investment, to the extent that such fees are paid by the borrower.

(5)

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing stockholders’ accounts as follows: (a) for Class T shares only, 0.85% per annum of the NAV of the Class T shares; (b) for Class S shares only, 0.85% per annum of the aggregate NAV for the Class S shares; and (c) for Class D shares only, 0.25% per annum of the aggregate NAV for the Class D shares. We will cease paying the stockholder servicing fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account upon the occurrence of certain events. We accrue the full cost of the stockholder servicing fees as an offering cost at the time we sell Class T, Class S, and Class D shares.  The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

(6)

Prior to July 1, 2021, we reimbursed the Advisor for expenses that it (or the Sub-Advisor acting on the Advisor’s behalf) incurs in connection with providing services to us, provided that we did not reimburse overhead costs, including rent and utilities or personnel costs (including salaries, bonuses, benefits and severance payments) and we only reimbursed the Advisor for fees payable to its affiliates if they are incurred for legal or marketing services rendered on our behalf. Since July 1, 2021, we reimburse for all of the expenses attributable to us or our subsidiaries, including the Operating Partnership, and paid or incurred and submitted to us for reimbursement by the Advisor, the Sub-Advisor or their respective affiliates in providing services to us under the Advisory Agreement, including certain personnel and related employment costs.

(7)

The Advisor has agreed to reimburse us from time to time for certain costs incurred by us. There was no expense reimbursement during the years ended December 31, 2021 and 2020. These reimbursements represent one-time cash payments to us in order to provide additional operating support to us and ensure a certain return for us. These cash payments are not subject to approval from our board of directors.

Share Repurchases

We have adopted a share repurchase plan. The total amount of aggregate repurchases of shares is limited as set forth in our share repurchase plan (no more than 2% of our aggregate NAV per month as of the last day of the previous calendar month and no more than 5% of our aggregate NAV per calendar quarter as of the last day of the previous calendar quarter). Notwithstanding the foregoing, we may repurchase fewer shares than these limits in any month, or none. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

Our share repurchase plan was suspended by our board of directors on March 24, 2020, because of the uncertainty and effects of the COVID-19 pandemic. On March 1, 2021, our share repurchase plan was reinstated for our stockholders requesting repurchase of shares as a result of the death or qualified disability of the holder.

On July 1, 2021, our share repurchase plan was reinstated for all stockholders. In accordance with the terms of our share repurchase plan that allow us to repurchase fewer shares than the maximum amount permitted under our share repurchase plan, we repurchased fewer shares than the maximum amount permitted for the months of July, August and September 20201 as directed by the board of directors.

See “Share Repurchases” below for more information about the plan. During the year ended December 31, 2020, we repurchased $0.8 million of common stock at an average price per share of $25.00, which represented all of the share repurchase requests received for January and February prior to the suspension of our share repurchase plan. During the year ended December 31, 2021, upon reinstatement of our share repurchase plan, we repurchased shares of our common stock in the following amounts, which represented all of the share repurchase requests received for the same period:

Period	Total Number of Shares Repurchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs(1)
January 1 - January 31, 2021	—	$—	—	—
February 1 - February 28, 2021	—	$—	—	—
March 1 - March 31, 2021	6,208	$20.13	6,208	—
April 1 - April 30, 2021	2,778	$20.14	2,778	—
May 1 - May 31, 2021	—	$—	—	—
June 1 - June 30, 2021	—	$—	—	—
July 1 - July 31, 2021	185,580	$20.20	185,580	—
August 1 - August 31, 2021	111,231	$20.28	111,231	—
September 1 - September 30, 2021	105,037	$20.27	105,037	—
October 1 - October 31, 2021	81,386	$20.21	81,386	—
November 1 - November 30, 2021	92,202	$20.15	92,202	—
December 1 - December 31, 2021	125,731	$20.04	125,731	—
Total and average	710,153	$20.19	710,153	—
____________
(1)	Repurchases are limited as described above.

NAV Per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inland-investments.com/inpoint. Please refer to “Net Asset Value Calculation and Valuation Guidelines” for how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. The valuation of our commercial real estate loan portfolio is reviewed by our independent valuation advisor. We have included a breakdown of the components of total NAV and NAV per share as of February 28, 2022.

Our total NAV presented in the following table includes the NAV of our Class A, Class T, Class S, Class D, and Class I common stock being sold in this offering, as well as our Class P common stock, which is not being sold in this offering.  As of February 28, 2022, we had not sold any Class S shares. The following table provides a breakdown of the major components of our total NAV as of February 28, 2022 ($ and shares in thousands, except per share data):

Components of NAV	As of February 28, 2022
Commercial mortgage loans	$764,616
Real estate owned (1)	17,100
Cash and cash equivalents and restricted cash	56,857
Other assets	6,129
Repurchase agreements - commercial mortgage loans	(408,729)
Credit facility payable	(14,350)
Loan participations sold, net	(110,016)
Reserve for negative impact of COVID on real estate owned(2)	(452)
Due to related parties	(2,615)
Distribution payable	(1,118)
Interest payable	(353)
Accrued stockholder servicing fees(3)	(119)
Other liabilities	(4,937)
Preferred stock	(87,731)
Net asset value attributable to common stock	$214,282
Number of outstanding shares	10,784
Aggregate NAV per share(4)	$19.8704

(1)	We obtained an appraisal of the Renaissance O’Hare dated December 31, 2021 that valued the property at $17,100.
(2)

As of December 31, 2020, we established as a component of the NAV calculation a $2,250 reserve for the estimated negative impact of COVID-19 during 2021 on real estate owned. We have increased this reserve by an additional $1,000 as of December 31, 2021, for expected losses during 2022 for the real estate owned related to the continuing COVID-19 pandemic. Because we had already established a reserve for losses, the monthly loss on real estate owned as of February 28, 2022 has no negative effect on the NAV. Below is a reconciliation of the reserve ($ in thousands):

Beginning reserve balance as of January 31, 2022	$(808)
Less: Net loss on real estate owned for February:
Revenue from real estate owned	568
Real estate owned operating expense	(958)
Non-cash adjustment for ground lease	34
Net loss from real estate owned	(356)
Reserve balance as of February 28, 2022	$(452)

(3)

Stockholder servicing fees only apply to Class T, Class S, and Class D shares. For purposes of NAV, we recognize the stockholder servicing fees as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fees as an offering cost at the time we sell Class T, Class S, and Class D shares. As of February 28, 2022, we have accrued under GAAP $706 of stockholder servicing fees payable to the Dealer Manager related to the Class T and Class D shares sold. As of February 28, 2022, we have not sold any Class S shares and, therefore, we have not accrued any stockholder servicing fees payable to the Dealer Manager related to Class S shares. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

The transaction price for each share class of our common stock for subscriptions to be accepted as of April 1, 2022, the first business day of the month, is equal to the NAV per share for each share class as of February 28, 2022. The following table provides a breakdown of our total NAV and NAV per share by share class as of February 28, 2022 ($ and shares in thousands, except per share data):

	Common Stock
NAV Per Share	Class P	Class A	Class T	Class D	Class I	Total
Net asset value	$184,607	$13,330	$7,810	$939	$7,579	$214,282
Number of outstanding shares	9,295	670	392	47	381	10,784
NAV per share as of February 28, 2022	$19.8616	$19.9083	$19.9058	$19.9023	$19.9071	$19.8704

There were no Class S shares outstanding as of February 28, 2022. The transaction price for the Class S shares for subscriptions to be accepted as of April 1, 2022 is equal to $19.8704.

The following table reconciles stockholders’ equity per our consolidated balance sheet to our NAV:

Reconciliation of Stockholders’ Equity to NAV	As of December 31, 2021
Stockholders' equity per GAAP	$307,145
Adjustments:
Unamortized stockholder servicing fee and other expenses	603
Unamortized offering costs	2,419
Real estate owned non-cash adjustments	1,866
Fair value of real estate owned adjustment	(6,052)
Fair value loan adjustment	1,907
Net asset value	$307,888
Preferred Stock Adjustments:
Preferred stock liquidation value	(90,000)
Unamortized preferred stock offering costs	3,420
Accrued preferred stock dividend	(17)
Net asset value attributable to common stock	$221,291

Historical NAV

The following table presents our monthly NAV per share for each of our classes of common stock from June 30, 2019 through February 28, 2022 (we did not publish our NAV per share as of March 31, April 30 and May 30, 2020 during the suspension of this offering):

Date	Class P	Class A	Class T	Class S	Class D	Class I
June 30, 2019	$25.1116	$25.1116	$25.1116	$25.1116	$25.1116	$25.1116
July 31, 2019	$25.1096	$25.1096	$25.1096	$25.1096	$25.1096	$25.1096
August 31, 2019	$25.0440	$25.0429	$25.0724	$25.0429	$25.0429	$25.0733
September 30, 2019	$25.0073	$25.0728	$25.0554	$25.0075	$25.0728	$25.0643
October 31, 2019	$25.0017	$25.0480	$25.0548	$25.0032	$25.0506	$25.0651
November 30, 2019	$24.9949	$25.0532	$25.0483	$24.9968	$25.0447	$25.0580
December 31, 2019	$24.9865	$25.0433	$25.0412	$24.9902	$25.0392	$25.0526
January 31, 2020	$25.0040	$25.0643	$25.0628	$25.0097	$25.0569	$25.0712
February 29, 2020	$25.0019	$25.0577	$25.0568	$25.0082	$25.0529	$25.0577
June 30, 2020	$21.4379	$21.4868	$21.4857	$21.4439	$21.4818	$21.4874
July 31, 2020	$21.4977	$21.5467	$21.5456	$21.5042	$21.5417	$21.5473
August 31, 2020	$21.5253	$21.5744	$21.5733	$21.5319	$21.5693	$21.5750
September 30, 2020	$21.5588	$21.6080	$21.6069	$21.5655	$21.6029	$21.6085
October 31, 2020	$21.4916	$21.5407	$21.5396	$21.4981	$21.5356	$21.5413
November 30, 2020	$21.4475	$21.4965	$21.4954	$21.4542	$21.4914	$21.4971
December 31, 2020	$20.1283	$20.1742	$20.1732	$20.1348	$20.1694	$20.1749
January 31, 2021	$20.1409	$20.1869	$20.1858	$20.1474	$20.1821	$20.1876
February 28, 2021	$20.1350	$20.1810	$20.1799	$20.1416	$20.1762	$20.1817
March 31, 2021	$20.1443	$20.1903	$20.1983	$20.1508	$20.1855	$20.1910
April 30, 2021	$20.1491	$20.1952	$20.1941	$20.1562	$20.1904	$20.1959
May 31, 2021	$20.2012	$20.2474	$20.2463	$20.2071	$20.2426	$20.2481
June 30, 2021	$20.1925	$20.2386	$20.2375	$20.1991	$20.2338	$20.2393
July 31, 2021	$20.2803	$20.3267	$20.3256	$20.2862	$20.3219	$20.3274
August 31,2021	$20.2649	$20.3112	$20.3101	$20.2715	$20.3064	$20.3119
September 30, 2021	$20.2106	$20.2568	$20.2557	$20.2168	$20.2520	$20.2575
October 31, 2021	$20.1414	$20.1874	$20.1863	$20.1478	$20.1826	$20.1883
November 30, 2021	$20.0331	$20.0791	$20.0778	$20.0410	$20.0741	$20.0798
December 31, 2021	$20.1689	$20.2156	$20.2149	$20.1761	$20.2102	$20.2160
January 31, 2022	$20.0889	$20.1352	$20.1333	$20.0969	$20.1300	$20.1349
February 28, 2022	$19.8616	$19.9083	$19.9058	$19.8704	$19.9023	$19.9071

Status of Public Offering

On May 3, 2019, we commenced this continuous public offering of up to $2,350,000,000 in shares of our common stock, consisting of up to $2,000,000,000 in shares in our primary offering and up to $350,000,000 in shares pursuant to our distribution reinvestment plan. As of March 31, 2022, we had issued and sold 1,557,780 shares of our common stock (consisting of 688,505 Class A shares, 420,434 Class T shares, 52,586 Class D shares and 396,255 Class I shares) in this offering, resulting in gross proceeds of $40.0 million, including proceeds from the distribution reinvestment plan. As of March 31, 2022, approximately $2.31 billion in shares of our common stock remained available for sale pursuant to this offering. The termination date of this offering has been extended by our board of directors by one year to May 3, 2022. We reserve the right to terminate our public offering at any time and to extend our offering term to the extent permissible under applicable law. See “—Suspension of Public Offering, Share Repurchase Plan, Distributions and Distribution Reinvestment Plan” below for information regarding the suspension of this offering from March 24, 2020 to October 1, 2020.

Suspension of Public Offering, Share Repurchase Plan, Distributions and Distribution Reinvestment Plan

Following the onset of the global COVID-19 pandemic on March 24, 2020, our board of directors unanimously approved the suspension of (i) the sale of our shares of common stock in this offering, (ii) the operation of our share repurchase plan, (iii) the payment of distributions to our stockholders, effective immediately, and (iv) the operation of our distribution reinvestment plan. In determining to suspend this offering, our share repurchase plan, the payment of distributions and our distribution reinvestment plan, our board of directors considered various factors, including the impact of the global COVID-19 pandemic on the economy, the inability to accurately calculate our NAV per share due to uncertainty, volatility and lack of liquidity in the market, our need for liquidity due to financing challenges related to additional collateral required by the banks that regularly finance our assets and the uncertain and rapidly changing economic conditions.

As a result of, among other things, reduced volatility in the market for our investments and some improvement in the U.S. economic outlook, our board of directors unanimously approved (i) the recommencement of this offering, including the distribution reinvestment plan, effective as of October 1, 2020, and (ii) the payment of monthly distributions on our common stock beginning in August 2020. Our board of directors suspended our share repurchase plan on March 24, 2020 and reinstated it effective March 1, 2021 for stockholders requesting repurchase of shares as a result of the death or disability of the holder. Our share repurchase plan was reinstated for all other stockholders effective July 1, 2021, subject to certain aggregate repurchase limits. For the months of July, August and September 2021, the total amount of aggregate repurchases of shares (including Class P shares) was limited to no more than 1% of our aggregate NAV per month as of the last day of the previous calendar month and no more than 2.5% of our aggregate NAV per calendar quarter as of the last day of the previous calendar quarter. Since October 1, 2021, the total amount of aggregate repurchases of shares (including Class P shares) has been subject to the limits in our share repurchase plan, which are no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter. Notwithstanding the foregoing, we may repurchase fewer shares than these limits in any month, or none, and our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

Description of Capital Stock

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation by Reference” section below.

Under our charter, we have authority to issue a total of 3,050,000,000 shares of capital stock. Of the total shares of stock authorized, 3,000,000,000 shares are classified as common stock with a par value of $0.001 per share, 500,000,000 of which are classified as Class A shares, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares, 500,000,000 of which are classified as Class I shares and 500,000,000 of which are classified as Class P shares, and 50,000,000 shares are classified as preferred stock with a par value $0.001 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of stock.

We generally do not issue certificates for shares of our common stock. Shares of our common stock are held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminates the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer form, which is available on our website at www.inland-investments.com/inpoint.

Class A Shares

Each Class A share issued in the primary offering is subject to an upfront selling commission of up to 6.0%, and an upfront dealer manager fee of 1.25%, of the transaction price of each Class A share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum does not exceed 7.25% of the transaction price. All upfront selling commissions and dealer manager fees are reallowed (paid) to participating broker-dealers.

We do not pay the Dealer Manager stockholder servicing fees with respect to our outstanding Class A shares.

Class T Shares

Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum does not exceed 3.5% of the transaction price. All upfront selling commissions and dealer manager fees are reallowed (paid) to participating broker-dealers.

We pay the Dealer Manager selling commissions over time as stockholder servicing fees with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, the stockholder servicing fees consist of an advisor stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the advisor stockholder servicing fee will equal 0.65% per annum and the dealer stockholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees always equal 0.85% per annum of the NAV of such shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fees payable with respect to all our outstanding Class T shares.

We will cease paying the stockholder servicing fees with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of gross proceeds from the sale of such shares (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto. At the end of such month, such Class T share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $1.39.

Class S Shares

Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. All upfront selling commissions are reallowed (paid) to participating broker-dealers.

We pay the Dealer Manager selling commissions over time as stockholder servicing fees with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares are charged the stockholder servicing fees payable with respect to all our outstanding Class S shares.

We will cease paying the stockholder servicing fees with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares, including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto. At the end of such month, such Class S share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $1.39.

Class D Shares

No upfront selling commissions are paid for sales of any Class D shares.

We pay the Dealer Manager selling commissions over time as stockholder servicing fees with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the stockholder servicing fees with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of the gross proceeds from the sale of such shares, including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto. At the end of such month, such Class D share will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 30 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $1.85.

Class I Shares

No upfront selling commissions or stockholder servicing fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by management, friends and family, (6) as approved by our board of directors, by our joint venture partners, consultants and other service providers or (7) by other categories of investors that we name in an amendment or supplement to this prospectus. For investors other than management, friends and family, the minimum initial investment in Class I shares common stock is $1,000,000, unless waived by the Dealer Manager.

Class P Shares

Class P shares were issued in the private offering. The Class P shares are not subject to any stockholder servicing fees.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, each Class A share, Class T share, Class S share and Class D share held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash or securities list on a national stock exchange or (iii) for Class T, Class S and Class D shares only, after termination of the primary portion of the offering in which such Class T shares, Class S shares and Class D shares were sold, the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds of the primary portion of the offering.

Preferred Stock

General

We are currently authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series stock. Our board of directors has the authority, without further action by the stockholders, to authorize us to issue shares of preferred stock in one or more classes or series and to fix the number of shares, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption applicable to each such class or series of preferred stock.

Our board of directors has classified up 4,025,000 of our authorized shares of preferred stock as shares of Series A Preferred Stock and authorize the issuance thereof. When issued, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Stock have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock. Our board of directors may, without notice to or the consent of holders of Series A Preferred Stock, authorize the issuance and sale of additional shares of Series A Preferred Stock and authorize and issue additional shares of any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company (“Junior Stock”) or any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company (“Parity Stock”) from time-to-time.

Ranking

The Series A Preferred Stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank senior to all classes and series of our common stock and any other class or series of our Junior Stock, pari passu with any other class or series of our Parity Stock and junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up. Any authorization or issuance of shares of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up would require the affirmative vote of the at least two-thirds of the votes entitled to be cast collectively by the holders of the outstanding shares of Series A Preferred Stock and the holders of all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class. Any convertible or exchangeable debt securities that we may issue are not considered to be equity securities for these purposes. The Series A Preferred Stock ranks junior in right of payment to all of our existing and future indebtedness.

Dividends

Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights, and subject further to the provisions that follow under this section “—Dividends,” holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at the Initial Rate, or 6.75% per annum of the $25.00 per share liquidation preference, equivalent to $1.6875 per annum per share of Series A Preferred Stock. Dividends on each share of the Series A Preferred Stock accrue and are cumulative from (and including) the original date of issuance of such share of Series A Preferred Stock and is payable quarterly in arrears on or about March 30, June 30, September 30 and December 30 of each year, or, if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date. The term “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close. The first dividend on the Series A Preferred Stock sold in the Preferred Stock Offering was paid on December 30, 2021.

If a Change of Control occurs on or prior to September 22, 2022, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Change of Control, plus (b) an additional 1.00% of the liquidation preference per annum.

If a Downgrade Event occurs, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Downgrade Event, plus (b) 0.25% of the liquidation preference per annum, subject to a maximum annual dividend rate equal to the Maximum Rate while the Series A Preferred Stock remains outstanding. If, subsequent to the occurrence of a Downgrade Event that results in an increase in the dividend rate in effect immediately prior to such Downgrade Event, an Upgrade Event occurs, we will thereafter accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect immediately prior to the Upgrade Event, minus (b) 0.25% of the liquidation preference per annum; provided, however, that in no event will we accrue cash dividends at a rate lower than the Initial Rate.

If a Downgrade Event or an Upgrade Event occurs, we will issue a press release regarding the Downgrade Event or Upgrade Event, as applicable, for publication on or in the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following the Downgrade Event or Upgrade Event, as applicable.

“Downgrade Event” means the occurrence of either (i) the Applicable Ratings Agency downgrades the credit rating assigned to the Series A Preferred Stock to below Investment Grade, or (ii) in the case where there is only one Ratings Agency rating the Series A Preferred Stock, such Ratings Agency ceases to rate the Series A Preferred Stock or fails to make a rating of the Series A Preferred Stock publicly.

“Upgrade Event” means, subsequent to the occurrence of a Downgrade Event that results in an increase in the dividend rate in effect immediately prior to such Downgrade Event, the occurrence of the Applicable Rating Agency subsequently increasing its rating of the Series A Preferred Stock to Investment Grade or an Applicable Rating Agency subsequently issuing an initial rating of the Series A Preferred Stock at Investment Grade.

“Investment Grade” means a rating superior or equal to “BBB-,” “Baa3,” or an alternative rating of like import.

“Ratings Agency” means a “nationally recognized statistical ratings organization” (as defined in Section 3(a)(62) of the Exchange Act).

“Applicable Ratings Agency” means one of the following Rating Agencies at any given time: (i) in the case that there is only one Rating Agency rating the Series A Preferred Stock, such Rating Agency, (ii) in the case that there are two Rating Agencies rating the Series A Preferred Stock, such Rating Agency providing the lower rating, or (iii) in the case that there are three or more Rating Agencies rating the Series A Preferred Stock, such Rating Agency providing the second lowest rating.

If any shares of Series A Preferred Stock are outstanding after September 22, 2026, beginning on September 30, 2026, we will accrue cumulative cash dividends on each then-outstanding share of Series A Preferred Stock at a rate equal to (a) the dividend rate in effect on September 22, 2026, plus (b) an additional 1.00% of the liquidation preference per annum, which will increase by an additional 1.00% of the liquidation preference per annum on September 30 each year thereafter, subject to a maximum annual dividend rate equal to the Maximum Rate while the Series A Preferred Stock remains outstanding.

Dividends payable on the Series A Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be such date as designated by our board of directors for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date. No holder of any shares of Series A Preferred Stock is entitled to receive any dividends paid or payable on the Series A Preferred Stock with a dividend payment date before the date such shares of Series A Preferred Stock are issued.

Our board of directors will not authorize, and we will not pay, any dividends on the Series A Preferred Stock or set apart assets for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting apart of assets or provide that the authorization, payment or setting apart of assets is a breach of or a default under that agreement, or if the authorization, payment or setting apart of assets is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our capital stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series A Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends to holders or make redemptions of the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are assets legally available for the payment of dividends, whether or not dividends are authorized or declared and whether or not the restrictions referred to above exist. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest, and the holders of Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series A Preferred Stock, including any capital gain dividends, will be credited to the previously accrued and unpaid dividends on the Series A Preferred Stock. We will credit any dividend made on the Series A Preferred Stock first to the earliest accrued and unpaid dividend due.

Except as provided in the paragraph immediately below, we will not declare or pay any dividends, or set apart any assets for the payment of dividends, on our Junior Stock or our Parity Stock, or redeem or otherwise acquire our Junior Stock (other than a dividend paid in shares of, or options, warrants or rights to subscribe for or purchase shares of our Junior Stock) or our Parity Stock unless we also have declared and either paid or set apart for payment the full cumulative dividends on the Series A Preferred Stock for all past dividend periods, except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series A Preferred Stock and all holders of our Parity Stock. This restriction will not limit our redemption or other acquisition of shares of our common stock made for purposes of and in compliance with any incentive, benefit or stock purchase plan of ours or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter in order to preserve our status as a REIT.

If we do not declare and either pay or set apart for payment the full cumulative dividends on the Series A Preferred Stock and our Parity Stock, the amount which we have declared will be allocated pro rata to the Series A Preferred Stock and our Parity Stock so that the amount declared per share is proportionate to the accrued and unpaid dividends on those shares.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend or other distribution, redemption or other acquisition of our equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series A Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our Junior Stock. The rights of holders of shares of Series A Preferred Stock to receive their liquidation preference would be subject to the preferential rights of the holders of shares of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to rights upon our liquidation, dissolution or winding up we may issue in the future. Written notice will be given to each holder of Series A Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate, convert or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series A Preferred Stock and our Parity Stock, then we will distribute our assets to the holders of Series A Preferred Stock and the holders of our Parity Stock ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Generally

We may not redeem the Series A Preferred Stock prior to September 22, 2026, except as described below under “—Special Optional Redemption” and “—Restrictions on Ownership and Transfer.” On and after September 22, 2026, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series A Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

We will give notice of redemption by mail to each holder of record of Series A Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective. Any notice of any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment; and

•	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series A Preferred Stock held by any holder, the notice of redemption mailed to such stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we elect to redeem any of the Series A Preferred Stock in connection with a Change of Control and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date, our redemption notice will also state that the holders of shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to any accrued and unpaid dividends (whether or not declared) to (but not including) the redemption date.

The holders of shares of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series A Preferred Stock between such record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock to be redeemed.

The Series A Preferred Stock has no stated maturity and are not subject to any sinking fund or mandatory redemption provisions, except as provided under “—Restrictions on Ownership and Transfer” below. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series A Preferred Stock will be subject to the restrictions on ownership and transfer in our charter.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we reacquire will return to the status of authorized but unissued shares of our preferred stock.

Special Optional Redemption

In the event of a Change of Control, we or the acquiring or surviving entity may, as applicable, at its option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). If, prior to the Change of Control Conversion Date, we exercise our special optional redemption right by providing a notice of redemption with respect to some or all of the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

We will mail to the record holder of shares of the Series A Preferred Stock a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment;

•

that the shares of Series A Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

that the holders of shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends (whether or not declared) to (but not including) the redemption date.

The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all of our capital stock that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights

Beginning on the first anniversary of the first date on which any shares of Series A Preferred Stock are issued, upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to our right to redeem the Series A Preferred Stock in whole or in part, as described under “—Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our Class I common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a share of Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	2.4665 (the “Share Cap”), subject to certain adjustments as described below.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a dividend of our Class I common stock to existing holders of our Class I common stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to our Class I common stock. The adjusted Share Cap as the result of a Stock Split will be the number of shares of our Class I common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, (a) the numerator of which is the number of shares of our Class I common stock outstanding after giving effect to such Stock Split and (b) the denominator of which is the number of shares of our Class I common stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class I common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 8,632,750 shares of our Class I common stock (or equivalent Alternative Conversion Consideration, as applicable) or 9,927,662 shares of our Class I common stock (or equivalent Alternative Conversion Consideration, as applicable) if the underwriters’ over-allotment option is exercised in full, subject to increase on a pro rata basis if we issue additional shares of Series A Preferred Stock (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our Class I common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”) (the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participated in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of Class I common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided we have not then exercised our right to redeem all shares of Series A Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert shares of Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on or in the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

To exercise the Change of Control Conversion Right, a holder of shares of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number or percentage of shares of Series A Preferred Stock to be converted; and

•	that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series A Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our Class I common stock is solely cash, the amount of cash consideration per share of our Class I common stock or (ii) if the consideration to be received in the Change of Control by holders of our Class I common stock is other than solely cash (x) the average of the closing sale prices per share of our Class I common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) where no closing sale prices are available, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange, or (z) where no closing sales prices or quoted bid prices are available, the most recently determined NAV per share of our Class I common stock immediately preceding, but not including, the effective date of the Change of Control, as determined in good faith by our board of directors. If no Common Stock Price is available, each holder will receive a number of shares of our Class I common stock equal to the Share Cap in exchange for each share of Series A Preferred Stock.

Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series A Preferred Stock;

•	if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series A Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion right in respect of any of their shares that have been called for redemption, and such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) thereon to, but not including, the redemption date.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of our Class I common stock.

Notwithstanding any other provision of the Series A Preferred Stock, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of our Class I common stock to the extent that receipt of such Class I common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer,” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Except as provided in the Articles Supplementary, in connection with a Change of Control, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series A Preferred Stock generally have no voting rights, except as set forth in the Articles Supplementary.

Whenever dividends on the Series A Preferred Stock are in arrears for six quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by reason of similar arrearage with respect to any Parity Stock upon which like voting rights have been conferred and are exercisable) and holders of Series A Preferred Stock, voting together as a single class with the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors (the “Preferred Stock Directors”) at a special meeting of stockholders called by the holders of at least 33% of the outstanding shares of Series A Preferred Stock or the holders of at least 33% of the outstanding shares of any such other class or series of our Parity Stock if the request is received 90 or more days before the date fixed for the next annual meeting of stockholders, or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all accumulated dividends on the Series A Preferred Stock for the past dividend periods and the then-current dividend period have been paid in full. The Preferred Stock Directors will be elected by a plurality of the votes cast collectively by the holders of the outstanding shares of Series A Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) in the election to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

If and when all accumulated dividends in arrears for all past dividend periods and the dividend for the then-current dividend period on the Series A Preferred Stock shall have been paid in full, the holders of shares of Series A Preferred Stock will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears for past dividend periods and the dividend for the then-current dividend period have been paid in full on all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will immediately terminate and the number of directors will be reduced accordingly. Any Preferred Stock Director may be removed at any time, by the affirmative vote of, and shall not be removed otherwise than by the affirmative vote of, a majority of the votes entitled to be cast collectively by the holders of record of the outstanding shares of Series A Preferred Stock (when they have the voting rights described above) and any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a plurality of the votes cast collectively by the holders of record of the outstanding shares of Series A Preferred Stock when they have the voting rights described above and the holders of all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any shares of Series A Preferred Stock remain outstanding, we will not:

•

authorize or create, or increase the number of authorized or issued shares of, any class or series of our capital stock expressly designated as Senior Stock as to dividend rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the affirmative vote of at least two-thirds of the votes entitled to be cast collectively by the holders of the then-outstanding shares of Series A Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class; or

•

amend, alter or repeal the provisions of our charter (including the terms of the Series A Preferred Stock), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, conversion or a sale or lease of all of our assets as an entirety, so long as shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series A Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, as those of the Series A Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock. In addition, any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance, or increase in the number of authorized shares, of any other class or series of our Parity Stock or Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed all outstanding shares of Series A Preferred Stock.

In any matter in which the holders of shares of Series A Preferred Stock are entitled to vote separately as a single class, each share of Series A Preferred Stock will be entitled to one vote. If the holders of shares of Series A Preferred Stock and any other class or series of our Parity Stock are entitled to vote together as a single class on any matter, the Series A Preferred Stock and the shares of the other class or series of our Parity Stock will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or are not otherwise subject to registration or reporting requirements of the SEC and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Preemptive Rights

No holders of Series A Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for any class or series of our common stock or any other security of our company.

Restrictions on Ownership and Transfer

The Articles Supplementary provide that the ownership limitations described below apply to ownership of shares of Series A Preferred Stock pursuant to our charter. Notwithstanding any other provision of the Series A Preferred Stock, no holder of shares of the Series A Preferred Stock will be entitled to convert any shares of Series A Preferred Stock into shares of our Class I common stock to the extent that receipt of our Class I common stock would cause such holder or any other person to exceed the ownership limits contained in our charter or in the Articles Supplementary.

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

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five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of our outstanding capital stock of all classes or series.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer necessary for REIT qualification.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

If any purported transfer would result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, such transfer will be null and void, and the proposed transferee will not acquire any rights in the shares. If any other purported transfer of our stock would result in any person violating the restrictions on ownership and transfer of our stock set forth in our charter, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares.

Listing

The Series A Preferred Stock was approved for listing on the NYSE under the symbol “ICR PR A” and trading commenced on September 23, 2021.

Transfer Agent and Registrar

The transfer agent and registrar for the Series A Preferred Stock is Computershare Trust Company, N.A.

Meetings and Special Voting Requirements

In accordance with the MGCL, our charter and bylaws provide that an annual meeting of the stockholders be held each year, upon reasonable notice to our stockholders and within a reasonable period (not sooner than 30 days after delivery of our annual report to stockholders). Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in the MGCL or our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or dissolve us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: InPoint Commercial Real Estate Income, Inc., 2901 Butterfield Road, Oak Brook, Illinois, 60523. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.

Distribution Policy

We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a distribution for a certain dollar amount per share for each class of our common stock.

Any distributions on our common stock are expected to be made on all classes of our common stock at the same time.

In addition, the per share amount of distributions on Class A, Class T, Class S, Class D and Class I shares will likely differ because of different class-specific stockholder servicing fees that are deducted from the gross distributions for each share class. We expect to use the “record share” method of determining the per share amount of distributions on Class T shares, Class S shares, Class D shares and Class I shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific stockholder servicing fees for such period. Such amount will be divided by the number of shares of our common stock outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific stockholder servicing fees allocable to such class.

We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute annually to our stockholders dividends equal to at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See the “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirement Applicable to REITs” sections of this prospectus. Generally, income we distribute to our stockholders will not be taxable to us under the Code if we qualify to be taxed as a REIT.

Distributions are authorized at the discretion of our board of directors. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the REIT distribution requirement. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.

There is no assurance we will pay distributions in any particular amount, if at all. We have funded and may again fund distributions from sources other than earnings and cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than earnings and cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Advisor elects to receive its management fee in Class I shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments.

Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having fewer funds available to make investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors, clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan, and stockholders who purchase shares of our common stock in a private offering will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in the same class of shares on behalf of the participants on the business day such distribution would have been paid to such stockholder, except that participating holders of Class P shares will receive Class I shares. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price on the date the distribution is paid. Stockholders do not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to shares of our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan at any time, without penalty, with five business days’ prior written notice to us.

Account Statements

Our transfer agent (or, in the case of a broker-controlled account, the applicable participating broker-dealer) provides on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or
•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to the Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or
•

one of the following (i) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of a stockholder to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that stockholder;

•	in which stockholders’ rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information; Incorporation by Reference.”

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or
•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to our charter we have elected, once we are eligible to make such an election, that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We have not elected to be subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Our bylaws require that nominees for election as a director, whether by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be designated for nomination pursuant to the Advisory Agreement and the Sub-Advisory Agreement. For so long as the Advisory Agreement and the Sub-Advisory Agreement are in effect, and subject to our charter and bylaws, the Advisor and the Sub-Advisor shall each have the right to designate for nomination, subject to the approval of such nomination by our board of directors, one director to the slate to be voted on by the stockholders; provided however, that in the event the number of directors constituting the board of directors is increased by a vote of the board of directors pursuant to the charter and bylaws, such number of director nominees which each of the Advisor and the Sub-Advisor is entitled to designate shall be increased as necessary by a number that will result in such nominees representing not less than 20% of the total number of directors. The Advisor and the Sub-Advisor shall also have the right to consult with each other and jointly designate for nomination, subject to the approval of such nomination by our board of directors, three individuals to serve as independent directors; provided, however, that in the event the number of directors constituting the board of directors is increased by a vote of our board of directors pursuant to our charter and bylaws, such number of independent director nominees which the Advisor and the Sub-Advisor are entitled to designate shall be increased as necessary by a number that will result in such nominees representing not less than the minimum number of independent directors required under applicable law and pursuant to our charter and bylaws.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements.

Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. No stockholder may transfer any shares held by such stockholder to any non-complying offer unless such stockholder first offers such shares to us at the tender offer price offered in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Summary of The Operating Partnership Agreement

We have summarized the material terms and provisions of the Limited Partnership Agreement of InPoint REIT Operating Partnership, LP, which we refer to as the “Partnership Agreement.” For purposes of this section only, references to “we,” “our,” “us” and “the company” refer to InPoint Commercial Real Estate Income, Inc.

Management of the Operating Partnership

InPoint REIT Operating Partnership, LP was formed on September 12, 2016 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest.

We are and expect to continue to be the sole general partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. The initial limited partner of the Operating Partnership is InPoint REIT Holdings, LLC, our wholly owned subsidiary. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the Partnership Agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. Pursuant to the Advisory Agreement, however, we have delegated to the Advisor authority to make decisions related to our and the Operating Partnership’s day-to-day business, the origination, acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

InPoint REIT Holdings, LLC has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of the Operating Partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners; provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the Partnership Agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. These capital contributions will be reflected in our capital account in the Operating Partnership.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lender. In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of directors concludes in good faith that such admittance is in our best interest.

The Partnership Agreement generally provides that the Operating Partnership will, except upon the liquidation of the Operating Partnership, distribute cash to the partners of the Operating Partnership in accordance with their relative percentage interests, at the times and amounts determined by us as general partner. In the event that the Operating Partnership were to liquidate, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Partnership Agreement to the extent of each partner’s positive capital account balance.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

The Operating Partnership allows us to be organized as an UPREIT. A transfer of property directly to a REIT is generally a taxable transaction to the transferring property owner. In an UPREIT structure, an owner of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to the Operating Partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer an owner the opportunity to defer taxation of gain until the owner disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. If an institutional investor is interested in making a substantial investment in the Operating Partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree with an investor in the Operating Partnership that lower management fees will be payable by such investor in consideration of the size of its investment or the investor’s commitment not to request redemption of its investment for a negotiated period of time.

Transferability of Interests

We may not (i) voluntarily withdraw as the general partner of the Operating Partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless (1) we receive the consent of a majority-in-interest of the limited partners of the Operating Partnership, other than interests held by us, and (2) any successor general partner has accepted and agreed to be bound by all the terms and provisions of the limited Partnership Agreement of the Operating Partnership. With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Partnership Agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the Partnership Agreement.

Indemnification

The Partnership Agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC and certain state regulators, such indemnification is contrary to public policy and therefore unenforceable.

Material U.S. Federal Income Tax Considerations

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar.

Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017 and made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. Prospective stockholders are urged to consult with their tax advisors with respect to the effects of any regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2017. We believe that we have been organized and operated, and will continue to be organized and operated, in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

In connection with this offering, Alston & Bird LLP rendered an opinion dated April 30, 2019 that, commencing with our taxable year that ended on December 31, 2017, we were organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Alston & Bird LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court.

We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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We will pay U.S. federal income tax on our taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

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If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest corporate income tax rate.

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If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

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If (i) we fail to satisfy the asset tests discussed below (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:
•	85% of our ordinary income for such calendar year;
•	95% of our capital gain net income for such calendar year; and
•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

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We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined taxable REIT subsidiary service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income generally means the additional gross income a taxable REIT subsidiary would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us.

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If we acquire any assets with a net built-in gain from a non-REIT C corporation in a carry-over basis transaction, we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain if we dispose of that built-in gain asset during the five-year period following acquisition. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset.

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With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or “REMIC,” the ownership of which is attributed to us or to a REIT in which we own an interest, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools and REMICs.”

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;
(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and
(8)	that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to be taxed as a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will achieve and maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% (25% for taxable years beginning before January 1, 2018) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT for purposes of the gross income tests, and the assets of a taxable REIT subsidiary are not attributable to the REIT for purposes of the asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, to own assets that give rise to gross income that would not qualify for the gross income tests, such as income from an ownership interest in a hotel, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined taxable REIT subsidiary service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income generally means the additional gross income a taxable REIT subsidiary would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us.

Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by any of our taxable REIT subsidiaries.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;
•	interest on debt secured by mortgages on real property or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, stock in other REITs;
•	gain from the sale of real property or mortgage loans;
•	abatements and refunds of taxes on real property;
•	income and gain derived from foreclosure property (as described below);
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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs).

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains and income with respect to certain hedging transactions will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we intend to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the value of personal property securing the loan exceeds 15% of the value of all property securing the loan and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the CMBS and residential mortgage-backed securities (“RMBS”) in which we invest generally will be treated either as interests in a grantor trust or as regular interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

We may acquire participation interests in mortgage loans and mezzanine loans. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. We anticipate any participation interests we acquire will qualify as real estate assets for purposes of the asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of any participation interests we acquire.

We own interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We believe we have invested, and intend to continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

There is limited case law and administrative guidance addressing whether instruments similar to our mezzanine loans will be treated as equity or debt for U.S. federal income tax purposes. We expect that our mezzanine loans generally will be treated as a debt for U.S. federal income tax purposes, but we typically do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If a mezzanine loan is treated as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan. As a result, we would not be treated as receiving interest income from the mezzanine loan, but rather we would be treated as receiving our proportionate share of the income of the entity that issued the mezzanine loan, and there can be no assurance that such an entity will not derive nonqualifying income for purposes of the 75% or 95% gross income test. If the IRS successfully challenges the classification of our mezzanine loans for U.S. federal income tax purposes, no assurance can be provided that we will not fail to satisfy the 75% or 95% gross income test.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain) which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. We may choose to conduct fee-generating activities in a taxable REIT subsidiary so that such fees will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless (i) the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) or (ii) the tenant is a taxable REIT subsidiary and special rules applicable to lodging or health care properties apply. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive any income if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary that provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the gross income tests.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate income tax rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Under the Tax Cuts and Jobs Act, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or mortgage-backed securities issued with original issue discount, for tax years beginning after December 31, 2018. Under Treasury regulations, we generally will not be required to accrue original issue discount or market discount earlier than would be the case under the otherwise applicable tax rules.

As a result of potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirement for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirement Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgages on real property;
•	stock in other REITs and debt instruments issued by publicly offered REITs;
•	cash and cash items (including certain receivables);
•	government securities;

•

investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.
•

Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•

Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•

Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
•	Not more than 25% of the value of our total assets may be represented by “nonqualified publicly offered REIT debt instruments.”

Notwithstanding the general rule, as noted above, that for purposes of the gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the asset tests, any non-mortgage debt that is issued by another REIT that is not a publicly offered REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirement Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute dividends equal to at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate income tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirement. Such losses, however, (1) generally will not affect the tax character, in the hands of our stockholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through or used by our stockholders.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirement to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% (modified pursuant to Rev. Proc. 2021-53 to 10% for distributions declared on or after November 1, 2021, and on or before June 30, 2022) of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to us and our subsidiaries. Treasury regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to property used in an electing real property trade or business and less favorable depreciation methods will apply. Finally, under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur in taxable years beginning after December 31, 2017 is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a taxable mortgage pool that is a REIT, a portion of a REIT or a disregarded subsidiary of a REIT. In that event, the taxable mortgage pool is not treated as a corporation that is subject to corporate income tax and does not directly affect the tax status of the REIT, although any “excess inclusion income” will be subject to special tax rules applicable to the REIT and its stockholders. Such exception would not apply if we held equity interests in a taxable mortgage pool through our operating partnership and our operating partnership was treated as a partnership, rather than a disregarded entity, for U.S. federal income tax purposes, in which case we could fail to qualify to be taxed as a REIT.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax for Non-Arm’s Length Transactions with Taxable REIT Subsidiaries

Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined taxable REIT subsidiary service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests, we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to maintain our qualification for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation at regular corporate income tax rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to maintain our qualification as a REIT, we will not be required to make any distributions to stockholders, and any dividends that we distribute will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Partnerships

General. Substantially all of our assets will be held through the Operating Partnership, which is currently treated as a disregarded entity rather than a partnership for U.S. federal income tax purposes. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax except as discussed below under

“—Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships, limited liability companies and other non-corporate entities involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If the Operating Partnership or a subsidiary partnership, limited liability company or other non-corporate entity were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay corporate income tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of the Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under the rules for U.S. federal income tax audits of partnerships, such audits will be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any partnership is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation may be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends- received deduction with respect to these distributions. For taxable years beginning before January 1, 2026, non-corporate U.S. holders generally may deduct up to 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income.

Under the Tax Cuts and Jobs Act, non-corporate U.S. holders are entitled to a deduction of up to 20% of their qualified REIT dividends. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. holder’s aggregate qualified dividend income, but may be less than 20% of the amount of qualified REIT dividends if the U.S. holder has losses from publicly traded partnerships or the U.S. holder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. holder’s qualified REIT dividends. In addition, Treasury regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. holder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the U.S. holder’s stock. Rather, such distributions will reduce the U.S. holder’s adjusted basis in the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. Alternatively, we could pay tax on such long-term capital gain and not adopt the credit regime discussed herein.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or
•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and
•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Losses, Excess Business Losses and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2020 but before January 1, 2027, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax. The 20% deduction for “qualified REIT dividends” described above is not taken into account in computing net investment income.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of USRPI nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a USRPI with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless:

•

The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be required to report this gain on U.S. federal income tax returns and will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal corporate income tax on any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, in each case attributable to gains from dispositions of USRPIs. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax would not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “qualified foreign pension fund” as defined in the Code. Instead, any such capital gain dividend would be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” (each as defined in the Code) and our common stock constitutes a USRPI within the meaning of FIRPTA, as described below.

We anticipate that we will not be a USRPHC and our common stock will not constitute a USRPI within the meaning of FIRPTA and that, in any event, we will be a domestically controlled REIT, although there is no assurance that will remain the case. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and
•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to a special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock from a non-U.S. holder may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. (Dividends paid to a qualified stockholder that otherwise would have been subject to FIRPTA withholding are treated as ordinary dividends, the taxation of which is described above. See “Taxation of Non-U.S. Holders of Our Common Stock—Distributions.”) While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA tax and FIRPTA withholding.

Qualified Foreign Pension Funds. Generally, a “qualified foreign pension fund” (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common stock.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent that our common stock is a USRPI and the non-U.S. holder recognizes gain or the distribution in the repurchase is attributable to gains from our dispositions of USRPIs. To the extent the distribution is not attributable to gains from our dispositions of USRPIs, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPIs (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPIs. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Additional Withholding Requirements

Under the provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our charter’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax consequences applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by (i) ERISA Plans (including “Keogh” plans and “individual retirement accounts”), (ii) plans and other arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan or arrangement described in clause (ii) (each of the foregoing described in clauses (i), (ii) and (iii) being referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of an ERISA Plan and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets

Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

We believe that our shares of common stock should qualify for the exception for a “publicly offered security.” If our assets are deemed to constitute ERISA “plan assets” (i.e., if one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

By acceptance of any class of our shares of our common stock, each ERISA Plan investor will be deemed to have acknowledged and represented (which acknowledgment and representation shall be deemed repeated and reaffirmed on each day the ERISA Plan holds any shares of our common stock):

(1)

Neither we, the Advisor, the Dealer Manager, Inland, Sound Point, or any of our or their respective affiliates (collectively, the “InPoint Entities”) has been relied upon for any advice with respect to the ERISA Plan’s decision to purchase or hold any shares of our common stock and none of the InPoint Entities shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to purchase, continue to hold, transfer, vote or provide any consent with respect to any such Shares;

(2)

The ERISA Plan is aware of and acknowledges that (a) none of the InPoint Entities is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the ERISA Plan’s investment in our Shares, (b) the InPoint Entities have a financial interest in the ERISA Plan’s investment in the Shares on account of the fees and other compensation they expect to receive from us and other relationships with us, as disclosed in this prospectus and (c) any such fees and any distributions in respect of such interest received by the InPoint Entities do not constitute fees rendered for the provision of investment advice to the ERISA Plan; and

(3)	The ERISA Plan’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:
(a)	is independent of the InPoint Entities;
(b)	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus;
(c)

is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions; and

(d)

is either: (A) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker-dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any ERISA Plan investor that is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (3) above.

The representations above are intended to comply with the United States Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997) (the “2016 Fiduciary Rule”) and any other regulations promulgated by the United States Department of Labor that impose an ERISA fiduciary status consistent with the 2016 Fiduciary Rule (collectively, the “ERISA Fiduciary Rules”). If these ERISA Fiduciary Rules are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the InPoint Entities about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

Plan of Distribution

We are offering up to $2,350,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through the Dealer Manager, Inland Securities Corporation, which is a registered broker-dealer affiliated with the Advisor. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $2,000,000,000 in shares in our primary offering and up to $350,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.

We are offering to the public five classes of shares of our common stock: Class A shares, Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing stockholder servicing fees.

Class A, Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by management, friends and family, (6) as approved by our board of directors, by our joint venture partners, consultants and other service providers or (7) by other categories of investors that we name in an amendment or supplement to this prospectus. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. The minimum initial investment in shares of our common stock that we will accept for shares of our Class A, Class T, Class S or Class D common stock is $2,500. For investors other than management, friends and family, the minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000, unless waived by the Dealer Manager. If you are eligible to purchase all five classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class A, Class T, Class S or Class D shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is executed may be significantly different. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer shares at a different price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed transaction price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price or suspension is appropriate. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class, and participating holders of Class P shares will receive Class I shares. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price on the date the distribution is paid, which will generally be equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers, registered investment advisers and other qualified financial institutions engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to collectively as “participating broker-dealers.” The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class A, Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class A shares(1)	up to 6.0%	up to 1.25%
Class T shares(2)	up to 3.0%	up to 0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum does not exceed 7.25% of the transaction price.
(2)	Such amounts may vary at certain participating broker-dealers, provided that the sum does not exceed 3.5% of the transaction price.

The following table shows the stockholder servicing fees we pay the Dealer Manager with respect to the Class A, Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees are paid monthly in arrears.

Stockholder Servicing Fee as a % of NAV
Class A shares	None
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee.

Upfront Selling Commissions and Dealer Manager Fees

Class A, Class T and Class S Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 6.0%, and upfront dealer manager fees of 1.25%, of the transaction price of each Class A share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum does not exceed 7.25% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum does not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. All upfront selling commissions and dealer manager fees are reallowed (paid) to participating broker-dealers.

Investors who purchase $150,000 or more in Class A, Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives are responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class A, Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class A Share	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	6.00%	3.50%	3.00%
$150,000 to $499,999.99	5.00%	3.00%	2.50%
$500,000 to $999,999.99	4.00%	2.50%	2.00%
$1,000,000 and up	3.00%	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class A, Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A, Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class A, Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class A, Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class A, Class T or Class S shares, and certain broker-dealers may sell shares with reduced upfront commissions. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A, Class T or Class S shares.

Class D and I Shares. No upfront selling commissions are paid with respect Class D and Class I shares sold in this offering.

Stockholder Servicing Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we pay the Dealer Manager selling commissions over time as stockholder servicing fees (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We do not pay stockholder servicing fees with respect to our outstanding Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fees with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% of gross proceeds from the sale of such shares (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto. At the end of such month, such Class T share, Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $25.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $1.38 and with respect to a Class D share would total approximately $1.84.

Eligibility to receive the stockholder servicing fees is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T, Class S or Class D shares: assistance with recordkeeping, answering stockholder inquiries regarding us, including regarding distribution payments and reinvestments, helping stockholder understand their investments upon their request, and assistance with share repurchase requests. For Class T shares, advisor stockholder services are answering stockholder inquiries regarding us, including regarding distribution payments and reinvestments, helping stockholder understand their investments upon their request, and assistance with share repurchase requests and dealer stockholder services are assistance with recordkeeping. If the applicable broker-dealer is not eligible to receive the stockholder servicing fees due to failure to provide these services, the Dealer Manager waives the stockholder servicing fees that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

Without duplication and to the extent not otherwise included as organization and offering expenses, we or the Advisor may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and stockholder servicing fees). These expenses may include fees paid to platform service providers, such as administrative services fees and other fees.

Certain members of our management team, including Mr. Sabshon, our Chairman of the Board and Chief Executive Officer and director of the Dealer Manager, purchased Class P shares in our private offering for cash at the per share purchase price of $25.00, reflecting that no selling commissions, dealer manager fees or organization and offering expenses were paid. Mr. Sabshon purchased 2,754.48 Class P shares during the FINRA review period, a portion of which is deemed underwriting compensation under applicable FINRA rules.

Limitations on Underwriting Compensation

In addition to the conversion feature described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares,” we will cease paying the stockholder servicing fees on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which stockholders receive cash or securities listed on a national stock exchange or (iii) after termination of the primary portion of this offering, the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions and dealer manager fees, the stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) 5% of the gross offering proceeds are from the sale of Class A shares, 20% of the gross offering proceeds are from the sale of Class T shares, 10% of the gross offering proceeds are from the sale of Class S shares, 30% of the gross offering proceeds are from the sale of Class D shares and 35% of the gross offering proceeds are from the sale of Class I shares; (3) no shares are reallocated between the primary offering and the distribution reinvestment plan; (4) all Class A shares, Class T shares, Class S shares and Class D shares are sold with the highest possible upfront selling commissions; and (5) NAV per share remains $25.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class T, Class S or Class D stockholder after the time the total upfront selling commissions and stockholder servicing fees paid with respect to Class T shares, Class S shares or Class D shares, respectively, in such stockholder’s account reach 8.75% of the gross proceeds from the offering of such shares in the aggregate (assuming such stockholder purchased all of his/her Class T, Class S or Class D shares at the same time).

	Maximum Estimated Underwriting Fees and Expenses At Maximum Primary Offering of $2,000,000,000
Upfront selling commissions and dealer manager fees(1)	$27,049,762	1.35%
Stockholder servicing fees(2)	$78,204,603	3.91%
Reimbursement of wholesaling activities(3)	$29,556,650	1.48%
Total(3)	$194,606,721	6.74%

(1)

For Class A shares, includes upfront selling commissions of 6.0% of the transaction price and upfront dealer manager fees of 1.25% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum does not exceed 7.25% of the transaction price. For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers provided that the sum does not exceed 3.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. Amounts presented in the tables are less than 7.25% and 3.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 7.25% and 3.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 7.25% and 3.5%, as applicable.
(2)

We pay the following selling commissions over time as stockholder servicing fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees always equals 0.85% per annum of the NAV of such shares, (b) for Class S shares only, stockholder servicing fees equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, stockholder servicing fees equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The Dealer Manager reallows (pays) all of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

(3)

Wholesale reimbursements by the Advisor consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities. Without duplication and to the extent not otherwise included as organization and offering expenses, the Advisor reimburses the Dealer Manager for all of the expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement

Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

How to Subscribe

You may buy shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies, suspends or terminates our share repurchase plan. The total amount of aggregate repurchases of shares (including Class P shares) is limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter. Accordingly, our shares will have only limited liquidity.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.
•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the applicable participating broker-dealer. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•

Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer or the transfer agent, as applicable. Checks should be made payable, or wire transfers directed, to “InPoint Commercial Real Estate Income, Inc.” or “InPoint.” For Class A, Class T, Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus.

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).

For example, if you wish to subscribe for shares of our common stock in January, your subscription request must be received in good order at least five business days before February 1st.

Generally, the transaction price for such a hypothetical purchase would equal the NAV per share as of the last calendar day of December, as announced on or around January 15, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription would be effective on the first business day of February.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.inland-investments.com/inpoint and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted, you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (“TOD”), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and complete the requested information in order to effect the designation. Please note that TOD designation is not available for residents of the state of Louisiana.

Purchase Price

Shares of our common stock are generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to offer shares at a different price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed transaction price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price or suspension is appropriate. Each class of shares may have a different NAV per share because stockholder servicing fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class, and participating holders of Class P shares will receive Class I shares. Shares are offered pursuant to our distribution reinvestment plan at the transaction price on the date the distribution is paid, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, the transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying Inland Investor Services, through your financial intermediary or directly on our toll-free telephone line, 800-826-8228.

•

Unless your account is broker-controlled, you will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are executed.

Our transaction price is generally based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.inland-investments.com/inpoint and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed transaction price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares does not change depending on the level of demand by investors or the volume of requests for repurchases.

Share Repurchases

General

While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders (including Class P stockholders) who have held our shares of common stock may request that we repurchase all or any portion of their shares.

Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies, suspends or terminates our share repurchase plan. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock that you have held for at least one year through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•

Certain broker-dealers require that their clients make repurchase requests through their broker-dealer, which may impact the time necessary to process such repurchase request. Please contact your broker-dealer first if you want to request the repurchase of your shares.

•

Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we only repurchase shares as of the opening of the last business day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 3:00 p.m. (Central time) on the fourth to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share).

•

A stockholder may withdraw his or her repurchase request by notifying Inland Investor Services, directly or through the stockholder’s financial intermediary, on our toll-free telephone line, 800-826-8228. The line is open on each business day between the hours of 8:00 a.m. and 5:00 p.m. (Central time). Repurchase requests must be cancelled before 12:00 p.m. (Central time) on the last business day of the applicable month.

•

If a repurchase request is received after 3:00 p.m. (Central time) on the fourth to last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month, unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

•

Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form which will be available on our website at www.inland-investments.com/inpoint or available by telephone request from Inland Investor Services at 800-826-8228. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.

PO Box 219182

Kansas City, MO 64121-9182

Overnight Address:

DST Systems, Inc.

430 W. 7th St.

Kansas City, MO 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•

For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•

Stockholders may also receive repurchase proceeds via Automated Clearing House (“ACH”) transfer, provided that ACH instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via ACH transfer, the funds will be deposited to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be sent via ACH only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by ACH to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.

Repurchase Limitations

The total amount of aggregate repurchases of shares is limited as set forth in our share repurchase plan (no more than 2% of our aggregate NAV per month as of the last day of the previous calendar month and no more than 5% of our aggregate NAV per calendar quarter with NAV measured as of the last day of the previous calendar quarter). Notwithstanding the foregoing, we may repurchase fewer shares than the limits in our share repurchase plan in any month or quarter, or none. For example, we repurchased fewer shares than the maximum amount permitted for the months of July, August and September 2021 as directed by our board. Further, our board may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our share repurchase plan was suspended by our board of directors from March 24, 2020 to July 1, 2021, as a result of various factors, including the impact of the global COVID-19 pandemic on the economy and the markets for our investments.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis in the following order of priority: (i) first, shares repurchased in connection with a death or disability, until all such shares have been repurchased; (ii) next, shares being repurchased from stockholder accounts with an aggregate value of less than $500, until all such shares have been repurchased; and (iii) finally, all other shares submitted for repurchase. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of our share repurchase plan, as applicable.

If the transaction price for the applicable month is not made available by the eighth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of us as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of our share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend our share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once our share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.

One-Year Holding Period

Stockholders (including Class P stockholders) may not request that we repurchase their shares for at least one year. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date.

As set forth above, we may waive the one-year holding period in respect of repurchase of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance (even where the recipient subsequently registered the shares in his, her or its own name), or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written repurchase request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If persons are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon death does not apply.

Furthermore, as set forth above, we may waive the one-year holding period in respect of repurchase of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If persons are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of repurchase upon disability does not apply.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;
•	you will not receive interest on amounts represented by uncashed repurchase checks;
•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•

all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form which will be available on our website, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;
•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and
•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;
•	purchases or repurchases initiated by us; and
•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the Dealer Manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as Inland Investor Services in a timely manner, but in no event more than 30 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

Supplemental Sales Material

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

Reports to Stockholders

We will cause to be prepared and delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;
•	the ratio of the costs of raising capital during the year to the capital raised;
•

the aggregate amount of the management fee and the aggregate amount of any other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;
•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and
•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.inland-investments.com/inpoint, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may receive a paper copy of any of these documents upon request to us.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

Legal Matters

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

Experts

The consolidated financial statements of InPoint Commercial Real Estate Income, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments,” relating to the role of our independent valuation advisor, have been reviewed by BDO USA, LLP, an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in commercial real estate loan valuations.

Privacy Policy Notice

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices as required by law.

Where You Can Find More Information; Incorporation by Reference

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 11, 2022; and
•	our Current Reports on Form 8-K, filed on January 11, 2022, January 21, 2022, January 28, 2022, February 25, 2022, March 30, 2022, and April 7, 2022.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.

Website Disclosure

Our website at www.inland-investments.com/inpoint will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.inland-investments.com/inpoint.

APPENDIX A: AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This Amended and Restated Distribution Reinvestment Plan (the “Plan”) is adopted by InPoint Commercial Real Estate Income, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1.Distribution Reinvestment. As agent for the stockholders of the Company (the “Stockholders”) who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s continuous public offering (the “Offering”) or purchase Shares pursuant to any future public offering of the Company (a “Future Offering”), and who, in each case, do not opt out of participating in the Plan (or, in the case of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont and Washington investors and clients of participating broker-dealers that do not permit automatic enrollment in the Plan, who opt to participate in the Plan) or (ii) purchase Shares pursuant to any unregistered private offering of the Company (a “Private Offering”) and opt to participate in the Plan (collectively, the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions declared and paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant; provided that the Company will apply Distributions declared and paid with respect to Class P Common Shares to the purchase of Class I Common Shares.

2.Effective Date. The effective date of this Plan shall be August 7, 2020.

3.Procedure for Participation. Any Stockholder who purchases Shares in the Offering or a Future Offering (unless such Stockholder is a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan) and has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), will automatically become a Participant unless he or she elects not to become a Participant by noting such election on his or her subscription agreement. Any Stockholder who purchases Shares in the Offering or a Future Offering who is a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the Plan and has received a Prospectus, as contained in the Company’s registration statement filed with the SEC, will become a Participant if he or she elects to become a Participant by noting such election on his or her subscription agreement. In addition, any Stockholder, including a Stockholder who purchases Shares in a Private Offering, who is not a Participant may later elect to become a Participant by completing and executing a change of distribution form, or in the case of a broker-controlled account, the appropriate form from the participating-broker dealer who solicited the purchase of such Shares. Participation in the Plan will begin with the next Distribution paid after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4.Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5.Purchase of Shares.

A.

Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to the most recently published transaction price per Share applicable to the class of Shares acquired under the Plan on the date that the Distribution is paid. No upfront selling commissions will be payable with respect to Plan Shares, but Plan Shares will be subject to applicable ongoing stockholder servicing fees. Participants may purchase fractional Plan Shares so that 100% of the Distributions will be used to acquire Plan Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s distributions in Plan Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.

B.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Offering or (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”).

A-1

6.Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7.Share Certificates. The ownership of the Plan Shares will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

8.Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Plan Shares purchased during the quarter; (iii) the per share purchase price for such Plan Shares; and (iv) the total number of Plan Shares purchased on behalf of the Participant. On an annual basis, tax information with respect to income earned on Plan Shares for the calendar year will be provided to each applicable Participant. If a Participant holds his or her investment in a broker-controlled account, all reports will be delivered by the applicable participating broker-dealer, rather than the Company.

9.Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering five business days’ prior written notice to the Company. This notice must be received by the Company prior to the fifth to last calendar day of the month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last day of the month in which it is timely received and will not affect participation in the Plan for any prior month). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.

10.Amendment, Suspension or Termination by the Company. The Board of Directors of the Company may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least ten days prior to the effective date of that amendment. The Board of Directors of the Company may by majority vote suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants.

11.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

A-2

APPENDIX B: SUBSCRIPTION AGREEMENT

A - INVESTMENT

1.	☐	INITIAL INVESTMENT		☐	ADDITIONAL INVESTMENT (Minimum $500)

	Total Invested: $				Account Number:

2.	METHOD OF INVESTMENT:

	☐	CHECK ENCLOSED - Make check payable to InPoint Commercial Real Estate Income, Inc. (We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.)		☐	FUNDS WIRED Wiring Instructions: UMB Bank ABA # 101000695 1008 Oak Street DDA Account # 9871975967 Kansas City, MO 64106 FBO: Name of Stockholder
	☐	FUNDS SENT SEPARATELY

3.	TYPE OF PURCHASE (Please select one)

	☐	CLASS A SHARES	(Minimum investment $2,500)	☐	VOLUME DISCOUNT Class A, T or S Shares if purchase qualifies for a breakpoint as described in the Prospectus.
☐ For purchases of Class A shares without selling commissions.

	☐	CLASS T SHARES	(Minimum investment $2,500)

	☐	CLASS S SHARES	(Minimum investment $2,500)

	☐	CLASS D SHARES	(Minimum investment $2,500. Available to fee-based accounts and other eligible investors as disclosed in the prospectus.)

	☐	CLASS I SHARES	(Minimum investment $1,000,000 unless waived by dealer manager. Available to fee-based accounts and other eligible investors as disclosed in the prospectus.)

				☐	EMPLOYEE or AFFILIATE, check if applicable.

B - TYPE OF OWNERSHIP

Please complete either section 1 or 2.

1.	NON-CUSTODIAL ACCOUNT TYPE

	☐	Individual Ownership

☐ Transfer on Death (see section C-11)

	☐	Joint Tenants with Rights of Survivorship*

☐ Transfer on Death (see section C-11)

	☐	Tenants in Common*

	☐	Community Property*

	☐	Trust (Trust Certification Required)

☐ Revocable ☐ Irrevocable

	☐	Pension or PSP (Plan Documents Required)

	☐	UTMA / UGMA

State of

Guardian

	☐	Corporate Ownership (Corporate Resolution Required)

☐ C-Corp ☐ S-Corp

	☐	LLC Ownership (LLC Agreement Required)

	☐	Other

* All Parties Must Sign

2.	CUSTODIAL ACCOUNT TYPE

	☐	Traditional IRA

	☐	Beneficiary IRA
Decedent Name
Date of Death

	☐	Roth IRA

	☐	SEP IRA

	☐	Brokerage Account

	☐	Pension or PSP
	☐	Other

Custodian Information (To be completed by Custodian)

Custodian Name

Custodian Address

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

InPoint POSD	Page 1 of 6	10.01.20

C - INVESTOR INFORMATION

1.	INVESTOR/BENEFICIAL OWNER

	Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name			Date of Birth

	First	Middle	Last	MM/DD/YYYY

2.	Social Security/Tax ID #

3.	Citizenship Status (Required) ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien (attach an original completed Form W-8BEN)

4.	CO-INVESTOR/BENEFICIAL OWNER

	Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Guardian’s Name			Date of Birth

	First	Middle	Last	MM/DD/YYYY

5.	Social Security/Tax ID #

6.	Citizenship Status (Required) ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien (attach an original completed Form W-8BEN)

7.	If Trust/Pension/PSP or Other Entity, Please Provide Complete Title - See Section B-1 for documentation requirements

Tax ID #	OR Social Security #	Date of Trust/Pension/PSP/Other

8.	Residence Address - Required by Law - No P.O. Boxes

City	State	Zip

9.	Alternate Mailing Address - P.O. Boxes are Acceptable

City	State	Zip

10.	Telephone Number	☐ Home	☐ Cell	☐ Work

11.

Transfer on Death (Beneficiary information, if applicable) - Not available for residents of Louisiana. Individual or joint account with rights of survivorship only. Social security number optional, however date of birth is required. Designate whole percentages only. Must equal 100%. TOD designation shall be governed by the laws of the State of Missouri.

First name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary %

☐ Secondary %

First name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary %

☐ Secondary %

First name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary %

☐ Secondary %

First name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary %

☐ Secondary %

InPoint POSD	Page 2 of 6

D - DISTRIBUTION OPTIONS (select only one)

Please read the following section carefully.

1.

YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN UNLESS YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, NEBRASKA, NEW JERSEY, OHIO, OREGON, VERMONT or WASHINGTON.

☐		Please check here if you do not want to be enrolled in the Distribution Reinvestment Plan and complete the information below.

☐

Please check here if you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington and wish to enroll in the Distribution Reinvestment Plan.

2.		Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

	☐	Mail to Residence Address

	☐	Mail Distributions to a Third Party (Complete Section Below)

Name of Bank, Brokerage Firm, or Individual

Mailing Address

City	State	Zip

Account #

☐	Send Distributions via ACH

I authorize InPoint Commercial Real Estate Income, Inc. (the “Company”) or its agent to deposit my distribution into my checking or savings account. This authorization will remain in force until I notify the Company in writing to cancel it. In the event the Company deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State

Your Bank’s ABA Routing Number	Your Bank Account Number

☐	Checking (Attach a pre-printed VOIDED check)	☐	Savings (Attach a VOIDED deposit slip)

E - ELECTRONIC DELIVERY

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from InPoint Commercial Real Estate Income, Inc. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By consenting below to electronically receive stockholder communications, including your account specific information (when available), you authorize us to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in our sole discretion elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

☐ I consent to electronic delivery

E-mail Address

InPoint POSD	Page 3 of 6

F - INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES

1.	The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

PLEASE NOTE: Items (A) through (E) below MUST BE INITIALED by the investor(s), and if applicable, the trustee or administrator, from ALL states and jurisdictions. Items (F) through (W) must be initialed if you reside in one of the applicable states listed below.

Initials
Investor	Co-Investor
		(A)	I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented.
(B)

I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In addition to the foregoing general suitability standards, I (we) meet, and have represented as such below, the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

		(D)	I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.
(E)

I understand that the transaction price per share at which my investment will be executed will be made available at www.inland-investments.com/inpoint and in a prospectus supplement filed with the SEC, available at www.sec.gov.

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying Inland Investor Services, through my financial intermediary or directly on the Company’s toll-free, telephone line, 800-826-8228.

Initials

Please initial the appropriate box if you reside in one of the states listed below. In each case, these special suitability standards are in addition to the general suitability requirements above and exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

Investor	Co-Investor
		(F)	For Alabama residents: Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.
(G)

For Idaho residents: Investors residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

(H)

For Iowa residents: Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(I)

For Kansas residents: The Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

		(J)	For Kentucky residents: Investors residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated public, non-listed REITs.
(K)

For Maine residents: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

(L)

For Massachusetts residents: Investors residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

		(M)	For Missouri residents: Investors residing in Missouri must limit his or her investment in our securities to 10% of his or her liquid net worth.
(N)

For Nebraska residents: Investors residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other public, non-listed direct participation programs to 10% of such investor’s net worth.

InPoint POSD	Page 4 of 6

Initials
Investor	Co-Investor
(O)

For New Jersey residents: Investors residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. In addition, the total investment in us, our affiliates and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consist of cash, cash equivalents and readily marketable securities.

		(P)	For New Mexico residents: Investors residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other public, non-listed REITs.
		(Q)	For North Dakota residents: Investors residing in North Dakota must have a net worth of at least ten times their investment in us.
(R)

For Ohio residents: Investors residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other public, non-listed REITs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

		(S)	For Oregon residents: Investors residing in Oregon may not invest more than 10% of their net worth in this offering.
(T)

For Pennsylvania residents: Investors residing in Pennsylvania may not invest more than 10% of their net worth in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.

		(U)	For Puerto Rico residents: Investors residing in Puerto Rico may not invest more than 10% of that investor’s liquid net worth in us, our affiliates, and in other public, non-listed REITs.
		(V)	For Tennessee residents: Investors residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.
(W)

For Vermont residents: Investors residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth.

As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and Inland Residential Properties Trust, Inc. but does not include (i) InvenTrust Properties Corp., a REIT previously sponsored by Inland Real Estate Investment Corporation (“IREIC”), which internalized its management in March 2014, (ii) IRC Retail Centers LLC, an entity previously sponsored by IREIC, or (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange.

2.

THE UNDERSIGNED CERTIFIES, under penalties of perjury, (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. See Form W-9 instructions at http://www.irs.gov

	Exempt payee code (if any)	Exemption from FATCA reporting code (if any)

Date
Signature - Investor/Trustee/Administrator/POA*	Print Name - Investor/Trustee/Administrator/POA		MM/DD/YYYY

Date
Signature - Co-Investor/Co-Trustee (If Applicable)	Print Name - Co-Investor/Co-Trustee (if Applicable)		MM/DD/YYYY

Date
Signature - Custodian (If Applicable)	Print Name - Custodian (if Applicable)		MM/DD/YYYY

*Must Include Supporting Document(s)

☐        I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. For Washington residents, except in the case of fiduciary accounts, the investor may not grant any person a power-of-attorney to make such representations on his or her behalf.

InPoint POSD	Page 5 of 6

G - SELLING PARTY ACKNOWLEDGEMENT AND SIGNATURE

To be completed by the Registered Representative (RR) of the participating Broker Dealer (BD) or the Investment Advisor Representative (IAR) of the participating Registered Investment Adviser (RIA).

RR/IAR Name(s)

Mailing Address

City	State	Zip

Telephone Number	E-mail Address

BD or RIA Firm Name

RR # or IAR CRD # (Required)

Branch # (Required)	Client Account #

The undersigned confirm on behalf of the Broker Dealer or Registered Investment Advisor that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the limited liquidity and marketability of the shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) if applicable, have discussed such higher suitability as may be required or recommended by certain states as set forth in Section F of this subscription agreement; (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (viii) understand that the sale of shares in accordance with the prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 15l-1 under the Securities Exchange Act of 1934.

BD Only: The undersigned Registered Representative further represents and certifies that, in connection with this subscription for shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Signature - RR or IAR (Required)	MM/DD/YYYY

Signature – Broker Dealer Principal (if Required by Broker Dealer)	MM/DD/YYYY

For Non-Custodial Ownership Accounts: Please send the completed and executed subscription agreement and your check made payable to:
INPOINT COMMERCIAL REAL ESTATE INCOME, INC. to the address below.

For Custodial Ownership Accounts: Checks should be made payable to the custodian and sent along with the completed and executed subscription agreement to the custodian.

Regular Mail - P.O. Box 219182, Kansas City, Missouri 64121-9182	Wiring Instructions:

Overnight Delivery - 430 W. 7th Street, Kansas City, Missouri 64105	UMB Bank ABA # 101000695

Fax Delivery - 855.223.2479	1008 Oak Street DDA Account # 9871975967

E-mail Delivery - Inland@dstsystems.com	Kansas City, MO 64106 FBO: Name of Stockholder

Inland Investor Services - 800.826.8228

InPoint POSD	Page 6 of 6

APPENDIX C: SUBSCRIPTION CHECKLIST

SUBSCRIPTION CHECKLIST INPOINT (COMMERCIAL REAL ESTATE INCOME INC. Follow the checklist, read the InPoint Commercial Real Estate Income, Inc.(InPoint) Prospectus and complete the Subscription Agreement in its entirety – three simple for a subscription of shares to be Accepted. Note: If an account exists and an additional investment is desired, it is only necessary to complete Sections A, F and G Mail, fax or e-mail completed documents to: Regular Mail: P.O. Box 219182, Kansas City, Missouri 64121-9182 Overnight Delivery: 430 West 7th Street, Kansas City, Missouri 64105 Fax Delivery: 855-2232479 E-mail Delivery: inland@dstsystems.com  Note: If a custodial account, all paperwork must be submitted to the custodian. SECTION A: INVESTMENT Indicate investment amount, method of investment and type of purchase. Payment by Wire Wire to: UMB Bank 1008 Oak Street Kansas City, MO 64106 Routing Number: 101000695 DDA Account Number: 9871975967 FBO: Name of Stockholder* *Reference the investor’s name on the wire. Payment by Check Make all checks payable to: InPoint Commercial Real Estate Income, Inc* ( GRAPHICS) Note: Cash, starter checks, foreign checks, travelers checks or third party checks are not accepted. *For custodial accounts, checks should be made payable to the Custodian. Type of Purchase: There are classes of shares of common stock in the InPoint offering: Class A shares, Class T shares, Class S Shares, Class D shares And Class I shares. All have different fess associated with each class and are subject to suitability standards. For a full description of each share class, please see page 141 of the InPoint Prospectus. SECTION B: TYPE OF OWNERSHIP Please select only one option, Non-Custodial or Custodial. NON-CUSTODIAL ACCOUNT OWNERSHIP Send Completed Subscription Agreement with check made payable to InPoint Commercial Real Estate Income, Inc via U.S. Mail., Overnight Delivery, Fax or E-Mail. Check appropriate box to indicate type of ownership. Custodial Account Ownership Checks should be made payable to the Custodian and sent with the completed subscription Agreement Custodian must complete this section, sign Section F and forward to DST System, Inc.

C-1

SECTION C: INVESTOR INFORMATION Include all names, addresses, dates of birth, Social Security or tax I.D. numbers of all investors or Trustees. If the accounts is a trust, pension plan, PSP or other, please provide complete title, tax ID number and date of trust/plan in section C-7. SECTION D: DISTRIBUTION OPTIONS Investors are automatically enrolled in InPoint’s distribution reinvestment plan unless they reside in Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington. Cash Distributions: Select the related box if cash distributions are preferred. Cash Distributions for Non-Custodial Accounts If direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement is preferred, check the appropriate option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account. A voided check or deposit slip will be required. Cash Distributions for Custodial Accounts If cash distributions are elected, the funds must be sent to the Custodian. SELECTION E: ELECTRONIC DELIVERY Check the box and provide an email address if an investor consents to electronic delivery of documents, including the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports. SELECTION F: INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES The Subscription Agreement must be executed by the investor(s), trustee(s) or administrator(s) and if applicable, the custodian. Items A through E MUST BE INITIALED by all signers indicating that each item has been read. Items F through W must be initialed if the investor resides in a state listed in section F. SECTION G: SELLING PARTY ACKNOWLEDGEMENT AND SIGNATURE The Registered Representative of the participating Broker Dealer or Registered Investment Advisor must complete this section. If applicable, Broker Dealer signature may be required. All investors and their registered representatives must sign the subscription agreement prior to tendering any funds for investment in shares. If the subscription is accepted, a confirmation will be mailed to the investor no more than three business days after the monthly acceptance occurs. INLAND INVESTOR SERVICES 8:00 AM to 5:00 PM Central Time – Monday through Friday Email: custserv@inland-investments.com Phone: (800) 826-8228

C-2

APPENDIX D: PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we service your account and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•

Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•

Information about your transactions with us, affiliates and related parties of Inland Real Estate Investment Corporation and others, such as the types of products you purchase, your account balances, distribution and account history.

•

Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•

Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, transfer agent services and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•	Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.
•	If we suspect fraud.
•	To protect the security of our records, web site and telephone customer service center.
•	Information you have authorized us to disclose.
•	To your current or former broker-dealer, financial representative or registered investment adviser.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. Any changes to this Policy will be posted to our website.

D-1

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Sandra L. Perion

of Inland Real Estate Investment Corporation at (630) 218-8000.

D-2

InPoint Commercial Real Estate Income, Inc.

Maximum Offering of $2,350,000,000

Common Stock

Prospectus

April 11, 2022

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by InPoint Commercial Real Estate Income, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses to be incurred by InPoint Commercial Real Estate Income, Inc. (the “Company,” “we,” “our,” or the “Registrant”) (other than selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee and the FINRA filing fee.

SEC registration fee	$284,820
FINRA filing fee	225,500
Blue sky	290,072
Legal	1,620,000
Due diligence	830,000
Accounting and tax	145,800
Printing and mailing	1,510,600
Promotional items	119,340
Platform expenses	280,000
Transfer agent fees and expenses	1,638,473
Issuer allocation for dual employee all-in non-transaction based compensation*	337,223
Reimbursements for training and education meetings and retail conferences	582,333
Total	$7,864,161

*	Amounts will be paid by the Advisor or its affiliate and not reimbursed by the Company.

Item 32. Sales to Special Parties.

See Item 33.

Item 33. Recent Sales of Unregistered Securities.

As compensation for their service and pursuant to our Independent Director Restricted Share Plan, each of our independent directors received (i) 399 shares of restricted Class I common stock, having a value at issuance of $25.0651 per share, on December 2, 2019; (ii) 464 shares of restricted Class I common stock having a value at issuance of $21.5413 per share, on December 1, 2020; and (iii) 1,477 shares of restricted Class I common stock, having a value at issuance of $20.3119 per share, on October 14, 2021. These transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as these transactions did not involve any public offering.

In April 2019, we received approximately $12,287,272 for the sale and issuance of 455,273 Class P shares to accredited investors in a private offering exempt from registration requirements pursuant to Section 4(a)(a) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (the “Class P Private Offering”). Inland Securities Corporation, the dealer manager for the Class P Private Offering, received $735,786 in selling commissions and dealer manager fees for such sales, all or a portion of which were reallowed to third-party broker-dealers participating in the Class P Private Offering.

In May 2019, we received approximately $13,991,704 for the sale and issuance of 516,910 Class P shares to accredited investors in the Class P Private Offering. Inland Securities Corporation, the dealer manager for the Class P Private Offering, received $876,346 in selling commissions and dealer manager fees for such sales, all or a portion of which were reallowed to third-party broker-dealers participating in the Class P Private Offering.

In June 2019, we received approximately $25,356,988 for the sale and issuance of 938,240 Class P shares to accredited investors in the Class P Private Offering. Inland Securities Corporation, the dealer manager for the Class P Private Offering, received $1,548,994 in selling commissions and dealer manager fees for such sales, all or a portion of which were reallowed to third-party broker-dealers participating in the Class P Private Offering.

In July 2019, we received approximately $21,947,700 for the sale and issuance of 820,089 Class P shares to accredited investors in the Class P Private Offering. Inland Securities Corporation, the dealer manager for the Class P Private Offering, received $1,150,880 in selling commissions and dealer manager fees for such sales, all or a portion of which were reallowed to third-party broker-dealers participating in the Class P Private Offering.

Except as set forth above, we have not sold any securities which were not registered under the Securities Act during the previous three years.

Item 34. Indemnification of Directors, Officers and Others.

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Advisor and its affiliates subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Advisor, the Sub-Advisor, and any of the Advisor’s or the Sub-Advisor’s affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
•	the indemnitee was acting on our behalf or performing services for us;
•

in the case of affiliated directors, the Advisor, the Sub-Advisor, or any of the Advisor’s or the Sub-Advisor’s affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Advisor, the Sub-Advisor, or any of the Advisor’s or the Sub-Advisor’s affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or
•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Advisor, the Sub-Advisor, or any of the Advisor’s or the Sub-Advisor’s affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;
•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we must indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to stockholders of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Item 35. Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

1. Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•

The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022 are incorporated into the prospectus by reference.

2. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings.

(i)	The undersigned Registrant hereby undertakes:
(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(D)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(F)

To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(ii)	The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.
(iii)

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(iv)

The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(v)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions and otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1

Dealer Manager Agreement dated, as of April 29, 2019, by and between InPoint Commercial Real Estate Income, Inc. and Inland Securities Corporation (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed April 30, 2019 and incorporated by reference)

3.1

Articles of Amendment and Restatement of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed May 2, 2017 and incorporated by reference)

3.2	Articles of Amendment of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 30, 2019 and incorporated by reference)

3.3	Articles Supplementary of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed April 30, 2019 and incorporated by reference)

3.4

Articles Supplementary of InPoint Commercial Real Estate Income, Inc. designating the Series A Preferred Stock (filed as Exhibit 3.5 to the Registrant’s Form 8-A filed September 22, 2021 and incorporated by reference)

3.5	Certificate of Correction of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed August 14, 2019 and incorporated by reference)

3.6	Bylaws of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed May 2, 2017 and incorporated by reference)

4.1*	Amended and Restated Distribution Reinvestment Plan (included in Appendix A to the prospectus)

4.2	Form of certificate representing the Series A Preferred Stock (filed as Exhibit 4.1 to the Registrant’s Form 8-A filed September 22, 2021 and incorporated by reference)

5.1	Opinion of Venable LLP as to Legality of Securities (filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-11 filed April 30, 2019 and incorporated by reference)

8.1	Opinion of Alston & Bird LLP as to Tax Matters (filed as Exhibit 8.1 to the Registrant’s Registration Statement on Form S-11 filed April 30, 2019 and incorporated by reference)

10.1

Second Amended and Restated Advisory Agreement, dated as of July 1, 2021, by and among InPoint Commercial Real Estate Income, Inc., InPoint REIT Operating Partnership, LP, and Inland InPoint Advisor, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 8, 2021 and incorporated by reference)

10.2+

Second Amended and Restated Sub-Advisory Agreement, dated as of July 1, 2021, between Inland InPoint Advisor, LLC and SPCRE InPoint Advisors, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 8, 2021 and incorporated by reference)

10.3

Limited Partnership Agreement of InPoint REIT Operating Partnership, LP, dated October 7, 2016 (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed March 22, 2019 and incorporated by reference)

10.4

Amendment No. 1 to Limited Partnership Agreement, dated January 30, 2017 (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed March 22, 2019 and incorporated by reference)

10.5

Amendment No. 2 to Limited Partnership Agreement of InPoint REIT Operating Partnership, LP, dated September 22, 2021 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 22, 2021 and incorporated by reference)

10.6	Independent Director Restricted Share Plan, effective October 25, 2016 (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form 10 filed May 2, 2017 and incorporated by reference)

10.7	Independent Directors Compensation Plan, effective October 6, 2016 (filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed March 12, 2019 and incorporated by reference)

10.8	Form of Restricted Stock Award Agreement (filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed March 12, 2019 and incorporated by reference)

10.9

Form of Indemnification Agreement, between InPoint Commercial Real Estate Income, Inc. and each of its officers and directors (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form 10 filed May 2, 2017 and incorporated by reference)

Exhibit Number	Description
10.10

Master Repurchase Agreement, dated as of February 15, 2018, by and among Column Financial, Inc., as administrative agent, Credit Suisse AG, acting through its Cayman Islands Branch, Alpine Securitization LTD, and InPoint CS Loan, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report Form 8-K filed February 16, 2018 and incorporated by reference)

10.11

Guaranty, dated as of February 15, 2018, by InPoint Commercial Real Estate Income, Inc. in favor of Column Financial, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report Form 8-K filed February 16, 2018 and incorporated by reference)

10.12

Uncommitted Master Repurchase Agreement, dated as of May 6, 2019, by and between JPMorgan Chase Bank, National Association and InPoint JPM Loan, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 7, 2019 and incorporated by reference)

10.13

Guarantee Agreement, dated as of May 6, 2019, by InPoint Commercial Real Estate Income, Inc. in favor JPMorgan Chase Bank, National Association (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 7, 2019 and incorporated by reference)

10.14

Amendment No. 1 to Independent Director Restricted Share Plan of InPoint Commercial Real Estate Income, Inc., effective November 26, 2019 (filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K filed March 11, 2020 and incorporated by reference)

10.15

Loan and Security Agreement, dated March 10, 2021, between Western Alliance Bank and InPoint REIT Operating Partnership, LP (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 16, 2021 and incorporated by reference)

10.16

Promissory Note, dated March 10, 2021, made by InPoint REIT Operating Partnership, LP to Western Alliance Bank (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed March 16, 2021 and incorporated by reference)

10.17

Guaranty Agreement, dated March 10, 2021, executed by InPoint Commercial Real Estate Income, Inc., as Guarantor, for the benefit of Western Alliance Bank, as Lender (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed March 16, 2021 and incorporated by reference)

10.18

Agreement dated May 6, 2021, between InPoint JPM Loan LLC, a Delaware limited liability company, and InPoint Commercial Real Estate Income, Inc. and JPMorgan Chase Bank, National Association, a national banking association, extending the maturity date of the Master Repurchase Agreement and reaffirming the Guarantee of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on May 12, 2021 and incorporated by reference)

10.19

Expense Limitation Agreement made as of July 1, 2021 by and among InPoint Commercial Real Estate Income, Inc., Inland InPoint Advisor, LLC, and SPCRE InPoint Advisors, LLC (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed July 8, 2021 and incorporated by reference)

10.20

Underwriting Agreement, dated September 15, 2021, by and between the Company, the Operating Partnership, the Advisor and Raymond James & Associates, Inc. (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed September 16, 2021 and incorporated by reference)

10.21

Master Participation Agreement, dated as of November 15, 2021, by and among InPoint REIT Operating Partnership, LP, and American Family Life Assurance Company of Columbus (filed as Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K filed March 11, 2022 and incorporated by reference)

10.22*

Amendment Nos. 1 through 4 to Master Repurchase Agreement, dated as of February 15, 2018, by and among Column Financial, Inc., as administrative agent, Credit Suisse AG, acting through its Cayman Islands Branch, Alpine Securitization LTD, and InPoint CS Loan, LLC

21.1	List of Subsidiaries of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 21.1 to Registrant’s Annual Report on Form 10-K filed on March 11, 2022 and incorporated by reference)

23.1*	Consent of KPMG LLP

23.2*	Consent of Independent Valuation Advisor

23.3	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

Exhibit Number	Description

23.4	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included in the signature page to the Registrant’s Registration Statement on Form S-11 filed March 22, 2019 and incorporated by reference)

*	Filed herewith.
+	Certain identified confidential information has been redacted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, State of Illinois on April 11, 2022.

InPoint Commercial Real Estate Income, Inc.

BY:	/s/ Mitchell A. Sabshon
Mitchell A. Sabshon
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on April 11, 2022.

Signature	Title
/s/ Mitchell A. Sabshon	Chairman of the Board and Chief Executive Officer (principal executive officer)
Mitchell A. Sabshon

*	President and Director
Donald MacKinnon

/s/ Catherine L. Lynch	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
Catherine L. Lynch

*	Director
Norman A. Feinstein

*	Director
Cynthia Foster Curry

*	Director
Robert N. Jenkins

* By:	/s/ Mitchell A. Sabshon
Mitchell A. Sabshon
Attorney-in-fact